Exhibit 10.1

EXECUTION COPY

A M O N G :

COGNOS INCORPORATED

as Canadian Borrower

and

COGNOS CORPORATION

as US Borrower

and

THE INSTITUTIONS NAMED HEREIN AS CANADIAN LENDERS

and

THE INSTITUTIONS NAMED HEREIN AS US LENDERS

and

TD SECURITIES

BANK OF AMERICA, NATIONAL ASSOCIATION

as Co-Lead Arrangers and Joint Bookmanagers

and

THE TORONTO-DOMINION BANK

as Canadian Administration Agent

and

TORONTO DOMINION (TEXAS) LLC

as US Administration Agent

CREDIT AGREEMENT

September 28, 2007

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

CREDIT AGREEMENT

THIS AGREEMENT is made as of September 28, 2007

AMONG:

COGNOS INCORPORATED

as Canadian Borrower

- and -

COGNOS CORPORATION

as US Borrower

- and -

THE INSTITUTIONS NAMED HEREIN AS CANADIAN LENDERS

- and -

THE INSTITUTIONS NAMED HEREIN AS US LENDERS

- and -

THE TORONTO-DOMINION BANK

as Canadian Administration Agent

- and -

TORONTO DOMINION (TEXAS) LLC

as US Administration Agent

BACKGROUND:

The Borrowers have requested the Lenders to make a USD200,000,000 five-year committed revolving term credit facility available to them and the Lenders have agreed to do so for the purposes and on the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the mutual obligations contained herein and for other consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1 General Definitions. Unless the context otherwise requires, in this Agreement:

“Acceptance” means a Draft issued by Cognos, accepted by a Canadian Lender and issued for value pursuant to this Agreement.

“Acceptance Proceeds” means the cash proceeds realized on the issuance and sale of an Acceptance pursuant to this Agreement before deduction of the Stamping Fee.

“Adjusted Interest Expense” for any Test Period means the total consolidated interest expense and financing charges of Cognos and its Subsidiaries on Adjusted Total Debt for that Test Period.

“Adjusted Total Debt” means Total Debt less:

(a) the actual consolidated cash, cash equivalents and short term investments (defined as per US GAAP) held by Cognos and its Wholly-Owned Subsidiaries in the countries specified in Schedule 9, and by any other Wholly-Owned Subsidiaries as acquired or established by Cognos in any other country from time to time, subject to the consent of the Canadian Agent, which consent shall not be unreasonably withheld;

and further less:

(b) the lesser of (A) USD25,000,000 and (B) the sum of the following amounts (to the extent included in Total Debt): (1) the aggregate amount of all Bank Guarantees, (2) the aggregate amount of all PMSI Debt and (3) the aggregate amount of all Other Guarantees; where Bank Guarantee, PMSI Debt and Other Guarantees have the respective defined meanings assigned to them in the definition of Debt.

“Adjusted Total Debt/EBITDA Ratio” for any Test Period means the ratio of (i) Adjusted Total Debt as at the end of such Test Period to (ii) EBITDA for that Test Period.

“Advance” means any amount of money or credit advanced, deemed advanced or to be advanced (as the context requires) by a Relevant Lender or the Relevant Lenders to a Relevant Borrower pursuant to this Agreement, whether by way of loan (including overdraft) or acceptance of Drafts, or any relevant portion thereof (as the context requires), or issue of a Standby Instrument.

“Affected Lender” is used with the defined meaning assigned in Section 9.4, 9.5, 9.6 or 9.7.

“Affiliate” in relation to any person (the “relevant party”) means any other person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the relevant party, and, with respect to Cognos, shall include any person beneficially owning or holding, directly or indirectly, a majority of any class of voting or equity interests of Cognos or any Subsidiary or any person of which Cognos and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, a majority of any class of voting or equity interests. Unless the context otherwise clearly requires, each reference elsewhere in this Agreement to an “Affiliate” without further qualification shall mean an Affiliate of Cognos.

“Agency Fee Agreement” means the agency fee agreement of even date herewith between the Borrowers and the Agents providing for the payment of certain agency fees to the Agents.

“Agents” means the Canadian Agent and the US Agent.

“Agreement” means this credit agreement.

“Applicable Law” means any international treaty, any treaty with first nations peoples, any domestic or foreign constitution or any multinational, federal, provincial, territorial, state, municipal, county or local statute, law, ordinance, code, rule, regulation or Order (including any consent decree or administrative Order), applicable to, or any guideline or policy or Authorization of any governmental authority, arbitrator or alternative dispute resolution authority having jurisdiction with respect to any specified person, property, transaction or event or any of such person’s assets and any judgment, Order or award in any proceeding to which the person in question is a party or by which such person or any of its assets is bound.

“Applicable Margin” means, at any particular time, the applicable interest rate margin or fee rate, as the case may be, expressed as a percentage rate per annum, determined in accordance with the table set forth below, by reference to the most recent Compliance Certificate provided by Cognos to the Canadian Agent, with changes thereto to take effect in the manner set forth in Subsection 9.1.6.

Adjusted Total Debt / EBITDA Ratio	Floating Rate Loans	Standby Instruments and Fixed Rate Advances	Standby Fee
<1.0:1	0	0.45%	0.10%
> 1.0:1 and < 2.0:1	0	0.60%	0.125%
> 2.0:1	0	0.75%	0.15%

“Approved Fund” means any person (other than an individual) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Auditors” means the firm of Ernst & Young LLP or any other nationally recognized firm of chartered accountants as Cognos may designate from time to time as its auditors.

“Authorization” means any authorization, approval, consent, exemption, licence, permit, franchise or no-action letter from any governmental authority having jurisdiction with respect to any specified person, property, transaction or event, or with respect to any of such person’s assets.

“Availability Period” of any Relevant Credit Facility means the period from and including the Closing Date to but excluding the first to occur of (i) the cancellation of the entire Relevant Total Commitment under that Relevant Credit Facility and (ii) the Maturity Date.

“BA Equivalent Advance” has the defined meaning assigned to it in Section 6.11.

“BA Reference Rate” for any Term of any Borrowing by way of Acceptances means (i) for each Canadian Lender that is a Schedule I Canadian chartered bank and not a Non-Acceptance Lender, CDOR for that Term and (ii) for each Canadian Lender that is not a Schedule I Canadian chartered bank, or is a Non-Acceptance Lender, (A) CDOR plus seven-tenths of one percent (0.07%) per annum or, if such Lender provides such quotations and it is less than the rate determined pursuant to clause (A), (B) the interbank bid rate (rounded up, if necessary, to be expressed to three (3) decimal places) quoted by such Canadian Lender as being the rate at which that Canadian Lender was receiving bids (which it was prepared to accept) to sell bankers’ acceptances of the specified maturity issued by that Canadian Lender in the relevant Canadian money markets as of 10:00 a.m. on such day or the preceding Business Day if that day is not a Business Day.

“Borrowers” means Cognos and the US Borrower.

“Borrowers’ Counsel” means (i) in the Province of Ontario, Bennett Jones LLP, (ii) in the State of Massachusetts, Bingham McCutchen LLP, and (iii) each additional or replacement legal counsel of recognized local standing as Cognos may designate from time to time as its legal counsel.

“Borrowing” means a Conversion, Drawdown or Rollover, as the context requires.

“Borrowing Date” means a Conversion Date, Drawdown Date or Rollover Date, as the context requires.

“Borrowing Request” means a duly completed and signed notice from the Relevant Borrower, in the form of Schedule 2 (or in such other form to substantially the same effect as the Relevant Agent or Relevant Swing Line Lender may accept) requesting a Borrowing.

“Business Day” means (i) in respect of (A) any day on which any notice is to be given by or to the Canadian Agent, (B) any day on which a payment or Borrowing denominated in Canadian Dollars is due to be made or (C) any other matter not referred to in Clause (ii) or (iii) of this definition, a day which is not a Saturday or Sunday on which banks are generally open for commercial lending and foreign exchange business in Toronto, Canada, (ii) in respect of any day on which (A) any notice is to be given by or to the US Agent or (B) a payment or Borrowing denominated in US Dollars is due to be made, a New York Banking Day and (iii) in respect of any determination of LIBOR, a London Banking Day.

“Canadian Agent” means The Toronto-Dominion Bank acting in its capacity as Canadian administration agent under this Agreement for and on behalf of itself and the other Senior Lenders, and not in its individual capacity as a Lender, or (as the context requires) any replacement for such Canadian administration agent that is appointed pursuant to Subsection 16.15.1.

“Canadian Agent’s Accounts” means such accounts of the Canadian Agent maintained at such office and marked to such reference as the Canadian Agent shall notify to each of the Canadian Lenders and Cognos from time to time as being the accounts to which payments and transfers to the Canadian Agent pursuant to this Agreement are to be made.

“Canadian Dollars” and the symbol “CAD” each means the lawful currency of Canada.

“Canadian Facility” means the Canadian Revolving Facility or Canadian Swing Line, as the context requires.

“Canadian Lender” means a Canadian Revolving Lender or the Canadian Swing Line Lender, as the context requires.

“Canadian Prime Rate” on any day means the variable nominal interest rate equal on such day to the percentage rate per annum determined by the Canadian Agent (rounded up, if necessary, to be expressed to three (3) decimal places) to be the greater of (i) the rate of interest which the Canadian Reference Lender establishes at that time as the reference rate of interest for determination of the interest rates it will charge for commercial loans made in Canadian Dollars in Canada and which it refers to as its prime rate (or its equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the one month CDOR is equivalent plus (B) three-quarters of one percent (0.75%).

“Canadian Prime Rate Loan” means an Advance made under a Canadian Facility by way of loan in Canadian Dollars upon which the interest rate shall be calculated in accordance with the applicable provisions of this Agreement with reference to the Canadian Prime Rate.

“Canadian Reference Lender” means The Toronto-Dominion Bank acting in its capacity as a reference bank under this Agreement with respect to the Canadian Facilities or any replacement such reference bank appointed pursuant to Subsection 16.15.2.

“Canadian Revolving Commitment” of any Canadian Lender means the maximum portion of the Canadian Revolving Facility which such Canadian Lender has agreed to make available to Cognos as set out opposite its name under the “Canadian Revolving Commitment” column in Schedule 1, or as set forth in any Loan Transfer Agreement, as such amount may be changed from time to time pursuant to the provisions of this Agreement, including pursuant to Section 10.4.

“Canadian Revolving Facility” means the credit facility established in favour of Cognos under Article 2.

“Canadian Revolving Lender” means (i) each person listed as a Canadian Lender in Schedule 1 with a Canadian Revolving Commitment and (ii) each immediate and subsequent Transferee of each person referred to in Clause (i) of this definition relative to its rights and obligations as a Canadian Revolving Lender under the Canadian Revolving Facility.

“Canadian Swing Line” means the credit facility established in favour of Cognos under Article 3.

“Canadian Swing Line Commitment” means the maximum amount of the Canadian Swing Line which the Canadian Swing Line Lender has agreed to make available to Cognos pursuant to the Canadian Swing Line as set out opposite its name under the “Canadian Swing Line Commitment” column in Schedule 1, as such amount may be changed from time to time pursuant to the provisions of this Agreement, including pursuant to Section 10.4.

“Canadian Swing Line Lender” means (i) The Toronto-Dominion Bank acting in its capacity as the Canadian swing line lender under the Canadian Swing Line through its designated lending office located in Toronto or (ii) any immediate or subsequent Transferee of The Toronto-Dominion Bank relative to its rights and obligations as such Canadian swing line lender.

“Cancellation Notice” means a duly completed and signed notice from Cognos to the Canadian Agent in the form of Schedule 3 (or such other form to substantially the same effect as the Canadian Agent may accept).

“Capital Stock” means, with respect to any person that is an artificial entity, any and all shares, units, participations or other equivalent interests (corporate, member, partnership, trust, joint venture or other, however designated, whether voting or non-voting) in the equity of such person, whether now outstanding or issued after the Closing Date.

“CDOR” in relation to any Term of any issue of Acceptances or in determining one month CDOR in the definition of Canadian Prime Rate (the “Relevant Period”) means:

(a)	the applicable Screen Rate; or

(b)

(if no Screen Rate is available for determining CDOR) the bid rate (rounded up, if necessary to be expressed to three decimal places) as supplied to the Canadian Agent at its request by the Canadian Reference Lender, as of 10:00 a.m. on the first day of such Relevant Period or the preceding Business Day if such day is not a Business Day for the discount of bankers’ acceptances issued by the Canadian Reference Lender for such Relevant Period.

“Certificate” from any person means a written certificate of the person signed by a Senior Officer of that person.

“Change in Law” means (i) the adoption of any Applicable Law after the date of this Agreement, (ii) any change in any Applicable Law or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (iii) compliance by any Senior Lender (or, for the purposes of Section 9.4 or 9.6, by any Lending Office of such Senior Lender or by such Senior Lender’s Holding Company, if any) with any request, guideline or directive (whether or not having the force of law, but if not having the force of law, only if such would generally be complied with by reputable financial institutions) of any governmental authority made or issued after the date of this Agreement.

“Change of Control” means (i) the US Borrower ceases to be a Wholly-Owned Subsidiary of Cognos unless the US Borrower ceases to be a Borrower under the US Credit Facilities before same occurs in accordance with Subsection 10.3.2 or (ii) any person or a combination of persons acting jointly or in concert become entitled to vote more than 50% of the Capital Stock having ordinary voting power for the election of the directors of Cognos (other than the creation of a Holding Company or similar transaction that does not involve a change in the ultimate beneficial ownership or Control of Cognos on a fully diluted basis).

“Closing Date” means the date on which the Canadian Agent confirms to Cognos and the Lenders that each of the conditions precedent to closing set out in Section 11.1 have been met or (to the extent not met) been waived by the Lenders to permit closing to occur.

“Cognos” means Cognos Incorporated, existing as at the date hereof as a corporation incorporated under the federal laws of Canada.

“Cognos Accounts” in relation to any Drawdown made by Cognos means such accounts of Cognos as Cognos shall designate in the Borrowing Request for that Drawdown as being the accounts to which the proceeds of such Drawdown are to be transferred.

“Commitment” means Canadian Revolving Commitment, Canadian Swing Line Commitment, US Revolving Commitment or US Swing Line Commitment, as the context requires.

“Compliance Certificate” in respect of a Test Period means a duly completed and signed Certificate of Cognos substantially in the form attached as Schedule 5 (or in such other form to substantially the same effect as the Canadian Agent may accept) setting out, among other things, a statement for that Test Period of the calculations of the financial tests set out in Section 14.3.

“Constitutional Documents” means the articles (or certificate of incorporation) or other equivalent documents governing the incorporation or formation, capacity, powers and affairs of that person; together, in each case, with the by-laws or other equivalent documents regulating the relevant person.

“Control”, “Controls” and “Controlled” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting Capital Stock, by contract or otherwise.

“Conversion” means a conversion of a Loan or an Acceptance pursuant to Section 7.1.

“Conversion Date” means any day on which a Conversion takes place.

“Courts of Primary Jurisdiction” or “COURTS OF PRIMARY JURISDICTION” means any of the courts referred to in Subsection 17.16.1(a).

“Credit Amount” when used in relation to any outstanding Advance at any time means (i) the Equivalent Amount in US Dollars of its aggregate face amount if it is an issue of Acceptances, (ii) the Equivalent Amount in US Dollars of its outstanding principal balance if it is a Canadian Prime Rate Loan, (iii) the Equivalent Amount in US Dollars of its Standby Instrument Exposure if it is a Standby Instrument denominated in any currency other than US Dollars, (iv) its outstanding principal balance if it is a Libor Loan, US Base Rate Loan or US Prime Rate Loan, and (v) its Standby Instrument Exposure if it is a Standby Instrument denominated in US Dollars.

“Credit Facility” means the Canadian Revolving Facility, Canadian Swing Line, US Revolving Facility or US Swing Line, as the context requires.

“Debt” means, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness for the deferred purchase price of property and related services provided (for greater certainty, excluding trade payables), (iii) amounts (actual or contingent) payable in respect of any bank guarantee, letter of credit or standby (as defined in ICC International Standby Practices – ISP98) (“Bank Guarantees”), (iv) indebtedness for purchase money obligations and capital leases (“PMSI Debt”), (v) subordinated indebtedness (for greater certainty, excluding trade payables), (vi) in the case of the Borrowers, all indebtedness owing under the Credit Facilities, (vii) the face amount of any bankers’ acceptances or of any similar instruments not relating to the Credit Facilities, and (viii) all direct or indirect guarantees and indemnities which in any way assure a creditor against loss in respect of any indebtedness of any other person referred to above (“Other Guarantees”), excluding, however, the USD25,000,000 continuing guarantee issued by Cognos in favour of Bank of America, National Association to guarantee cash management liabilities of Cognos and/or its Subsidiaries or any similar guarantee or guarantees of equivalent dollar value granted by Cognos in substitution or replacement thereof or in connection with any new, but similar in scope and purpose, cash management arrangements with one or more financial institutions.

“Default” means an event which has occurred or a fact or condition which exists which, with the giving of notice or lapse of time or any combination thereof, could reasonably be expected to result in or constitute an Event of Default.

“Default Rate” means the rate of interest payable pursuant to Subsection 9.1.5.

“Discount Note” means a non-interest-bearing promissory note (within the meaning of the Bills of Exchange Act (Canada)) or depository note (within the meaning of the Depository Bills and Notes Act (Canada)) denominated in Canadian Dollars issued by Cognos to a Non-Acceptance Lender to evidence a BA Equivalent Advance.

“Draft” means a blank non-interest bearing bill of exchange (within the meaning of the Bills of Exchange Act (Canada)) or a blank depository bill (within the meaning of the Depository Bills and Notes Act (Canada)), as applicable, drawn by Cognos, made payable to Cognos, bearer or a clearing house bearing such distinguishing letters and numbers and being in such form as each Canadian Lender may require.

“Drawdown” means a new Advance which is not derived from a Conversion or Rollover.

“Drawdown Date” means any day on which a Drawdown takes place.

“EBITDA” in relation to any Person means consolidated net income of that Person (in accordance with US GAAP), before Adjusted Interest Expense, taxes, depreciation and amortization and other non-cash expenses, adjusted to exclude all extraordinary and other non-recurring items, stock option expense, goodwill and intangible asset write downs, in-process research & development write-offs and losses and gains on the repurchase or redemption of any securities; provided that, in determining such EBITDA, (i) the EBITDA of any Subsidiary acquired by that Person during that Test Period shall be included in the EBITDA of that Person on a pro forma basis for that Test Period (assuming such acquisition occurred on the first day of that Test Period) and (ii) the EBITDA of any Subsidiary disposed of by that Person during that Test Period shall be excluded from the EBITDA of that Person on a pro forma basis for that Test Period (assuming such disposition occurred on the first day of that Test Period). Unless expressly provided otherwise, each reference elsewhere in this Agreement to “EBITDA” shall mean EBITDA of Cognos.

“Eligible Canadian Lender” means a person that is (i) not a non-resident of Canada within the meaning of the Income Tax Act (Canada), (ii) an “authorized foreign bank” that is entering into this Agreement and receiving all payments from Cognos under the Canadian Facilities in respect of its “Canadian banking business” as both such terms are defined for the purposes of the Income Tax Act (Canada) or (iii) entitled to receive payments from Cognos under the Canadian Facilities without deduction or withholding of any Canadian federal income taxes.

“Eligible US Lender” means a person that is (i) incorporated or organized under the laws of the United States or any State thereof or (ii) entitled to receive payments from the US Borrower under the US Facilities without deduction or withholding of any United States federal income taxes.

“Environment” means the ambient air, all layers of the atmosphere, surface, water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and includes indoor spaces.

“Environmental Laws” means all Applicable Laws relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, release, deposit, discharge, leakage, emitting, adding, spraying, injecting, spilling, seepage, pouring, emptying, throwing, dumping, placement, destruction, packaging, containment, transport, handling, clean-up or other remediation or corrective action of any Hazardous Substances.

“Equivalent Amount” on any date means the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate. For the purposes of this definition, “Spot Rate” as at any date with respect to the conversion of an amount in one currency (the “original currency”) to another currency (the “other currency”) means the Bank of Canada noon rate of exchange on the immediately preceding Business Day for the purchase of such original currency with such other currency (and if neither currency is Canadian Dollars, purchasing Canadian Dollars first with such other currency and using the Canadian Dollars purchased to purchase the original currency).

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States and the applicable regulations promulgated thereunder.

“ERISA Affiliate” means any person that for the purposes of Title IV of ERISA is a member of Cognos’ controlled group, or under common control with Cognos, within the meaning of Section 414 of the US Internal Revenue Code.

“ERISA Event” means: (i) (A) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation, or (B) the provisions of paragraph (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are applicable with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days, (ii) the provision by the administrator of any Plan of a notice of intent to terminate such

Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (iii) the cessation of operations by Cognos or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA, (iv) the withdrawal by Cognos or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (v) the withdrawal of any Borrower, of any Guarantor or of any of their ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4241 or 4245 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Borrower or any Guarantor or any of its ERISA Affiliates of notice from any Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (vi) the failure by Cognos or any ERISA Affiliate to make a payment to a Plan described in Section 302(f)(1)(A) of ERISA, (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (viii) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

“Event of Default” means any default, breach, failure, event, state or condition described in Section 15.1. An Event of Default which occurs or exists at any time shall be deemed to be continuing at all times thereafter unless it is expressly waived in writing by the Required Lenders, whether or not the default, breach, failure, event, state or condition that gave rise to such Event of Default is remedied at any time after the Event of Default occurs.

“Excluded Taxes” shall mean, in relation to any Senior Lender, those Taxes which are imposed or levied by any jurisdiction or any political subdivision thereof:

(a)

on or measured by the overall net income of such Lender or its applicable lending branch or any Affiliate thereof, and all franchise taxes, branch taxes, capital taxes imposed in lieu of income taxes or taxes on doing business imposed on any Lender or its applicable Lending Office or any Affiliate thereof, as a result of such Lender (i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized under the laws of such jurisdiction or any political subdivision thereof, or (iii) being or being deemed to be resident or domiciled in such jurisdiction for income tax purposes, other than by reason only of the execution, delivery, receipt of payments under or enforcement of this Agreement;

(b)	in the case of a Canadian Lender, by reason of such Lender not dealing at arm’s length (as such term is interpreted for purposes of the Income Tax Act (Canada)) with the Borrowers; or

(c)	in the case of a Canadian Lender, which would not have been imposed had such Lender satisfied a relevant authority that such Lender was not a person mentioned in clause (a) or (b) above.

“Federal Funds Rate” means on any day and for any period the percentage rate per annum determined by the Relevant Agent for each day during such period to be equal to the weighted average (rounded up, if necessary, to be expressed to three (3) decimal places) of the interest rates on overnight federal funds transactions with members of the US Federal Reserve System arranged by federal funds brokers, as published for such day (or for the preceding New York Banking Day, if such day is not a New York Banking Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a New York Banking Day, the average (rounded up, if necessary, to be expressed to three (3) decimal places) of the quotations at approximately 10:00 a.m. (New York City time) on such day (or on the preceding New York Banking Day, if such day is not a New York Banking Day) on such transactions received by the Relevant Agent from three federal funds brokers of recognized standing selected by the Relevant Agent.

“Fees” means Stamping Fees, Standby Fees, Standby Instrument Fees, fees payable under the Agency Fee Agreement and any other fees payable by either Borrower pursuant to or otherwise in respect of this Agreement.

“Fiscal Quarter” means one of the four (4) three-month accounting periods of Cognos comprising a Fiscal Year.

“Fiscal Year” means the 12 month accounting period of Cognos which, as at the date hereof, ends on the last day of February of each calendar year.

“Fixed Rate” means LIBOR or Reserve Adjusted Libor, as the context requires.

“Fixed Rate Advance” means an issue of Acceptances or a Libor Loan, as the context requires.

“Floating Rate” means the Canadian Prime Rate, US Prime Rate or US Base Rate, as the context requires.

“Floating Rate Loan” means a Canadian Prime Rate Loan, US Prime Rate Loan or US Base Rate Loan, as the context requires.

“Guarantee” means (i) a guarantee of the Loan Obligations of a Borrower duly completed and signed by the other Borrower or (ii) a guarantee of the Loan Obligations of each Borrower duly completed and signed by a Subsidiary, as the case may be; in each case in favour of, inter alia, the Senior Lenders substantially in the form agreed by the parties.

“Guarantors” at any time means (i) the Borrowers and (ii) each other Subsidiary that has issued a Guarantee pursuant to Section 12.1.

“Hazardous Substances” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holding Company” of any person that is an artificial entity means another person that Controls that person.

“ICC Rules” in relation to any Standby Instrument means the rules referred to in clause (a) or (b) of Subsection 8.4.2 incorporated by reference into such Standby Instrument.

“Income Taxes” means taxes based on or measured by income or profit of any nature or kind, including Canadian federal and provincial income taxes, U.S. federal, state and local income taxes and similar such taxes imposed by any foreign jurisdiction (including any union of nations).

“Insolvency Event” in relation to any person means such person (i) becomes insolvent or generally unable to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) becomes subject to the appointment of a receiver or trustee for it or for all or any substantial part of its property, (iv) becomes subject to any proceedings relating to it under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect; provided that, if such proceedings are commenced by another person, such proceedings shall only constitute an Insolvency Event if (A) such appointment or proceedings are not being diligently defended or (B) such appointment or proceedings have not been discharged, vacated or stayed within 45 days after commencement, or (C) any relief sought in such proceedings is granted, or (v) takes any corporate or equivalent action to authorize any of the above.

“Insolvency Proceeding” in relation to any person means any proceeding before any court or other applicable governmental authority seeking any order, judgment, award or declaration which if granted, would constitute an Insolvency Event in relation to such person.

“Interest Payment Date” means:

(a)

with respect to each Floating Rate Loan, or any amount on which interest is payable with reference to a Floating Rate, and any period of time elapsed in any calendar month, the third (3rd) Business Day of the immediately following calendar month; and

(b)

with respect to each Libor Loan, or any amount on which interest is payable with reference to a Fixed Rate, the last day of each Interest Period applicable to it and, with respect to each Interest Period longer than three (3) months, each day that falls every three (3) months after the commencement of that Interest Period (or the next following Business Day, if any such day is not a Business Day) during that Interest Period.

“Interest Period” for any Libor Loan means the period of one (1), two (2), three (3) or six (6) months, as selected by a Borrower in a Borrowing Request commencing on each Borrowing Date of such Libor Loan; provided that, (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention and (ii) a Borrower may not select an Interest Period that expires after the Maturity Date.

“Issuing Bank” in relation to a Standby Instrument means the Lender that issued, was deemed to have issued or is to issue (as the context requires) that Standby Instrument pursuant to this Agreement.

“Lender” means a Canadian Lender or US Lender, as the context requires.

“Lenders’ Counsel” means (i) in the Province of Ontario, the firm of Fasken Martineau DuMoulin LLP, (ii) in the State of New York, Weil, Gotshal & Manges, LLP and (iii) such replacement or additional firm as the Canadian Agent may designate from time to time as the Lenders’ legal counsel.

“Lending Office” of a Relevant Lender means the office of that Relevant Lender which that Relevant Lender notifies to the Relevant Agent from time to time as being the office to and from which notices and payments to and by it are to be made pursuant to this Agreement.

“LIBOR” in relation to any Interest Period for any Libor Loan means:

(a)	the applicable Screen Rate; or

(b)

(if no Screen Rate is available for that Interest Period) the rate (rounded upwards to be expressed to three decimal places) as supplied to the Relevant Agent at its request quoted by the Relevant Reference Lender to leading banks in the London interbank market, as of 11:00 a.m. (London time) on the Quotation Date of that Interest Period for the offering of deposits in US Dollars and for a period comparable to that Interest Period.

“Libor Loan” means an Advance made by way of a loan in United States Dollars under a Credit Facility upon which interest shall be calculated in accordance with the applicable provisions of this Agreement with reference to LIBOR, including Reserve Adjusted LIBOR.

“Lien” means (i) any right of set-off intended to secure the payment or performance of an obligation, (ii) any interest in property created by way of mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, hire purchase agreement, conditional sale agreement, title retention, capital lease, sale and lease-back transaction or discount, factoring or securitization arrangement on recourse terms, (iii) any statutory deemed trust or lien, (iv) any preference, priority, adverse claim, levy, execution, seizure, attachment, garnishment or other encumbrance which binds property and (v) any agreement to grant any of the rights or interests described in Clauses (i) to (iii) of this definition.

“Loan” means a Libor Loan or Floating Rate Loan, as the context requires.

“Loan Documents” means, collectively, this Agreement, the Agency Fee Agreement and each Guarantee and each other document delivered to or for the benefit of the Senior Lenders pursuant to or otherwise in connection with any of this Agreement, the Agency Fee Agreement and each Guarantee.

“Loan Obligations” means the obligations of each Obligor owing to the Senior Lenders incurred under or pursuant to this Agreement or any other Loan Document, and any item or part of any thereof. For certainty, “Loan Obligations” shall include interest accruing subsequent to the commencement of, or which would have accrued but for the commencement of, any Insolvency Proceeding in accordance with and at the rate specified (including the Default Rate to the extent lawful) herein or in another applicable Loan Document, whether or not such interest is an allowable claim in such Insolvency Proceeding.

“LOAN RELATED AGREEMENTS” and “Loan Related Agreements” have the defined meaning assigned to “LOAN RELATED AGREEMENTS” in Subsection 17.16.1.

“Loan Transfer Agreement” has the defined meaning assigned in Subsection 17.11.4.

“London Banking Day” means a day on which dealings in US Dollar deposits by and between banks may be transacted in the London interbank market.

“Majority Lenders” at any time means a Lender or Lenders whose Commitments collectively (i) amount to at least sixty-six and two-thirds of one percent (66- 2/3%) of the Total Commitment then in effect if not all of the Commitments have been cancelled at that time or (ii) amounted to at least sixty-six and two-thirds of one percent (66- 2/3%) of the Total Commitment in effect immediately before all the Commitments were cancelled if all the Commitments have been cancelled at that time.

“Material Adverse Effect” means, for all purposes of this Agreement, a material adverse effect on (i) the business, property, operations or financial condition of Cognos and its Subsidiaries, taken as a whole, (ii) the ability of any Obligor to perform its obligations under the Loan Documents to which it is party or (iii) the legality, validity or enforceability of any of the Loan Documents or the rights of any of the Senior Lenders thereunder.

“Maturity Date” means the fifth (5th) anniversary of the Closing Date or the immediately following Business Day if such anniversary is not a Business Day.

“Modified Following Business Day Convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day so that such relevant date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that relevant date will be the first preceding day that is a Business Day.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Cognos or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Cognos or any ERISA Affiliate and at least one Person other than Cognos and the ERISA Affiliates or (ii) was so maintained and in respect of which Cognos or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Acceptance Proceeds” means the cash proceeds realized on the issuance and sale of an Acceptance pursuant to this Agreement after deduction of the Stamping Fee.

“New York Banking Day” means a day which is not a Saturday or a Sunday or a legal holiday under the laws of the State of New York and on which banks generally are open for the conduct of commercial lending and foreign exchange business in New York City.

“Non-Acceptance Lender” has the defined meaning assigned to it in Section 6.11.

“Note” is used with the defined meaning assigned in Subsection 17.7.2.

“Obligor” means a Borrower or Guarantor, as the context requires.

“Order” means any order or directive, direction or request of any governmental authority, arbitrator or other alternative dispute resolution authority of competent jurisdiction.

“Participant” has the defined meaning assigned in Subsection 17.11.3.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 of the United States and all other laws and regulations relating to money-laundering and terrorist activities.

“Period End Date” means the last day of an Interest Period or of the Term of an Acceptance, as the context requires.

“Permitted Liens” means:

(a)	Statutory Prior Liens; provided that, the Statutory Prior Claims secured thereby are not yet delinquent (taking into account any relevant grace periods);

(b)

liens for assessments or governmental charges or levies which are not delinquent (taking into account any relevant grace periods) or, if overdue, the validity or amount of which is being contested in good faith by appropriate proceedings and in respect of which adequate reserves in accordance with US GAAP have been recorded on the consolidated balance sheet of Cognos;

(c)

construction, mechanics’, carriers, warehousemen’s, storage, repairers’ and materialmen’s Liens but only if the obligations secured by such liens are not due and delinquent and no Lien has been registered against title to any Business assets of Cognos or any Subsidiary or if a Lien has been registered, same is being defended in good faith by appropriate proceedings and in respect of which adequate reserves in accordance with US GAAP have been recorded on the consolidated balance sheet of Cognos;

(d)	easements, encroachments, rights of way, servitudes, restrictive covenants or other similar rights in land granted to or reserved by other persons,

rights of way for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which easements, encroachments, rights of way, servitudes, restrictive covenants, other similar rights and restrictions do not, in the aggregate, materially impair the conduct of the business of Cognos or any Subsidiary;

(e)

the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown in right of Canada or any province or territory thereof, the United States or any other foreign jurisdiction or political subdivision of any thereof;

(f)

title defects or irregularities which are of a minor nature and which do not in the aggregate materially detract from the value of the assets of Cognos or any Subsidiary, as applicable, encumbered thereby or materially interfere with the use thereof in the operation of the business of Cognos or any Subsidiary, as applicable;

(g)

Liens incidental to the conduct of the business or the ownership of the assets of Cognos or any Subsidiary, as applicable, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (including the unpaid purchase price of goods, other assets or properties, or services), and which do not in the aggregate materially detract from the value of the assets of Cognos or any Subsidiary, as applicable, encumbered thereby or materially interfere with the use thereof in the operation of the business of Cognos or any Subsidiary, as applicable;

(h)

Liens, charges or other security interests given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority; provided that, such Liens do not in the aggregate materially detract from the value of the assets of Cognos or any Subsidiary, as applicable, or materially interfere with the use thereof in the operation of the business of Cognos or any Subsidiary, as applicable;

(i)

servicing agreements, development agreements, site plan agreements, facilities sharing agreements, cost sharing agreements and other similar agreements with governmental or public authorities pertaining to the use or development of any of the assets of Cognos or any Subsidiary, as applicable; provided that, same have been, are, and continue to be complied with in all material respects, including any obligations to deliver letters of credit and other security as required;

(j)

applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon; provided that, such restrictions have been, are, and continue to be complied with;

(k)	any rights of expropriation, access or user or any other similar public rights conferred or vested by or under statutes of Canada or applicable provinces or the United States or applicable states;

(l)

all Liens arising from time to time from or granted under any warehouse, bailment, storage, manufacturing or supply agreement; provided that, such Liens are granted in the ordinary course of business and in the case of supply or manufacturing agreements arise only if Cognos or any Subsidiary, as applicable, fails to perform its obligations thereunder;

(m)

conventional hypothecs of landlords in the Province of Quebec in relation to immoveable property leased by Cognos or any Subsidiary, as applicable, in the Province of Quebec, to the extent only of rental obligations owing under the lease agreement relating to any such immoveable property;

(n)

Liens arising from court or arbitral proceedings; provided that, the claims secured thereby are being contested in good faith by Cognos or the Subsidiary affected thereby, execution thereon has been stayed and continues to be stayed and such Liens do not, in the aggregate, impair the use of any material assets of Cognos or any Subsidiary in the conduct of business of Cognos or any Subsidiary;

(o)	deposits of cash securities in connection with any appeal, review or contestation of any security or Lien, or any matter giving rise to any security or Lien, described in paragraph (n) above;

(p)

any agreement or arrangement pursuant to which Cognos or any Subsidiary pledges cash to any insurer, guarantor or third party contractor, made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than contracts of debt), leases, customs duties and other similar obligations;

(q)

Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of combination of accounts or similar rights in the ordinary course of conducting day-to-day banking business in relation to deposit accounts or other funds maintained with a creditor depository institution (collectively, “Banker’s Liens”); provided that, such Banker’s Liens (A) do not relate to any deposit account that is a dedicated cash collateral account which is subject to restrictions against access by the depositor or account holder, (B) do not relate to any deposit account intended by the depositor or account holder to provide collateral to the depository institution, and (C) are not intended directly or indirectly to secure the payment or performance of Debt or any other obligation;

(r)	the reversionary interests of landlords under operating leases of real property (that are not capital leases and do not create Debt) with Cognos or a Subsidiary as tenant;

(s)

Purchase Money Liens (including Renewals (as defined in paragraph (x) below) thereof), other than capital leases and vendor take-back liens, securing Purchase Money Obligations not exceeding USD25,000,000 (or the Equivalent Amount in other currency) in the aggregate at any time for Cognos and all of its Subsidiaries;

(t)

capital leases (including Renewals thereof) securing capital lease obligations not exceeding USD25,000,000 (or the Equivalent Amount in other currency) in the aggregate at any time for Cognos and all of its Subsidiaries;

(u)

vendor take-back Liens (including Renewals thereof) over any asset purchased securing the unpaid balance of sale of such asset; provided that, the aggregate amount of all such unpaid balances at any time for Cognos and all of its Subsidiaries shall not exceed USD25,000,000 (or Equivalent Amount in other currency);

(v)

Liens over specific assets (as opposed to Liens over all or any substantial part of the assets of Cognos or any Subsidiary) (including Renewals thereof), excluding Capital Stock of Subsidiaries, securing obligations not exceeding USD25,000,000 (or the Equivalent Amount in other currency) in the aggregate at any time for Cognos and all of its Subsidiaries in addition to those Liens permitted by paragraphs (s), (t) and (u);

(w)	such other Liens securing such obligations as may be approved by the Required Lenders from time to time; and

(x)

the extension, renewal or refinancing of any of the Permitted Liens referred to in paragraphs (s), (t), (u), (v) and (w); provided that, (A) such Liens do not extend to any additional assets of Cognos or any Subsidiary, as applicable, (B) the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and (C) the limits referred to in paragraphs (s), (t), (u) and (v) above are observed (“Renewals”).

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Purchase Money Lien” means any Lien securing a Purchase Money Obligation; provided that, (i) the assets encumbered thereby are limited to the assets in respect of which such Purchase Money Obligation was incurred and (ii) such Lien was created at the time of the acquisition of such assets to finance all or any part of the purchase price for such acquisition.

“Purchase Money Obligation” means any Debt representing any unpaid part of, or incurred (by way of creation, issue, guarantee, assumption or otherwise) to provide any part of, the consideration for the acquisition of any assets or the cost of constructing or improving any assets.

“Quotation Date” means, in relation to any period for which an interest or discount rate is to be determined hereunder:

(a)	(if the rate is the BA Reference Rate or CDOR) the first day of that period; or

(b)

(if the rate is LIBOR, including Reserve Adjusted LIBOR) two London Banking Days before the first day of that period, unless market practice changes in the London Interbank Market, in which case the Quotation Day will be determined by the Canadian Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Rateable Share” of any Lender means:

(a)	in relation to any outstanding Advance, or any interest or Fees payable thereon or in relation thereto, the proportion borne by such Lender’s share of the Advance to the full amount of such Advance;

(b)	in relation to any Relevant Revolving Facility, the proportion borne by such Lender’s Commitment under that Relevant Revolving Facility to the Relevant Total Commitment; and

(c)

in relation to any other matter, the proportion borne by (i) the sum of (A) the total sum of all Commitments of such Lender under the Canadian Facilities plus (B) the total sum of all Commitments of such Lender under the US Facilities divided by (ii) the sum of (A) the total sum of all Commitments under the Canadian Facilities plus (B) the total sum of all Commitments under the US Facilities.

“Relevant Agent” means, in relation to any Borrowing, the Agent through whom that Borrowing is, is deemed to be or is to be made (as the context requires) available to the Relevant Borrower in accordance with the provisions of this Agreement.

“Relevant Agent’s Accounts” means the Canadian Agent’s Accounts or US Agent’s Accounts, as the context requires.

“Relevant Borrower” in relation to any Borrowing means the Borrower that delivered the Borrowing Request for that Borrowing to the Relevant Agent or Relevant Swing Line Lender and/or to whom that Borrowing has been, is deemed to have been or is to be made (as the context requires) by the Relevant Lenders or Relevant Lender pursuant to this Agreement.

“Relevant Borrower’s Accounts” means the Cognos Accounts or US Borrower’s Accounts, as the context requires.

“Relevant Credit Facility” means a Relevant Revolving Facility or Relevant Swing Line, as the context requires.

“Relevant Lenders” in relation to any Borrowing means the Lender or Lenders that made, are deemed to have made or are to make (as the context requires) that Borrowing available under this Agreement.

“Relevant Reference Lender” means the Canadian Reference Lender or US Reference Lender, as the context requires.

“Relevant Revolving Facility” means the Canadian Revolving Facility or US Revolving Facility, as the context requires.

“Relevant Revolving Lenders” means the Canadian Revolving Lenders or US Revolving Lenders, as the context requires.

“Relevant Swing Line” means the Canadian Swing Line or US Swing Line, as the context requires.

“Relevant Swing Line Commitment” means the Canadian Swing Line Commitment or US Swing Line Commitment, as the context requires.

“Relevant Swing Line Lender” means the Canadian Swing Line Lender or US Swing Line Lender, as the context requires.

“Relevant Total Commitment” means the Total Canadian Revolving Commitment, Canadian Swing Line Commitment, Total US Revolving Commitment or US Swing Line Commitment, as the context requires.

“Repayment Notice” means a duly completed and signed notice from the Relevant Borrower in the form of Schedule 4 (or such other form to substantially the same effect as the Relevant Agent may accept).

“Required Lenders” means the Majority Lenders, except for those matters specified in Subsections 16.18.2, 16.18.3 and 16.18.4 in which case it means those Senior Lenders stipulated in those Subsections.

“Reserve Adjusted LIBOR” with respect to any Libor Loan under the US Revolving Facility for any Interest Period means the rate determined by the US Agent (rounded up, if necessary, to be expressed to three (3) decimal places) to be the quotient of (i) LIBOR for such Interest Period divided by (ii) 1 minus the Reserve Requirement applicable to such Libor Loan and Interest Period.

“Reserve Requirement” for each Interest Period of each Libor Loan made available under the US Revolving Facility means the average daily maximum aggregate reserve requirements (including all basic, supplemental, marginal, emergency and other reserves) expressed as a decimal, imposed during such Interest Period under the regulations of the Board of Governors of the US Federal Reserve System prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) on member banks of the US Federal Reserve System. Libor Loans under the US Revolving Facility shall be deemed to constitute such “Eurocurrency Liabilities”.

“Revolving Facility” means the Canadian Revolving Facility or US Revolving Facility, as the context requires.

“Rollover” means (i) the continuation on the Period End Date of an outstanding Libor Loan (or a portion thereof) for another Interest Period or (ii) a new issue of Acceptances on the Period End Date of an outstanding issue of Acceptances in an aggregate face amount equal to the aggregate face amount of such outstanding issue of Acceptances (or a portion thereof); provided that, the entire Net Acceptance Proceeds derived from such new issue of Acceptances are used to pay, to the extent thereof, such outstanding issue of Acceptances (or portion thereof, as the case may be).

“Rollover Date” means a Business Day on which a Rollover of all or a portion of a Libor Loan or an issue of Acceptances takes place.

“Sales Taxes” means sales, transfer, turnover or value added taxes of any nature or kind, including Canadian goods and services taxes and federal, state and provincial sales and excise taxes.

“Screen Rate” means (i) in relation to CDOR, the average (rounded up, if necessary, to be expressed to three (3) decimal places) of the Canadian Interbank Bid BA Rates for Canadian dollar denominated bankers’ acceptances and (ii) in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for U.S. Dollars; in each case for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Canadian Agent may specify another page or service displaying the appropriate rate after consultation with Cognos and the Lenders.

“Senior Lenders” means the Agents and the Lenders, or (as the context so admits) each and any of them.

“Senior Officer” of any person means the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, a Senior Vice President, a Vice President, the Secretary or the Controller of such person, or any other representative of such person (including a representative of another person that is managing the business of such person) who performs the function normally expected of an individual holding any of the aforesaid offices, including any trustee of a person that is a trust.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Cognos or an ERISA Affiliate and no person other than Cognos and the ERISA Affiliates or (ii) was so maintained and in respect of which Cognos or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” means, when used with respect to a person, that (i) is incorporated or formed under the laws of a jurisdiction other than Canada or any province or territory thereof, (A) the fair value of the assets of such person (both at fair value and present fair saleable value) is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves), whether or not reflected on a balance sheet prepared in accordance with US GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (B) such person is able to pay its debts or obligations in the ordinary course as they mature and (C) such person does not have unreasonably small capital (or equivalent or like criteria) to carry out its business as conducted and as proposed to be conducted or (ii) is incorporated or formed under the laws of Canada or any province or territory thereof, (A) such person is not for any reason unable to meet its obligations as they generally become due, (B) such person has not ceased paying its current obligations in the ordinary course of business as they generally become due and (C) the aggregate property of such person is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all its obligations, due and accruing due.

“Stamping Fee” means the stamping fee payable to a Canadian Lender on an Acceptance at the time that Acceptance is issued, calculated and payable in the manner provided for in Section 6.7.

“Standby Fee” means standby fee payable under Section 9.2.

“Standby Instrument” means a documentary or trade credit, bank guarantee, standby letter of credit or similar document, as the context requires.

“Standby Instrument Disbursement” means an Advance deemed to be made by an Issuing Bank pursuant Subsection 8.2.4.

“Standby Instrument Fees” means standby instrument fees payable pursuant to and in accordance with Section 8.5.

“Standby Instrument Exposure” in relation to any Standby Instrument at any time means the maximum amount remaining available to be drawn upon under that Standby Instrument at that time.

“Statutory Prior Claims” relative to any person means claims for unpaid wages, vacation pay, worker’s compensation, unemployment insurance premiums, pension plan contributions, employee or non-resident withholding tax source deductions, unremitted Sales Taxes (net of applicable input credits, in the case of goods and services, value-added and similar taxes), customs duties, realty taxes (including utility charges and business taxes which are collectable like realty taxes) or similar statutory obligations secured by a Lien on such person’s assets; and “Statutory Prior Liens” means the Liens securing Statutory Prior Claims.

“Subsidiary” means with respect to any person, any (i) corporation (or foreign equivalent) or (ii) general partnership, limited partnership, trust or limited liability company (or foreign equivalent) (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding Capital Stock having ordinary voting power (irrespective of whether at the time Capital Stock of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Subsidiaries) owned by such person. In the case of a Non-Corporate Entity, a person shall be deemed to have more than 50% of interests having ordinary voting power only if such person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a person solely by reason of such person’s ownership or Control of a general partner, trustee or comparable interests (or foreign equivalent) shall not be deemed to be ‘interests having ordinary voting power”. Unless expressly provided otherwise, each reference elsewhere in this Agreement to a “Subsidiary” without further qualification shall mean a Subsidiary of Cognos.

“Swing Line Commitment” means the Canadian Swing Line Commitment or US Swing Line Commitment, as the context requires.

“Swing Line” means the Canadian Swing Line or US Swing Line, as the context requires.

“Taxes” means all taxes of any kind or nature whatsoever including federal large corporation taxes, provincial capital taxes, realty taxes (including utility charges which are collectible like realty taxes), business taxes, property transfer taxes, Income Taxes, Sales Taxes, customs duties, payroll taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any governmental authority of or within Canada, the United States of America or any other jurisdiction whatsoever having power to tax, together with penalties, fines, additions to tax and interest thereon.

“Term” for any Advance by way of Acceptances means the period of one (1), two (2), three (3) or six (6) months, as selected by Cognos in a Borrowing Request commencing on the Borrowing Date of such Advance; provided that, (i) any Term that would otherwise end on a day which is not a Business Day shall be extended or shortened in accordance with the Modified Following Business Day Convention and (ii) Cognos may not select a Term that expires after the Maturity Date.

“Test Period” at any time means the period of four consecutive Fiscal Quarters then last ended.

“Total Canadian Revolving Commitment” means the total sum of the Canadian Revolving Commitments of the Canadian Revolving Lenders.

“Total Commitment” means the total sum of all the Commitments of all the Lenders.

“Total Debt” means all consolidated Debt of Cognos and its Subsidiaries.

“Total Revolving Commitment” means the sum of the Total Canadian Revolving Commitment and the Total US Revolving Commitment.

“Total US Revolving Commitment” means the total sum of the US Revolving Commitments of the US Lenders.

“Transferee” has the defined meaning assigned in Subsection 17.11.4.

“Type” means, with respect to any Advance, its form as a Canadian Prime Rate Loan, Libor Loan, US Prime Rate Loan, US Base Rate Loan or an issue of Acceptances.

“United States” means the United States of America.

“United States Dollars”, “US Dollars” and the symbol “USD” each means dollars which are the lawful currency of the United States.

“US Agent” means Toronto Dominion (Texas) LLC acting in its capacity as US administration agent under this Agreement for and on behalf of itself and the other Senior Lenders, and not in its individual capacity as a Lender, or (as the context requires) any replacement US administration agent that is appointed pursuant to Subsection 16.15.1.

“US Agent’s Accounts” means such accounts of the US Agent maintained at such office and marked to such reference as the US Agent shall notify to each of the US Lenders and the US Borrower from time to time as being the accounts to which payments and transfers to the US Agent pursuant to this Agreement are to be made.

“US Base Rate” on any day means the variable nominal interest rate equal on such day to the percentage rate per annum determined by the Canadian Agent to be the greater of (i) the rate of interest which the Canadian Reference Lender (rounded up, if necessary, to be expressed to three (3) decimal places) establishes from time to time as the reference rate of interest for determination of the interest rates it will charge for commercial loans made in US Dollars in Canada and which it refers to as its base rate (or any equivalent or analogous such rate) or (ii) the sum of (A) the yearly rate of interest to which the Federal Funds Rate is equivalent plus (B) three quarters of one percent (0.75%).

“US Base Rate Loan” means an Advance made under a Canadian Facility by way of loan in United States Dollars on which interest shall be calculated in accordance with the applicable provisions of this Agreement with reference to the US Base Rate.

“US Borrower” means Cognos Corporation, existing as at the date hereof as a corporation incorporated under the laws of the State of Delaware.

“US Borrower’s Accounts” in relation to any Drawdown made by the US Borrower means such accounts of the US Borrower as the US Borrower shall designate in the Borrowing Request for that Drawdown as being the accounts to which the proceeds of such Drawdowns are to be transferred.

“US Facility” means the US Revolving Facility or US Swing Line, as the context requires.

“US Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“US GAAP” means generally accepted accounting principles in the United States consistent with those applied in the preparation of the audited financial statements of Cognos dated February 28, 2007, subject, however, to the provisions of Section 1.7.

“US Internal Revenue Code” means the Internal Revenue Code of 1986 of the United States.

“US Lender” means a US Revolving Lender or the US Swing Line Lender, as the context requires.

“US Prime Rate” on any day means the variable nominal interest rate equal on such day to the percentage rate per annum determined by the US Agent (rounded up, if necessary, to be expressed to three (3) decimal places) to be the greater of (i) the rate of interest most recently announced by the US Reference Lender at its New York branch as its prime or base rate (or any equivalent or analogous such rate) for US Dollar commercial loans or (ii) the sum of (A) the yearly rate of interest to which the Federal Funds Rate is equivalent plus (B) one-half of one percent (0.5%). The US Prime Rate is not necessarily intended to be the lowest rate of interest charged by the US Reference Lender to its US customers in connection with extensions of credit made by it in its capacity as a lender.

“US Prime Rate Loan” means an Advance made under a US Facility by way of loan in US Dollars on which the interest rate shall be calculated in accordance with the applicable provisions of this Agreement with reference to the US Prime Rate.

“US Reference Lender” means The Toronto-Dominion Bank (or any Affiliate designated by it) acting in its capacity as a reference bank under this Agreement with respect to the US Facilities or any replacement or additional such reference bank appointed pursuant to Subsection 16.15.2.

“US Revolving Commitment” of any Lender means the maximum portion of the US Revolving Facility which such Lender has agreed to make available to the US Borrower as set out opposite its name under the “US Revolving Commitment” column in Schedule 1, or as set forth in any Loan Transfer Agreement, as such amount may be changed from time to time pursuant to the provisions of this Agreement, including pursuant to Section 10.4.

“US Revolving Facility” means the credit facility established in favour of the US Borrower under Article 4.

“US Revolving Lender” means (i) each person listed as a US Lender in Schedule 1 with a US Revolving Commitment and (ii) each immediate and subsequent Transferee of each person referred to in Clause (i) of this definition relative to its rights and obligations as a US Revolving Lender under the US Revolving Facility.

“US Swing Line” means the credit facility established in favour of the US Borrower under Article 5.

“US Swing Line Advance” means an Advance to the US Borrower made pursuant to the US Swing Line.

“US Swing Line Commitment” means the maximum amount of the US Swing Line which the US Swing Line Lender has agreed to make available to the US Borrower pursuant to the US Swing Line as set out opposite its name under “US Swing Line Commitment” in Schedule 1, as such amount may be changed from time to time pursuant to the provisions of this Agreement, including pursuant to Section 10.4.

“US Swing Line Lender” means (i) Toronto Dominion (Texas) LLC acting in its capacity as a swing line lender under the US Swing Line through its designated lending office located in New York City or (ii) any immediate or subsequent Transferee of Toronto Dominion (Texas) LLC relative to its rights and obligations as such US swing line lender.

“US Swing Line Loan” means a Loan owing to the US Swing Line Lender under the US Swing Line.

“Wholly-Owned Subsidiary” of a person (the “relevant party”) means any Subsidiary, all of the outstanding Capital Stock of which, shall at the time be owned (except for director’s qualifying shares or equivalent) and Controlled, directly or indirectly, by the relevant party and/or one or more Wholly-Owned Subsidiaries of the relevant party, or by the relevant party and one or more Wholly-Owned Subsidiaries of the relevant party. A person shall be deemed to be a Wholly-Owned Subsidiary of another person if it is a Wholly-Owned Subsidiary of a person that is that other’s Wholly-Owned Subsidiary. Unless the context otherwise requires, each reference elsewhere in this Agreement to a “Wholly-Owned Subsidiary” without further qualification shall mean a Wholly-Owned Subsidiary of Cognos.

“$” means CAD or USD, as the context requires.

1.2 Extended Meanings. To the extent the context so admits, in this Agreement the following words and expressions shall be given the extended meanings set out opposite them:

an “agreement” – any agreement, oral or written, simple contract or specialty, bond, bill of exchange, indenture, instrument or undertaking.

“asset” – any undertaking, business, property (real, personal or mixed, tangible or intangible) or other asset.

“change” – change, modify, alter, amend, supplement, extend, renew, compromise, novate, replace, terminate, release, discharge, cancel, suspend or waive.

“claim” – claim, claim over, cross-claim, counter-claim, defence, demand, liability, suit, action or proceeding, judgment, order or award of any court, other governmental authority, arbitrator or other alternative dispute resolution authority.

“dispose” – sell, transfer, assign or otherwise dispose of any asset, or the commercial benefits of use or ownership of any asset, including the right to profit or gain therefrom, whether in a single transaction or in a series of related transactions.

a “document” – a written agreement, consent, waiver, certificate, notice or other written document or instrument.

“final judgment” – a judgment, order, declaration or award of a court, other governmental authority, arbitrator or other alternative dispute resolution authority of competent jurisdiction from which no appeal may be made or from which all rights of appeal have expired or been exhausted.

a “government” – (i) the Crown in right of Canada or in the right of any Province of Canada, (ii) the government of a Territory in Canada, (iii) a municipality in Canada or (iv) the government of a foreign country or any political subdivision of it.

“governmental authority” – any court, administrative tribunal, regulatory authority, government, union of nations or any agency or other authority of a government or union of nations.

“include” – include without limitation, and such term shall not be construed to limit any word or statement which it follows to the specific items or matters immediately following it or similar terms or matters.

“losses and expenses” – losses, costs, expenses, damages, penalties and judgments and awards of any court or other governmental authority, arbitrator, mediator or other alternative dispute resolution authority, including any applicable awarded costs, and legal fees and disbursements on a solicitor and client basis.

“obligations” – indebtedness, obligations, promises, covenants, responsibilities, duties and liabilities (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise.

“paid in full” and “repaid in full” in relation to any payment obligation owing to any person (the “obligee”) – permanent, indefeasible and irrevocable payment in cash (or other freely available funds transfer as may be expressly provided for in the applicable document creating or evidencing such payment obligation) to the applicable obligee in full of such payment obligation in accordance with the express provisions of the applicable document creating or evidencing such payment obligation, without regard to any compromise, reduction or disallowance of all or any item or part thereof by virtue of the application of any bankruptcy, insolvency, fraudulent conveyance, assignment, preference or other similar such laws, any law affecting creditors’ rights generally or general principles of equity, and, if applicable, the cancellation or expiry of any commitment of the obligee to lend or otherwise extend credit.

a “person” – an individual, including an individual in his or her capacity as trustee, executor, administrator or other representative, a sole proprietorship, a partnership, an unincorporated association, an unincorporated syndicate, an unincorporated organization, a trust, including a business trust, a body corporate organized under the laws of any jurisdiction, a government or agency of a government or any other legal or commercial entity.

“proceeding” – any proceeding, legal action, lawsuit, arbitration, mediation, alternative dispute resolution proceeding or other proceeding.

“receiver” – a privately appointed or court appointed receiver or receiver and manager, interim receiver, liquidator, trustee in bankruptcy, administrator, administrative receiver and any other like or similar official.

“representative” – any person empowered to act for another, including an agent, director, officer or employee of a body corporate or an association and a trustee, executor or administrator of an estate.

“rights” – rights, titles, benefits, interests, powers, authorities, discretions, privileges, immunities and remedies (actual or contingent, direct or indirect, matured or unmatured, now existing or arising hereafter), whether arising by agreement or statute, at law, in equity or otherwise.

“set-off” – any right or obligation of set-off, compensation, offset, combination of accounts, netting, retention, withholding, reduction, abatement, deduction, counter-claim, cross-claim or any similar right or obligation, or (as the context requires) any exercise of any such right or performance of such obligation.

a “successor” of a person (the “relevant party”) - (i) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging body corporates and (ii) any person to whom all or substantially all of the assets of the relevant party are transferred.

“written” and “in writing” – an original writing, a pdf or facsimile copy of a writing or an e-mail.

1.3 Grammatical Variations. In this Agreement, unless the context otherwise requires, (i) words and expressions (including words and expressions (capitalized or not) defined or given extended meanings) in the singular include the plural and vice versa (the necessary changes being made to fit the context), (ii) words in one gender include all genders and (iii) grammatical variations of words and expressions (capitalized or not) which are defined or given extended meanings shall be construed in like manner.

1.4 References to Agreements. Each reference in this Agreement to any agreement (including this Agreement and any other defined term that is an agreement) at any time shall be construed so as to include such agreement (including any attached schedules, appendices and exhibits) and each change thereto made at or before that time.

1.5 References to Statutes. Each reference in this Agreement to any code, statute, regulation, official interpretation, directive or other legislative enactment of Canada, the United States or any other foreign jurisdiction (including any political subdivision of any of the foregoing) at any time shall be construed so as to include such code, statute, regulation, official interpretation, directive or enactment and each change thereto made at or before that time.

1.6 Headings, etc. The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. References to Articles, Sections, Subsections, paragraphs, subparagraphs, Clauses and Schedules are references to Articles, Sections, Subsections, paragraphs, subparagraphs and Clauses of and Schedules annexed to this Agreement. The Article and Section headings in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions and shall not be considered part of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, paragraph, subparagraph, Clause or other portion of this Agreement.

1.7 Accounting Principles. All accounting terms not specifically defined herein shall be construed in accordance with US GAAP; provided, however, that, if any changes in accounting principles from those used in the preparation of the audited financial statements of Cognos dated February 28, 2007 hereafter occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants or the terms related thereto contained in this Agreement, Cognos shall, at its option, (a) furnish to the Canadian Agent, together with each delivery of the consolidated financial statements of Cognos and its Subsidiaries required to be delivered pursuant to Section 14.1.8, a written reconciliation setting forth the differences that would have resulted if such financial statements had been prepared utilizing accounting principles and policies in conformity with those used to prepare the audited financial statements of Cognos dated February 28, 2007 or (b) agree with the Canadian Agent to amend such financial covenants or terms equitably to reflect such changes so that the criteria for evaluating the financial condition of Cognos and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that at all times in the case of clause (a) above, and in the case of clause (b) above until the amendment referred to in such clause (b) becomes effective, all covenants and related calculations under this Agreement shall be performed, observed and determined as though no such changes in accounting principles had been made.

1.8 References to Time. Each reference in this Agreement to any time of the day shall, unless otherwise stated, be construed as a reference to Toronto time.

1.9 Rounding. Unless otherwise stated, all dollar amounts determined pursuant to this Agreement shall be rounded to the nearest cent.

ARTICLE 2

THE CANADIAN REVOLVING FACILITY

2.1 Grant of Facility. Upon and subject to the terms and conditions of this Agreement, the Canadian Revolving Lenders hereby establish a committed revolving operating credit facility in favour of Cognos for general corporate purposes. Each Canadian Revolving Lender severally (and not jointly) agrees to make its share available in each Borrowing to be made under the Canadian Revolving Facility in accordance with its Rateable Share of the Canadian Revolving Facility.

2.2 Facility Limit.

2.2.1 General. On each Borrowing Date under the Canadian Revolving Facility, Cognos shall ensure that the Credit Amount of all Advances outstanding under the Canadian Revolving Facility does not exceed the Total Canadian Revolving Commitment.

2.2.2 Total Canadian Revolving Commitment. Except for temporary excesses arising from foreign exchange fluctuations permitted under Section 10.6, Cognos shall repay Advances made available to it to the extent required so as to ensure that the aggregate Credit Amount of all Advances outstanding under the Canadian Revolving Facility shall not exceed the Total Canadian Revolving Commitment at any time.

2.2.3 Changes. The initial Total Canadian Revolving Commitment is USD90,000,000. The Total Canadian Revolving Commitment shall be reduced by the amount of each reduction in the Total Canadian Revolving Commitment made pursuant to Sections 10.1, 10.3 and 10.7, and accordingly (except for a reduction pursuant to Section 10.7) the Canadian Revolving Commitment of each Canadian Revolving Lender shall be reduced by the proportion of such reduction which such Canadian Revolving Lender’s Canadian Revolving Commitment bears to the Total Canadian Revolving Commitment. Each Affected Lender’s Canadian Revolving

Commitment shall be permanently cancelled and reduced to the extent required pursuant to Section 10.7. Each Canadian Revolving Lender’s Canadian Revolving Commitment shall also be increased or decreased from time to time by the amount of its pro rata share of each increase or decrease in the Total Canadian Revolving Commitment pursuant to Section 10.4.

2.3 Availability. Upon and subject to the terms and conditions of this Agreement, Cognos may borrow, repay and reborrow Advances under the Canadian Revolving Facility during the Availability Period on a revolving basis by way of Canadian Prime Rate Loans, Libor Loans, US Base Rate Loans and Acceptances. In addition, Cognos may borrow by way of Standby Instrument under the Canadian Revolving Facility in accordance with the provisions of Article 8.

2.4 Drawdown Requests. Cognos must deliver a Borrowing Request to the Canadian Agent to obtain a Drawdown under the Canadian Revolving Facility at the times and stipulating the information specified below:

(a)

for a Canadian Prime Rate Loan or US Base Rate Loan, before 10:00 a.m. on the Business Day before the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of $1,000,000 and be a whole number multiple of $100,000) and proposed Drawdown Date (which must be a Business Day falling within the Availability Period);

(b)

for a Libor Loan, before 10:00 a.m. on the Business Day before the Quotation Date for the Interest Period for the proposed Loan commencing on the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of USD1,000,000 and be a whole number multiple of USD100,000) and the proposed Interest Period (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 9.1.7);

(c)

for an issue of Acceptances, before 10:00 a.m. on the second Business Day before the Quotation Date for the Term of the proposed issue of Acceptances commencing on the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of CAD1,000,000 and be a whole number multiple of CAD100,000) and the proposed Term (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 6.5.1); and

(d)	for the issue of a Standby Instrument, in accordance with the provisions of Article 8.

2.5 Disbursement. The proceeds of each Drawdown, other than by Standby Instrument, under the Canadian Revolving Facility, when received by the Canadian Agent, shall, subject to Sections 10.8 and 11.2, be advanced by the Canadian Agent pursuant to Subsection 6.6.2 or Section 16.20.1, as the case may be, by bank transfer to the credit of the Cognos Accounts.

ARTICLE 3

THE CANADIAN SWING LINE

3.1 Establishment of Canadian Swing Line. Upon and subject to the terms and conditions of this Agreement, the Canadian Swing Line Lender hereby establishes a committed revolving operating credit facility in favour of Cognos for general corporate purposes.

3.2 Canadian Swing Line Commitment.

3.2.1 General. On each Borrowing Date under the Canadian Swing Line, Cognos shall ensure that the Credit Amount of all Advances outstanding under the Canadian Swing Line does not exceed the Canadian Swing Line Commitment.

3.2.2 Canadian Swing Line Commitment. Except for temporary excesses arising from foreign exchange fluctuations permitted under Section 10.6, Cognos shall repay Advances made available to it to the extent required so as to ensure that the aggregate Credit Amount of all Advances outstanding under the Canadian Swing Line shall not exceed the Canadian Swing Line Commitment at any time.

3.2.3 Changes. The initial Canadian Swing Line Commitment is USD10,000,000. The Canadian Swing Line Commitment shall be reduced by the amount of each reduction in the Canadian Swing Line Commitment made pursuant to Sections 10.1, 10.3 and 10.7. The Canadian Swing Line Commitment shall also be increased or decreased from time to time by the amount of each increase or decrease in the Canadian Swing Line Commitment pursuant to Section 10.4.

3.3 Availability. Upon and subject to the terms and conditions of this Agreement, Cognos may borrow, repay and reborrow Advances under the Canadian Swing Line during the Availability Period on a revolving basis by way of Canadian Prime Rate Loans, Libor Loans, US Base Rate Loans and Acceptances. In addition, Cognos may borrow by way of Standby Instrument under the Canadian Swing Line in accordance with the provisions of Article 8.

3.4 Drawdown Requests. Cognos must deliver a Borrowing Request to the Canadian Swing Line Lender to obtain a Drawdown under the Canadian Swing Line at the times and stipulating the information specified below:

(a)

for a Canadian Prime Rate Loan or US Base Rate Loan, before 10:00 a.m. on the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of $500,000 and be a whole number multiple of $100,000) and proposed Drawdown Date (which must be a Business Day falling within the Availability Period);

(b)

for a Libor Loan, before noon on the Business Day before the Quotation Date for the Interest Period for the proposed Loan commencing on the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of USD500,000 and be a whole number multiple of USD100,000) and the proposed Interest Period (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 9.1.7);

(c)

for an issue of Acceptances, before 2:00 p.m. on the Business Day before the Quotation Date for the Term of the proposed issue of Acceptances commencing on the proposed Drawdown Date specifying the principal amount (which must be in a minimum amount of CAD500,000 and be a whole number multiple of CAD100,000) and the proposed Term (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 6.5.1); and

(d)	for the issue of a Standby Instrument, in accordance with the provisions of Article 8.

3.5 Telephone Borrowing Requests. Cognos authorizes the Canadian Swing Line Lender to make each Drawdown and transfer funds based on notice by telephone made by any individual that the Canadian Swing Line Lender in good faith believes to be acting on behalf of Cognos, it being understood that the foregoing authorization is specifically intended to allow Cognos to request a Drawdown under the Canadian Swing Line by telephone. Cognos agrees to deliver promptly to the Canadian Swing Line Lender a written confirmation of each Drawdown or other funds transfer request signed by a Senior Officer of Cognos. If the written confirmation differs in any material respect from the action taken by the Canadian Swing Line Lender, or if no written confirmation is given, the records of the Canadian Swing Line Lender shall govern, absent manifest error.

3.6 Disbursement. The proceeds of each Drawdown under the Canadian Swing Line shall, subject to Sections 10.8 and 11.2, be advanced by the Canadian Swing Line Lender by bank transfer to the credit of the Cognos Accounts.

ARTICLE 4

THE US REVOLVING FACILITY

4.1 Grant of Facility.

4.1.1 Establishment of US Commitments. Upon and subject to the terms and conditions of this Agreement, the US Revolving Lenders hereby establish a committed revolving operating credit facility in favour of the US Borrower for general corporate purposes. Each US Revolving Lender severally (and not jointly) agrees to make its share available in each Borrowing to be made under the US Revolving Facility in accordance with its Rateable Share of the US Revolving Facility.

4.1.2 HSBC Bank US.

(a)

The parties acknowledge that HSBC Bank US is acting as a US Lender hereunder on an uncommitted basis and that HSBC Bank Canada’s Commitment is an aggregate Commitment for making Advances under the US Facilities and under the Canadian Facilities.

(b)

Notwithstanding the requirements of Subsection 4.1.1, in the event that HSBC Bank Canada is required to act as a US Lender as the result of HSBC Bank US ceasing to provide funding as a US Lender and accordingly, either Borrower is required to deduct or withhold amounts for Taxes for the account of HSBC Bank Canada, such Borrower shall not be required pursuant to Section 9.7 or 9.9 to increase such payments to be made for the account of HSBC Bank Canada to the amount that would otherwise have been required to ensure HSBC Bank Canada received and retained a net sum equal to the sum it would have received and retained if no deductions or withholdings were required. Whenever such Taxes are deducted or withheld by a Borrower for the account of HSBC Bank Canada in the circumstances provided for in the preceding sentence, such Borrower shall send to the Canadian Agent as soon as same becomes available, the required receipts and documentary evidence with respect to such payment and shall provide the Agents and HSBC Bank Canada with all such assistance and documentation as may be necessary for HSBC Bank Canada to obtain credit for tax purposes in respect of such deduction or withholding.

4.2 Facility Limit.

4.2.1 General. On each Borrowing Date under the US Revolving Facility, the US Borrower shall ensure that the Credit Amount of all Advances under the US Revolving Facility does not exceed the Total US Revolving Commitment.

4.2.2 Total US Revolving Commitment. The US Borrower shall repay Advances made available to it to the extent required so as to ensure that the aggregate Credit Amount of all Advances outstanding under the US Revolving Facility shall not exceed the Total US Revolving Commitment at any time.

4.2.3 Changes. The initial Total US Revolving Commitment is USD90,000,000. The Total US Revolving Commitment shall reduce by the amount of each reduction of the Total US Revolving Commitment made pursuant to Sections 10.1, 10.3 and 10.7, and accordingly (except for a reduction pursuant to Section 10.7) the US Revolving Commitment of each US Revolving Lender shall reduce by the proportion of such reduction which such US Revolving Lender’s US Revolving Commitment bears to the Total US Revolving Commitment. Each Affected Lender’s US Revolving Commitment shall reduce to the extent required pursuant to Section 10.7. Each US Revolving Lender’s US Revolving Commitment shall also be increased or decreased from time to time by the amount of its pro rata share of each increase or decrease in the Total US Revolving Commitment pursuant to Section 10.4.

4.3 Availability. Upon and subject to the terms and conditions of this Agreement, the US Borrower may borrow, repay and reborrow Advances denominated in US Dollars under the US Revolving Facility during the Availability Period on a revolving basis by way of Libor Loans and US Prime Rate Loans. In addition, the US Borrower may borrow by way of Standby Instruments under the US Revolving Facility in accordance with the provisions of Article 8.

4.4 Drawdown Requests. The US Borrower must deliver a Borrowing Request to the US Agent (with a copy to the Canadian Agent) to obtain a Drawdown under the US Revolving Facility at the times and stipulating the information specified below:

(a)

for a US Prime Rate Loan, before 10:00 a.m. (New York City time) on the Business Day before the proposed Drawdown Date and specifying the principal amount (which must be in a minimum amount of USD1,000,000 and be a whole number multiple of USD100,000) and proposed Drawdown Date (which must be a Business Day falling within the Availability Period);

(b)

for a Libor Loan, before noon (New York City time) on the Business Day before the Quotation Date for the proposed Interest Period specifying the principal amount (which must be in a minimum amount of USD1,000,000 and be a whole number multiple of USD100,000) and the proposed Interest Period (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 9.1.7); and

(c)	for the issue of a Standby Instrument, in accordance with the provisions of Article 8.

4.5 Disbursement. The proceeds of each Drawdown by way of Loan under the US Revolving Facility, when received by the US Agent, shall, subject to Sections 10.8 and 11.2, be advanced by the US Agent pursuant to Subsection 16.20.1 by bank transfer to the credit of the US Borrower’s Accounts.

ARTICLE 5

THE US SWING LINE

5.1 Establishment of US Swing Line. Upon and subject to the terms and conditions of this Agreement, the US Swing Line Lender hereby establishes a committed revolving operating credit facility in favour of the US Borrower for general corporate purposes.

5.2 Facility Limit.

5.2.1 General. On each Borrowing Date under the US Swing Line, the US Borrower shall ensure that the Credit Amount of all Advances under the US Swing Line does not exceed the US Swing Line Commitment.

5.2.2 US Swing Line Commitment. The US Borrower shall repay Advances made available to it to the extent required so as to ensure that the aggregate Credit Amount of all Advances under the US Swing Line does not exceed the US Swing Line Commitment at any time.

5.2.3 Changes. The initial US Swing Line Commitment is USD10,000,000. The US Swing Line Commitment shall reduce by the amount of each reduction in the US Swing Line Commitment made pursuant to Sections 10.1, 10.3 and 10.7. The US Swing Line Commitment shall also be increased or reduced from time to time by the amount of each increase or decrease in the US Swing Line Commitment pursuant to Section 10.4.

5.3 Availability. Upon and subject to the terms and conditions of this Agreement, the US Borrower may borrow, repay and reborrow Advances denominated in US Dollars under the US Swing Line during the Availability Period on a revolving basis by way of US Prime Rate Loans and Libor Loans. In addition, the US Borrower may also borrow by way of Standby Instruments under the US Swing Line in accordance with the provisions of Article 8.

5.4 Drawdown Requests. The US Borrower must deliver a Borrowing Request to the US Swing Line Lender to obtain a Drawdown under the US Swing Line at the times and stipulating the information specified below:

(a)

for a US Prime Rate Loan, before 10:00 a.m. (New York City time) on the proposed Drawdown Date and specifying the principal amount (which must be in a minimum amount of USD500,000 and be a whole number multiple of USD100,000) and proposed Drawdown Date (which must be a Business Day falling within the Availability Period);

(b)

for a Libor Loan, before noon (New York City time) on the Business Day before the Quotation Date for the proposed Interest Period specifying the principal amount (which must be in a minimum amount of USD500,000 and be a whole number multiple of USD100,000) and the proposed Interest Period (which must commence on a Business Day and end on a Business Day occurring on or before the Maturity Date and comply with the requirements of Subsection 9.1.7); and

(c)	for the issue of a Standby Instrument, in accordance with the provisions of Article 8

5.5 Telephone Borrowing Requests. The US Borrower authorizes the US Swing Line Lender to make each Drawdown and transfer funds based on notice by telephone made by any individual that the US Swing Line Lender in good faith believes to be acting on behalf of the US Borrower, it being understood that the foregoing authorization is specifically intended to allow the US Borrower to request a Drawdown under the US Swing Line by telephone. The US Borrower agrees to deliver promptly to the US Swing Line Lender a written confirmation of each Drawdown or other funds transfer request signed by a Senior Officer of the US Borrower. If the written confirmation differs in any material respect from the action taken by the US Swing Line Lender, or if no written confirmation is given, the records of the US Swing Line Lender shall govern, absent manifest error.

5.6 Proceeds of Drawdown. The proceeds of each Drawdown by way of Loan under the US Swing Line shall be advanced by bank transfer to the credit of the US Borrower’s Accounts.

ARTICLE 6

BANKERS’ ACCEPTANCES UNDER THE CANADIAN REVOLVING FACILITY

6.1 Notice.

6.1.1 Canadian Revolving Facility. Cognos may deliver a Borrowing Request to the Canadian Agent (which must be received by the Canadian Agent before 10:00 a.m. on the second Business Day before the Quotation Date for the Term requested in the Borrowing Request to be effective) requesting that Drafts be accepted under the Canadian Revolving Facility on any proposed Borrowing Date and stating the aggregate face amount and the Term applicable to such Drafts.

6.1.2 Canadian Swing Line. Cognos may deliver a Borrowing Request to the Canadian Swing Line Lender (which must be received by the Canadian Swing Line Lender before 2:00 p.m. on the Business Day before the Quotation Date for the Term requested in the Borrowing Request to be effective) requesting that Drafts be accepted under the Canadian Swing Line on any proposed Borrowing Date and stating the aggregate face amount and the Term applicable to such Drafts.

6.2 Term of Drafts. The Term of any Drafts to be accepted pursuant to Section 6.1 must be a period of one (1), two (2), three (3) or six (6) months expiring on or before the Maturity Date.

6.3 Face Amount of Drafts. The aggregate face amount of an issue of Drafts to be accepted on any particular Borrowing Date must be CAD1,000,000 (in the case of the Canadian Revolving Facility) and CAD500,000 (in the case of the Canadian Swing Line) or, in each case, a whole number multiple of CAD100,000 in excess thereof. The face amount of each Draft must be a whole number multiple of CAD100,000.

6.4 Power of Attorney. In order to facilitate issues of Acceptances pursuant to this Agreement, Cognos authorizes each Canadian Lender, and for this purpose appoints each Canadian Lender its lawful attorney with full right of substitution and delegation, to complete, sign and endorse Drafts issued in accordance with a Borrowing Request delivered to the Canadian Agent or Canadian Swing Line Lender, as applicable, in accordance with Section 6.1 on its behalf in handwritten or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, and following acceptance of them as Acceptances under this Agreement, then discount, negotiate or deliver such Acceptances in accordance with the provisions of this Article 6. Drafts so completed, signed, endorsed, negotiated or delivered on behalf of Cognos by any Canadian Lender shall bind Cognos as fully and effectively as if so performed by an authorized officer of Cognos.

6.5 Restrictions.

6.5.1 Number of Issues; Consolidation. Cognos shall select terms for issues of Acceptances so that there are no more than seven (7) separate Terms in respect of issues of Acceptances outstanding at any time under any Canadian Facility. Issues of Acceptances with Terms which end on the same expiry date shall be consolidated into one Borrowing as of such expiry date.

6.5.2 Marketability. The obligations of each Canadian Lender to accept and discount any requested issue of Acceptances pursuant to this Agreement are also subject to the Canadian Agent’s or Canadian Swing Line Lender’s (as applicable) determination that no BA Disruption Event (as defined in Subsection 9.5.2) has occurred.

6.6 Discount and Sale of Acceptances.

6.6.1 Purchase at Discount. Subject to Sections 6.11 and 6.12, each Canadian Revolving Lender shall accept Drafts and purchase and take delivery of its Rateable Share of each issue of Acceptances under the Canadian Revolving Facility or, as applicable, the Canadian Swing Line Lender shall accept Drafts and purchase and take delivery of each issue of Acceptances under the Canadian Swing Line, for its own account on the Borrowing Date of such Acceptances at the purchase price equal to the face amount of such Acceptances less an amount equal to the amount that yields to such Canadian Lender (excluding the Stamping Fee) an interest rate per annum equal to such Canadian Lender’s BA Reference Rate for the applicable Term of such Acceptances. Each Canadian Lender shall be entitled to deduct from the Acceptance Proceeds derived from the purchase by it of Acceptances the Stamping Fee payable to it pursuant to Section 6.7 (the amount remaining being the Net Acceptance Proceeds). The Acceptance Proceeds for any Acceptances purchased by a Canadian Lender shall be determined in accordance with the following formula:

Acceptance Proceeds	=	Face amount of Acceptances	x	(1)
1 + (BA Reference Rate x n/365)

Where n is the number of days to elapse in the Term of the Acceptances and BA Reference Rate is expressed as a decimal.

6.6.2 Advance of Net Acceptance Proceeds. Except as provided in Section 7.3 and Subsection 16.20.7 and subject to Section 11.2, each Canadian Revolving Lender shall remit the Net Acceptance Proceeds of its Rateable Share of each issue of Acceptances under the Canadian Revolving Facility to the Canadian Agent on the Borrowing Date of that issue of Acceptances in exchange for delivery of such Acceptances. Such Net Acceptance Proceeds, when received by the Canadian Agent, shall, subject to Sections 10.8 and 11.2, be advanced by the Canadian Agent pursuant to Subsection 16.20.1 by bank transfer to the credit of the Cognos Accounts. Except as otherwise provided in Section 7.3, the Net Acceptance Proceeds of each issue of Acceptances under the Canadian Swing Line shall be advanced by the Canadian Swing Line Lender by bank transfer to the credit of the Cognos Accounts.

6.6.3 Dealings with Acceptances. Each Canadian Lender may at any time and from time to time purchase, hold, sell, rediscount or otherwise dispose of any Acceptance issued by it and no such dealing shall change the obligations of Cognos under Section 6.8.

6.7 Stamping Fee.

6.7.1 Canadian Revolving Facility. Cognos shall pay a stamping fee to the Canadian Agent for the account of each Canadian Revolving Lender on the issuance of each Acceptance by such Canadian Revolving Lender under the Canadian Revolving Facility which shall be in an amount equal to the product of (a) the face amount of such Acceptance multiplied by (b) the actual number of days to elapse in the Term of such Acceptance multiplied by (c) the fraction of (i) the Applicable Margin divided by (ii) 365.

6.7.2 Canadian Swing Line. Cognos shall pay a stamping fee to the Canadian Swing Line Lender on the issuance of each Acceptance by the Canadian Swing Line Lender under the Canadian Swing Line which shall be in an amount equal to the product of (a) the face amount of such Acceptance multiplied by (b) the actual number of days to elapse in the Term of such Acceptance multiplied by (c) the fraction of (i) the Applicable Margin divided by (ii) 365.

6.8 Payment of Acceptances. Unless made subject to a Conversion or a Rollover, Cognos shall pay to the Canadian Agent for the account of each Canadian Revolving Lender the full face amount of each Acceptance accepted by that Canadian Revolving Lender or to the Canadian Swing Line Lender, as applicable, on the Period End Date of such Acceptance. If an Acceptance matures and Cognos has not made such payment or provided for its Conversion or Rollover, such Acceptance shall be deemed to be converted on its Period End Date into a Canadian Prime Rate Loan made available by the Canadian Lender that had accepted that Acceptance in a principal amount equal to its full face amount.

6.9 Waivers. Cognos shall not claim from any Canadian Lender any days of grace for the payment at maturity of any Drafts presented and accepted by such Canadian Lender pursuant to this Agreement. In addition, Cognos waives demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour and any other notice or defence to payment which might otherwise exist if for any reason an Acceptance is held by any Canadian Lender in its own right at the maturity thereof.

6.10 Notice of Maturing Acceptances. Cognos shall give the Canadian Agent, before 10:00 a.m. on the second Business Day before the Period End Date of each issue of Acceptances under the Canadian Revolving Facility, or the Canadian Swing Line Lender before 2:00 p.m. on the Business Day before the Period End Date of each issue of Acceptances under the Canadian Swing Line, a Repayment Notice or a Borrowing Request requesting a Conversion or Rollover on such Period End Date in respect of such Acceptances in order to permit each applicable Canadian Lender to organize its internal funding requirements to fund the payment of the face amount of such Acceptances to the respective holders thereof upon or following maturity.

6.11 BA Equivalent Advances. If a Canadian Revolving Lender does not customarily accept Drafts for the purpose of subsequent sale as a bankers’ acceptance (a “Non-Acceptance Lender”), each time Cognos gives a Borrowing Request for an issue of Acceptances, such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 6.6, either purchase Discount Notes pursuant to Section 6.12 or make a loan advance in Canadian Dollars to Cognos (a “BA Equivalent Advance”) on the proposed Borrowing Date in the amount equal to the Net Acceptance Proceeds which would be derived from a hypothetical sale of Drafts accepted by that Non-Acceptance Lender (“Notional Acceptances”) in the aggregate face amount equal to its Rateable Share of such requested issue of Acceptances at a discount rate that yields to that Non-Acceptance Lender (excluding the Stamping Fee) an interest rate per annum equal to that Non-Acceptance Lender’s BA Reference Rate for the applicable Term of such Notional Acceptances. Any BA Equivalent Advance shall be repayable on the Period End Date of such issue of Acceptances. A Non-Acceptance Lender shall be entitled to deduct from the amount of its BA Equivalent Advance to be remitted to the Canadian Agent pursuant to Subsection 6.6.2 an amount equal to the Stamping Fee determined in accordance with Section 6.7 that would have been payable to it had it accepted the Notional Acceptances corresponding to the BA Equivalent Advance.

6.12 Discount Notes. A Non-Acceptance Lender may require Cognos to issue a Discount Note to the Non-Acceptance Lender, in lieu of a Draft, and such Non-Acceptance Lender shall, in lieu of accepting and purchasing Acceptances pursuant to Section 6.6 or making BA Equivalent Advances under Section 6.11, purchase Discount Notes upon the same terms and conditions as apply to purchases of Acceptances.

6.13 References to Acceptances. If, with respect to any Borrowing made by way of an issue of Acceptances there are Non-Acceptance Lenders that make B/A Equivalent Advances or discount Discount Notes in lieu of accepting and purchasing their respective Rateable Shares of such Acceptances, then each reference in this Agreement to (a) Acceptances comprised in that Borrowing shall be deemed to include those Discount Notes discounted and BA Equivalent Advances made by those Non-Acceptance Lenders, (b) the Net Acceptance Proceeds of that Borrowing or of any Acceptance comprised therein shall be deemed to include the amount of BA Equivalent Advances made and the purchase prices paid by Non-Acceptance Lenders for Discount Notes discounted by them in respect of such Borrowing, (c) the aggregate Stamping Fee in relation to that Borrowing or of any Acceptance comprised therein shall be deemed to include the equivalent fee payable to Non-Acceptance Lenders pursuant to Sections 6.11 and 6.12 in respect of their respective Rateable Shares thereof and (d) the face amount of Acceptances comprised in that Borrowing (including the Drafts so accepted) shall be deemed to include reference to the face amount of Notional Acceptances corresponding to those BA Equivalent Advances and the face amount of those Discount Notes comprised in such Borrowing; in each case with the necessary changes being made to fit the context to ensure that such Non-Acceptance Lenders are entitled to substantially the same rateable rights and benefits (in proportion to their respective Rateable Shares) as the other Canadian Revolving Lenders in relation to such Borrowing.

6.14 Clearing House System. Cognos agrees that each Canadian Lender may require that Drafts accepted or Discount Notes discounted by it be made payable to a clearing house (such as CDS & Co.) and that the resulting Acceptances or Discount Notes (including the delivery thereof) may be subject to the rules, regulations, policies and other guidelines established from time to time by the applicable clearing house and that such Canadian Lender will be required to comply with the same at all times. Cognos hereby consents to the deposit (by or on behalf of a Canadian Lender) of any Acceptance or Discount Note in the book-based system maintained by a recognized clearing house, and to the sale or resale of the whole or any item or part (on a without recourse basis to the payee, any endorsee or any such purchaser) of any interest whatsoever held by that Canadian Lender or by any third party at any time in such Acceptance or Discount Note.

ARTICLE 7

CONVERSIONS AND ROLLOVERS

7.1 Conversions.

7.1.1 Generally. Subject to the last sentence of this Subsection 7.1.1, the Relevant Borrower may request the Relevant Revolving Lenders or Relevant Swing Line Lender to convert:

(a)	at any time, a Floating Rate Loan under the Relevant Credit Facility or a portion thereof into a different Type of Advance available under the same Relevant Credit Facility;

(b)	on a Period End Date, a Libor Loan under the Relevant Credit Facility or a portion thereof into a different Type of Advance available under the same Relevant Credit Facility; or

(c)	on a Period End Date, an issue of Acceptances under a Canadian Facility or a portion thereof into a different Type of Advance available under the same Canadian Facility,

upon delivering a Borrowing Request to the Relevant Agent or (as applicable) Relevant Swing Line Lender specifying both the amount and Type of the Advance to be converted, the amount and Type of the requested resulting Advance and the Relevant Credit Facility under which it is outstanding. The relevant provisions of this Agreement applicable to a Drawdown and availability of the same Type as the Advance which will result from the Conversion (as well as any portion of the Advance which is not being converted) must be satisfied to effect any such requested Conversion (including the applicable notice provisions).

7.1.2 Same Currency Denomination. If the Relevant Borrower has requested a Conversion of an Advance to a Type of Advance denominated in the same currency, no payment shall be required to be made by the Relevant Borrower to the Relevant Revolving Lenders or Relevant Swing Line Lender on such Conversion, save to the extent required by Section 7.3 if the resulting Advance is an issue of Acceptances.

7.1.3 Different Currency Denomination. If Cognos has requested a Conversion of an Advance under a Canadian Facility to a Type of Advance denominated in a different currency, Cognos shall repay the Advance (or relevant portion) being converted and, subject to the foregoing provisions of this Section 7.1 and receipt by the Canadian Agent or the Canadian Swing Line Lender, as applicable, of such repayment, the Canadian Revolving Lenders or the Canadian Swing Line Lender, as applicable, shall, subject to Sections 10.8 and 11.2, make the Type of Advance requested on the Conversion to Cognos on the Conversion Date in the same manner as a Drawdown.

7.1.4 Acceptances. If Cognos has requested a Conversion into an issue of Acceptances, each Canadian Revolving Lender or the Canadian Swing Line Lender, as applicable, shall, except as otherwise provided in Sections 6.11 and 6.12 and subject to Section 11.2 and the foregoing provisions of this Section 7.1, accept Drafts and purchase and take delivery of its

Rateable Share (if under the Canadian Revolving Facility) or, as applicable, all (if under the Canadian Swing Line) of the resulting issue of Acceptances for its own account on the Conversion Date in the manner provided for in Section 7.3.

7.2 Rollovers.

7.2.1 Libor Loans. At or before 10:00 a.m. on the Business Day before the Quotation Date for each Libor Loan, unless the Relevant Borrower was entitled to deliver, and has previously delivered, a Borrowing Request requesting a Conversion in accordance with Section 7.1 or a Repayment Notice, the Relevant Borrower shall, if it is entitled to do so in accordance with the provisions of Section 7.4, deliver a Borrowing Request to the Relevant Agent or Relevant Swing Line Lender, as applicable, requesting a Rollover and selecting the next Interest Period applicable to the relevant Libor Loan, which new Interest Period shall commence on the current Period End Date of such Libor Loan and expire on or before the Maturity Date and comply with the requirements of Subsection 9.1.7. If the Relevant Borrower requests such a Rollover and is entitled to do so, such Libor Loan shall continue as a Libor Loan for that new Interest Period. If the Relevant Borrower fails to deliver any such request or notice to the Relevant Agent or Relevant Swing Line Lender, as applicable, and fails to repay such Libor Loan on the current Period End Date, then the relevant Libor Loan shall be deemed to be converted to a US Base Rate Loan (if the Relevant Credit Facility is a Canadian Facility) or a US Prime Rate Loan (if the Relevant Revolving Facility is a US Facility) in the same principal amount on the current Period End Date.

7.2.2 Acceptances. At or before 10:00 a.m. two (2) Business Days before the Period End Date of an issue of Acceptances, unless Cognos was entitled to deliver, and has previously delivered, to the Canadian Agent or the Canadian Swing Line Lender, as applicable, a Borrowing Request requesting a Conversion in accordance with Section 7.1 or a Repayment Notice, Cognos shall, if it is entitled to do so in accordance with the provisions of Section 7.4, deliver a Borrowing Request to the Canadian Agent or the Canadian Swing Line Lender, as applicable, requesting a Rollover and selecting the Term applicable to the resulting issue of Acceptances which shall commence on the current Period End Date of such maturing issue of Acceptances and expire on or before the Maturity Date. If Cognos requests such a Rollover and is so entitled to do so, each Canadian Revolving Lender or the Canadian Swing Line Lender, as applicable, shall accept Drafts and purchase and take delivery of its Rateable Share (if under the Canadian Revolving Facility) or all (if under the Canadian Swing Line) of the resulting issue of Acceptances for its own account on the Rollover Date in the manner provided for in Section 7.3.

7.3 Conversions to and Rollovers of Acceptances. On the Conversion Date of any Advance being converted to an issue of Acceptances, and on the Rollover Date of any issue of Acceptances, each Canadian Revolving Lender or the Canadian Swing Line Lender, as applicable, shall accept Drafts and purchase and take delivery of its Rateable Share (if under the Canadian Revolving Facility) or all (if under the Canadian Swing Line) of the resulting issue of Acceptances for its own account in the manner provided for in Section 6.6, save that in lieu of remitting the Net Acceptance Proceeds of its Rateable Share of such resulting issue of Acceptances to the Canadian Agent or Cognos, as applicable, on the Borrowing Date of such resulting issue of Acceptances, each Canadian Lender shall retain such Net Acceptance Proceeds for its own account and Cognos shall pay to the Canadian Agent for the account of each Canadian Revolving Lender or the Canadian Swing Line Lender, as applicable, on that

Borrowing Date the amount by which the aggregate face amount of each Canadian Revolving Lender’s Rateable Share (if under the Canadian Revolving Facility) or all (if under the Canadian Swing Line) of such resulting issue of Acceptances exceeds such Net Acceptance Proceeds.

7.4 Limitations. The relevant provisions of this Agreement applicable to a Drawdown and availability of the same Type of Advance as the Advance which will result from a Rollover or Conversion (as well as any portion of the Advance which is not being repaid, rolled over or converted on such Rollover Date or Conversion Date) must be satisfied to effect any Rollover or Conversion requested under this Agreement (including the applicable notice provisions).

7.5 Not a Repayment. Neither a Rollover nor a Conversion of an Advance shall constitute a repayment or Drawdown by the Relevant Borrower, but rather shall (i) constitute a continuation or change in the form of credit being extended by the Relevant Revolving Lenders to the Relevant Borrower and (ii) result in a change in the basis of calculation of interest, discounts or fees, as the case may be for such Advance. The Relevant Borrower shall repay each such Advance resulting from any Rollover or Conversion to the Relevant Lenders in accordance with the provisions of this Agreement as if such Advance had resulted from a Drawdown on the Rollover Date or Conversion Date.

ARTICLE 8

STANDBY INSTRUMENT PROVISIONS

8.1 Issuance. The following provisions shall apply to the issuance of Standby Instruments under a Credit Facility:

(a)

A Standby Instrument may be requested by Cognos to be issued under a Canadian Facility by the Issuing Bank in Canadian Dollars or US Dollars or, with the prior consent of the Issuing Bank, any other currency. A Standby Instrument may be requested by the US Borrower to be issued under a US Facility by the Issuing Bank only in US Dollars. Unless the Relevant Agent otherwise agrees, the Relevant Lender that is the Relevant Swing Line Lender shall be the Issuing Bank for all Standby Instruments under the Relevant Credit Facility. For greater certainty, the immediately preceding sentence is intended to identify a Relevant Lender as Issuing Bank and not intended to specify that a Standby Instrument may only be issued under a Swing Line.

(b)

Standby Instruments may be issued under any Credit Facility; provided that, Standby Instruments with an initial Credit Amount of less than USD100,000 may only be issued under the Relevant Swing Line, unless the Relevant Agent otherwise consents.

(c)

The Relevant Borrower may not request the issuance of any Standby Instrument (i) if the aggregate Credit Amount of all Advances under the Relevant Credit Facility would, after the issuance of the Standby Instrument in question, exceed the Relevant Total Commitment, or (ii) having a term which expires beyond the Maturity Date or, unless the Issuing Bank otherwise agrees, more than one (1) year after its Drawdown Date.

(d)

The Relevant Borrower shall provide the Issuing Bank with the proposed form and content of such Standby Instrument no less than two (2) Business Days before the requested issuance of the Standby Instrument. The foregoing documentation must specify (i) the stated amount of the Standby Instrument requested, (ii) the requested date of issuance of such Standby Instrument, which must be a Business Day falling within the Availability Period and (iii) the date on which such requested Standby Instrument is to expire, which must comply with paragraph (c). If the relevant Standby Instrument is being issued under a Relevant Revolving Facility, the Borrower shall also deliver to the Relevant Agent a copy of the foregoing documentation together with a Borrowing Request for the issuance of the requested Standby Instrument.

(e)

Upon receipt of the information and documentation in compliance with this Section 8.1 and subject to such changes to the form thereof as the applicable Issuing Bank may reasonably require, the applicable Issuing Bank shall, subject to Section 11.2, on the requested issue date issue a Standby Instrument in accordance with the usual and customary business practices.

(f)

An Issuing Bank may delegate its obligations to issue any Standby Instrument to any Affiliate of it and, subject to Subsection 17.11.7 and 17.11.8, which shall apply in the context of any such delegation and/or assignment, assign to such delegated person (the “Substitute Issuing Bank”) its rights under this Agreement in relation thereto. Such Substitute Issuing Bank shall be entitled to rights identical to the rights of the delegating Issuing Bank in relation to such Standby Instrument had such Standby Instrument been issued by such Issuing Bank.

8.2 Reimbursement by the Relevant Borrower.

8.2.1 Authorization. The Relevant Borrower unconditionally and irrevocably authorizes an Issuing Bank to pay the amount of any demand made on the Issuing Bank in accordance with the terms of any Standby Instrument issued for its account on demand without requiring proof of the Relevant Borrower’s agreement that the amount so demanded was due and notwithstanding that the Relevant Borrower may dispute the validity of any such demand or payment.

8.2.2 Indemnity. The Relevant Borrower shall indemnify and save an Issuing Bank harmless on a full indemnity basis from and against any and all payments, claims and losses and expenses which it may make, suffer or incur arising in any manner whatsoever out of the issuance of any Standby Instrument, including the making of, or refusal to make, any payments demanded thereunder (including any court costs and reasonable legal costs incurred in connection with any proceedings to restrain the Issuing Bank from making, or to compel the Issuing Bank to make, any such payment), save that the Relevant Borrower shall not be obliged to so indemnify the Issuing Bank to the extent such losses and expenses are determined by a final judgment to have directly resulted from the wilful misconduct or gross negligence of the Issuing Bank or (subject to the next sentence) the breach by the Issuing Bank of the standards of reasonable care specified in the applicable ICC Rules. Notwithstanding the preceding sentence, the Relevant Borrower shall remain liable to reimburse and indemnify the Issuing Bank from any payment the Issuing Bank may make under any Standby Instrument if and to the extent the

Relevant Borrower would be unjustly enriched by reason of the fact that such payment discharges a payment obligation otherwise owing by the Relevant Borrower and the Relevant Borrower does not have an obligation to make a corresponding payment of a like amount to the Issuing Bank. This indemnity shall be unconditional, shall not be subject to any qualification or exception whatsoever, except as expressly provided for in the preceding sentence, and shall not be lessened, invalidated or otherwise prejudiced for any reason whatsoever, including by reason of (i) any lack of validity or enforceability of the Standby Instrument, (ii) any claim, set-off, defence or other right the Relevant Borrower may have against the beneficiary of the Standby Instrument, including any claim that a demand for payment under the Standby Instrument is fraudulent or (iii) any of the matters referred to in Section 8.4.

8.2.3 Good Faith Payments. Notwithstanding any other provision of this Agreement to the contrary, any payment made by an Issuing Bank in good faith in response to any demand for payment under any Standby Instrument shall be deemed to have been properly made, shall be binding upon the parties hereto and shall, subject to Subsection 8.2.5, oblige the Relevant Borrower to reimburse and indemnify the Issuing Bank for such payment under Subsection 8.2.2.

8.2.4 Standby Instrument Disbursement. Any payment, loss and expense made or incurred by an Issuing Bank referred to in Subsection 8.2.2 shall, subject to Subsection 8.2.5, be deemed to be an Advance under the Relevant Credit Facility made by the Issuing Bank on the date such payment, loss and expense is incurred in the amount and currency (or, at the option of the Issuing Bank, the equivalent amount in Canadian Dollars (in the case of a Canadian Facility) or US Dollars determined at such Issuing Bank’s spot rate of exchange) of such payment, loss and expense.

8.2.5 Limitation on Indemnity. The Relevant Borrower shall in no event be liable to reimburse an Issuing Bank for, or indemnify and save any Issuing Bank harmless from and against, any payments, claims or losses and expenses to the extent they have been determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of that Issuing Bank or (subject to the next sentence) the breach by the Issuing Bank of the standards of reasonable care specified in the applicable ICC Rules. Notwithstanding the preceding sentence, the Relevant Borrower shall remain liable to reimburse and indemnify the Issuing Bank from any payment the Issuing Bank may make under any Standby Instrument if and to the extent would be unjustly enriched thereby by reason that such payment discharges a payment obligation otherwise owing by the Relevant Borrower and the Relevant Borrower does not have an obligation to make a corresponding payment of a like amount to the Issuing Bank.

8.3 Refunding of Advances Amongst Lenders.

8.3.1 Deemed Advances. Any Standby Instrument Disbursement deemed to have been made as an Advance under a Relevant Revolving Facility pursuant to Subsection 8.2.4 shall be deemed to have been made by the Issuing Bank on behalf of the Relevant Revolving Lenders by way of (a) Canadian Prime Rate Loan (if denominated in Canadian Dollars) or US Base Rate Loan (if denominated in US Dollars) if issued under the Canadian Revolving Facility and (b) US Prime Rate Loan if issued under the US Revolving Facility.

8.3.2 Adjustments. If a Standby Instrument Disbursement is deemed to have been made by an Issuing Bank on behalf of the Relevant Revolving Lenders under a Relevant Revolving Facility:

(a)	the Issuing Bank shall forthwith notify the Relevant Agent of the amount and currency of such Advance;

(b)

upon receipt of the notice referred to in paragraph (a) above, the Relevant Agent will determine the amount of adjusting payments required to be made amongst the Relevant Revolving Lenders to ensure that their respective shares in outstanding Advances under the Relevant Revolving Facility, including the Standby Instrument Disbursement, are in the same respective proportions as their respective Rateable Shares of the Relevant Revolving Facility;

(c)	each of the Relevant Revolving Lenders shall advance to the Relevant Agent the amount of the adjusting payment required of it pursuant to paragraph (b) above;

(d)

the Relevant Agent shall, upon receipt from the Relevant Revolving Lenders, advance to the applicable Issuing Bank the amount of the adjusting payments required to be paid to such Issuing Bank as determined pursuant to paragraph (b) above; and

(e)	the Relevant Borrower shall be obliged to repay the relevant Standby Instrument Disbursement to the Relevant Revolving Lenders in their respective Rateable Shares.

8.4 Issuing Bank Not Liable.

8.4.1 Waiver. Subject to Subsection 8.2.5, an Issuing Bank shall not have any obligation, responsibility or liability for, or duty to inquire into, the sufficiency, authorization, execution, signature, endorsement, correctness, genuineness or legal effect of any certificate or other document presented to it pursuant to any Standby Instrument and the Relevant Borrower assumes all risks with respect to the same, including all risks of the acts or omissions of any beneficiary of any Standby Instrument with respect to the use by any beneficiary of any Standby Instrument. Without limiting the generality of the foregoing, but subject to Subsection 8.2.5, the Issuing Bank shall not have any obligation, responsibility or liability:

(a)

for the validity or genuineness of certificates or other documents delivered under or in connection with any Standby Instrument that appear on their face to be in order, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged;

(b)

for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telecopy, e-mail, internet, wireless or otherwise, whether or not they are in code;

(c)	for errors in translation or for errors in interpretation of technical terms or for errors in the calculation of amounts demanded under any Standby Instrument;

(d)

for any failure or inability by the Issuing Bank or anyone else to make payment under any Standby Instrument as a result of any Applicable Law or by reason of any control or restriction rightfully or wrongfully exercised by any person asserting or exercising governmental or paramount powers;

(e)	for any other consequences arising from causes beyond the control of the Issuing Bank; or

(f)	for any error, neglect or default of any correspondent of the Issuing Bank or of any advising, confirming, negotiating or paying bank,

and none of the above shall lessen, invalidate or otherwise prejudice any of the rights of the Issuing Bank hereunder or the obligations of the Relevant Borrower under Subsection 8.2.2, except to the extent such obligation, responsibility or liability is determined by a final judgment to have directly resulted from the wilful misconduct or gross negligence of the Issuing Bank.

8.4.2 ICC Rules. Save to the extent expressly provided otherwise in this Article 8, the rights and obligations between an Issuing Bank and the Relevant Borrower with respect to each Standby Instrument shall be determined in accordance with the applicable provisions of the (a) Uniform Customs and Practice for Documentary Credits (2007 Revision), ICC Publications 600 or (b) the International Standby Practices - ISP98, ICC Publication No. 590, as applicable.

8.5 Standby Instrument Fees

8.5.1 Revolving Lenders. The Relevant Borrower shall pay a fee to the Relevant Agent for the account of each of the Relevant Revolving Lenders based on the Standby Instrument Exposure of each Standby Instrument issued or renewed under the Relevant Revolving Facility which shall be in the amount determined by the Relevant Agent to be equal to the sum of the products for each day during the term of such Standby Instrument obtained by multiplying (a) the Standby Instrument Exposure thereof at the end of the day multiplied by (b) the quotient of (i) the Applicable Margin divided by (ii) 365. Such fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the Standby Instrument Exposure of such Standby Instrument is reduced to nil, at which time the final payment of such fee shall be paid.

8.5.2 Fronting Fee. The Relevant Borrower shall pay a fronting fee to the Issuing Bank issuing or renewing any Standby Instrument for its own account calculated and payable in the same manner as the fee is calculated and payable under Subsection 8.5.1, save that reference to the Applicable Margin in clause (b) thereof shall be replaced by reference to 0.10% per annum.

8.5.3 Swing Line Lenders. The Relevant Borrower shall pay a fee to the Relevant Swing Line Lender for its own account in relation to each Standby Instrument issued or renewed under a Relevant Swing Line which shall be in the currency and amount determined by the Relevant Swing Line Lender to be equal to the greater of (a) the sum of the products for each day during the term of such Standby Instrument obtained by multiplying (i) the Standby Instrument Exposure thereof at the end of the day multiplied by (ii) the quotient of (A) the Applicable Margin divided by (B) 365 and (b) $500. Such fee shall be paid quarterly in arrears on the third Business Day of each calendar quarter until the Standby Instrument Exposure of such Standby Instrument is reduced to nil, at which time the final payment of such fee shall be paid.

8.5.4 Issuing Bank Fees. All amounts paid to an Issuing Bank pursuant to this Section 8.5 shall be retained by that Issuing Bank for its own account.

ARTICLE 9

INTEREST AND FEE CALCULATIONS AND CHANGES IN CIRCUMSTANCES

9.1 Interest.

9.1.1 Canadian Prime Rate Loans. Cognos shall pay interest on the outstanding principal amount of each Canadian Prime Rate Loan borrowed by it under each of the Canadian Facilities calculated and payable from the Borrowing Date of such Canadian Prime Rate Loan until the date converted or deemed to be converted to another Type of Advance in accordance with the provisions hereof or the date due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the sum of (a) the Canadian Prime Rate plus (b) the Applicable Margin.

9.1.2 US Base Rate Loans. Cognos shall pay interest on the outstanding principal amount of each US Base Rate Loan borrowed by it under each of the Canadian Facilities calculated and payable from the Borrowing Date of such US Base Rate Loan until the date converted or deemed to be converted to another Type of Advance in accordance with the provisions hereof or the date due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the sum of (a) the US Base Rate plus (b) the Applicable Margin.

9.1.3 Libor Loans.

(a)

Cognos shall pay interest on the outstanding principal amount of each Libor Loan borrowed by it under a Canadian Facility calculated and payable from each Borrowing Date of such Libor Loan until the date converted or deemed to be converted to another Type of Advance in accordance with the provisions hereof or the date due to be repaid hereunder, as applicable, at a percentage rate per annum during each Interest Period relative to such Libor Loan equal to the sum of (i) LIBOR for that Interest Period plus (ii) the Applicable Margin.

(b)

The US Borrower shall pay interest on the outstanding principal amount of each Libor Loan borrowed by it under a US Facility calculated and payable from each Borrowing Date of such Libor Loan until the date converted or deemed to be converted to another Type of Advance in accordance with the provisions hereof or the date due to be repaid hereunder, as applicable, at a percentage rate per annum during each Interest Period relative to such Libor Loan equal to the sum of (i) Reserve Adjusted LIBOR for that Interest Period plus (ii) the Applicable Margin.

9.1.4 US Prime Rate Loans. The US Borrower shall pay interest on the outstanding principal amount of each US Prime Rate Loan borrowed by it under each of the US Facilities calculated and payable from the Borrowing Date of such US Prime Rate Loan until the date converted to another Type of Advance in accordance with the provisions hereof or the date due to be repaid hereunder, as applicable, at a percentage rate per annum equal to the sum of (a) the US Prime Rate plus (b) the Applicable Margin.

9.1.5 Overdue Amounts. If any sum payable by any Borrower under any provision of this Agreement is not paid when due and payable hereunder (whether on its stipulated due date, on demand, on acceleration or otherwise), such Borrower shall pay to each Senior Lender entitled to such payment interest on the outstanding balance thereof at the percentage rate of interest per annum equal to the sum of (i) (A) the Canadian Prime Rate, if the overdue sum is denominated in Canadian Dollars, (B) the US Base Rate, if the overdue sum is denominated in US Dollars and it is not payable with reference to the US Facilities or (C) the US Prime Rate, if the overdue sum is payable with reference to the US Facilities, as applicable, plus, to the extent permitted by applicable law, (iii) two percent (2%) per annum.

9.1.6 Changes in Applicable Margin. The Applicable Margin as at the Closing Date shall be determined in accordance with the table set forth in the definition of Applicable Margin (the “Applicable Margin Table”) and the Compliance Certificate delivered by Cognos to the Canadian Agent pursuant to Section 11.1(a)(iv). Thereafter, changes in the Applicable Margin shall take effect as of the third Business Day following the date Cognos delivers a Compliance Certificate to the Canadian Agent pursuant to Subsection 14.1.8(c) which, when delivered, discloses an Adjusted Total Debt/EBITDA Ratio which results in a different Applicable Margin in accordance with the Applicable Margin Table. The Applicable Margin applicable to all Loans outstanding on the date any such change takes effect and the Standby Fees will be adjusted immediately, but without retroactive effect. There will be no adjustments made with respect to outstanding Acceptances. Notwithstanding the foregoing: (i) if Cognos fails to deliver a Compliance Certificate to the Canadian Agent by the date required to do so under Subsection 14.1.8(c), the Adjusted Total Debt/EBITDA Ratio shall be deemed as from such date to be greater than 2.0:1 until such failure is cured, at which time the Applicable Margin shall thereafter be determined in accordance with the Applicable Margin Table and the relevant Compliance Certificate, but without any adjustments having retroactive effect, and (ii) if an Event of Default has occurred until such time as the Required Lenders have waived such Event of Default, the Applicable Margin applicable to all Types of Advances shall, to the extent permitted by applicable law, but without duplication to the provisions of Subsection 9.1.5, be increased by two percent (2%) per annum.

9.1.7 Number of Interest Periods; Consolidation. The Relevant Borrower shall select Interest Periods for Libor Loans so that there are no more than seven (7) separate Interest Periods in respect of Libor Loans outstanding at any time under any Relevant Credit Facility. Libor Loans with Interest Periods which end on the same expiry date shall be consolidated into one Borrowing as at such expiry date.

9.2 Standby Fee.

9.2.1 Canadian Revolving Facility. Cognos shall pay to the Canadian Agent for the account of the Canadian Revolving Lenders a standby fee in relation to their respective Canadian Revolving Commitments based on the unused portion of the Canadian Revolving Facility payable in US Dollars which shall be in the amount determined by the Canadian Agent to be equal to the sum of the products for each day during the Availability Period of the Canadian Revolving Facility of (a) the amount by which the Total Canadian Revolving Commitment exceeds the aggregate Credit Amount of all Advances under the Canadian Revolving Facility at the end of the day multiplied by (b) the fraction of (i) the Applicable Margin divided by (ii) 365.

9.2.2 Canadian Swing Line. Cognos shall pay to the Canadian Swing Line Lender for its own account a standby fee in relation to the Canadian Swing Line Commitment based on the unused portion of the Canadian Swing Line payable in US Dollars which shall be in the amount determined by the Canadian Swing Line Lender to be equal to the sum of the products for each day during the Availability Period of the Canadian Swing Line of (a) the amount by which the Canadian Swing Line Commitment exceeds the aggregate Credit Amount of all Advances under the Canadian Swing Line at the end of the day multiplied by (b) the fraction of (i) the Applicable Margin divided by (ii) 365.

9.2.3 US Revolving Facility. The US Borrower shall pay to the US Agent for the account of the US Revolving Lenders a standby fee in relation to their respective US Revolving Commitments based on the unused portion of the US Revolving Facility payable in US Dollars which shall be in the amount determined by the US Agent to be equal to the sum of the products for each day during the Availability Period of the US Revolving Facility of (a) the amount by which the Total US Revolving Commitment exceeds the aggregate Credit Amount of all Advances under the US Revolving Facility at the end of the day multiplied by (b) the fraction of (i) the Applicable Margin divided by (ii) 360.

9.2.4 US Swing Line. The US Borrower shall pay to the US Swing Line Lender for its own account a standby fee in relation to the US Swing Line Commitment based on the unused portion of the US Swing Line payable in US Dollars which shall be in the amount determined by the US Swing Line Lender to be equal to the sum of the products for each day during the Availability Period of the US Swing Line of (a) the amount by which the US Swing Line Commitment exceeds the aggregate Credit Amount of all Advances under the US Swing Line at the end of the day multiplied by (b) the fraction of (i) the Applicable Margin divided by (ii) 360.

9.2.5 Payment Dates. The first payment of each of the Standby Fees payable under Subsections 9.2.1, 9.2.2, 9.2.3 and 9.2.4 for the period commencing on and including the Closing Date and ending on December 31, 2007 will be made on January 4, 2008. Thereafter the Relevant Borrowers shall pay these Standby Fees quarterly in arrears for each calendar quarter on the third (3rd) Business Day of the following calendar quarter. The final payment of each of these Standby Fees will be made on the Maturity Date or any earlier date of termination of the Relevant Credit Facility.

9.3 Interest and Fee Calculations and Payments

9.3.1 General. Interest payable on any amount payable under this Agreement shall be (a) calculated upon the daily outstanding balance of such amount from (and including) the date it is first outstanding or advanced until (but excluding) the date it is (b) paid or repaid in full to the Senior Lenders entitled thereto, paid in the same currency in which such amount is denominated and (c) payable in arrears on each Interest Payment Date relative thereto and on the date the final principal balance thereof is paid in full based upon the actual number of days elapsed in the relevant period of calculation. Interest payable on each such amount shall be payable both before and after demand, default and judgment at the applicable rate set out in Section 9.1 with interest on overdue interest at the same rate (except to the extent provided otherwise in Subsections 9.1.5 and 9.1.6).

9.3.2 Day Count Fraction. The rates of interest per annum payable on or in respect of Canadian Prime Rate, US Base Rate Loans (except where it is determined with reference to the Federal Funds Rate), US Prime Rate Loans (except where it is determined with reference to the Federal Funds Rate), CDOR and the BA Reference Rate and the Standby Fees and Standby Instrument Fees payable under the Canadian Facilities, are expressed on the basis of a 365 day year. The rates of interest per annum payable on or in respect of US Base Rate Loans (where it is determined with reference to the Federal Funds Rate), US Prime Rate Loans (where it is determined with reference to the Federal Funds Rate), Libor Loans, the Federal Funds Rate and the Standby Fes and Standby Instrument Fees payable under the US Facilities, are expressed on the basis of a 360 day year.

9.3.3 Interest Act Compliance. For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Agreement at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12 month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”) is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

9.3.4 No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest, discount or Fee calculations under this Agreement.

9.3.5 Rates are Nominal Rate. The rates of interest, discount and Fees stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

9.3.6 Changes in Floating Rates. Changes in each Floating Rate will cause an immediate adjustment of interest payable on or in respect of the corresponding Floating Rate Loans outstanding from time to time, without the necessity of any notice to any Borrower.

9.4 Increased Costs. If any Change in Law:

(a)

subjects any Senior Lender (or its Holding Company) to, or causes the withdrawal or termination of a previously available exemption with respect to, any Taxes (other than Excluded Taxes) or changes the basis of taxation of payments owing to any Senior Lender (or its Holding Company) or increases any Taxes (other than Excluded Taxes) payable by any Senior Lender (or its Holding Company) on or in respect of payments of principal, interest, Fees or other amounts payable by any Borrower to that Senior Lender under this Agreement or any other Loan Document;

(b)

imposes, modifies or deems applicable any reserve, liquidity, cash, margin, special deposit, deposit insurance or assessment, or any other regulatory or similar requirement against assets held by, or deposits with or for the account of, or loans or commitments by, or any other acquisition of funds for loans by, any Senior Lender (or its Holding Company), or on any unutilized portion of any Credit Facility, or on any obligation of any Senior Lender under any Loan Document;

(c)	imposes on any Senior Lender (or its Holding Company) any Taxes (other than Excluded Taxes) on reserves or deemed reserves in respect of the undrawn portion of any Credit Facility;

(d)

requires any Senior Lender (or its Holding Company) to maintain any capital adequacy or additional capital requirement (including a requirement which affects that Senior Lender’s (or its Holding Company’s) allocation of capital resources to its obligations) in respect of any Credit Facility, its Rateable Share in any Advance, any Loan Document or that Senior Lender’s obligations hereunder or under any other Loan Document, or imposes any other condition or requirement with respect to the maintenance by any Senior Lender (or its Holding Company) of a contingent liability with respect to any Credit Facility, its Rateable Share in any Advance or any Loan Document; or

(e)	imposes on any Senior Lender (or its Holding Company) any other condition or requirement with respect to this Agreement, any other Loan Document or a Credit Facility,

and such Senior Lender (for the purposes of this Section 9.4, the “Affected Lender”), acting reasonably and in good faith, determines (which determination shall, absent manifest error, be conclusive) that such occurrence has the effect of:

(f)

increasing the cost to the Affected Lender (or its Holding Company) of agreeing to make or making, maintaining or funding its Rateable Share in any Advance, any Loan Obligation or any portion of any thereof;

(g)

reducing the net income received by the Affected Lender (or its Holding Company) in respect of any Credit Facility, its Rateable Share in any Advance, any Loan Document or any portion of any thereof other than, for greater certainty, a reduction resulting from a higher rate of income or capital Taxes or other specified Taxes relating to such Senior Lender’s income or capital and other than Excluded Taxes;

(h)

directly or indirectly reducing the effective return to the Affected Lender (or its Holding Company) under any Loan Document on its overall capital as a result of the Affected Lender entering into such Loan Document or as a result of any of the transactions or obligations contemplated by such Loan Document other than, for greater certainty, a reduction resulting from a higher rate of income or capital Taxes or other specified Taxes relating to such Senior Lender’s income or capital and other than Excluded Taxes; or

(i)

causing the Affected Lender to make any payment or to forego any interest, fees or other return on or calculated by reference to any sum received or receivable by that Senior Lender under any Loan Document, then, within five (5) Business Days following any demand from time to time being made to each Relevant Borrower by the Relevant Agent on behalf of the Affected Lender accompanied in each case by a certificate of the Affected Lender documenting, in reasonable detail, the relevant calculations of the compensation being claimed by the Affected Lender (which, absent manifest error, shall be deemed to be conclusive), each Relevant Borrower shall forthwith pay to the Affected Lender such additional amounts as are set out in each such certificate in order to fully compensate the Affected Lender (or its Holding Company) for such additional cost, reduction, payment, foregone interest or other return (“Additional Compensation”). Notwithstanding the foregoing, the Relevant Borrower shall not be obliged to compensate an Affected Lender for Additional Compensation which shall have accrued in respect of any period ending more than 90 days before the date the Affected Lender notifies the Relevant Agent of its request to claim such Additional Compensation.

9.5 Market Disruption.

9.5.1 Libor Loans. If at any time prior to the commencement of a proposed Interest Period any Relevant Lender determines, acting reasonably and in good faith, (which determination shall, absent manifest error, be conclusive) that:

(a)

by reason of circumstances affecting the London interbank market, or any bank participants therein, adequate and fair means do not exist for ascertaining the rate of interest with respect to a Libor Loan during the proposed Interest Period;

(b)	deposits in US Dollars are not being offered to that Relevant Lender in the London interbank market in the ordinary course of business;

(c)

the making or continuing of the Rateable Share of that Relevant Lender in any Libor Loan during the proposed Interest Period has been made impracticable by the occurrence of any change in national or international financial, political or economic conditions or currency exchange rates or exchange control, or an event (including an act of terrorism) which materially and adversely affects the London interbank market;

(d)

the Fixed Rate for the proposed Interest Period does not accurately reflect the effective cost to that Relevant Lender of funding its Rateable Share in any Libor Loan for the proposed Interest Period; or

(e)	the Relevant Agent is unable to determine the Fixed Rate for the proposed Interest Period of the Libor Loan,

(a “Libor Disruption Event”), then that Relevant Lender (for the purposes of this Subsection 9.5.1, the “Affected Lender”) may give notice of such determination to the Relevant Agent who will promptly notify the Relevant Borrower. Thereafter, and until the Relevant Agent notifies the Relevant Borrower and the Affected Lender that the Libor Disruption Event no longer exists or no longer applies, the Relevant Borrower’s right to require such Affected Lender to make its Rateable Share of any such Libor Loan available in the manner requested shall be suspended and the Affected Lender shall, subject to Section 9.6, instead make its Rateable Share available by way of an advance in US Dollars which shall bear interest payable in the same manner as any US Base Rate Loan (in the case of any applicable Canadian Facility) or US Prime Rate Loan (in the case of any applicable US Facility).

9.5.2 Acceptances. If at any time on or prior to the proposed first day of the Term of a proposed issue of Acceptances the Canadian Agent, acting reasonably and in good faith, determines (which determination shall, absent manifest error, be conclusive) that:

(a)

the issuance or discount of any Acceptances for the proposed Term thereof has been made impossible or impracticable by reason of the occurrence of any event affecting the Canadian money markets or any national or international financial, political or economic event;

(b)

there does not exist a normal money market in Canada for the purchase and sale of bankers’ acceptances or such money market has been disrupted in a material and adverse way by the occurrence of an extraordinary event or an act of terrorism; or

(c)	the Canadian Agent is unable to determine CDOR for the proposed Term of the proposed issue of Acceptances,

(a “BA Disruption Event”) then the Canadian Agent will promptly notify Cognos and each of the Canadian Lenders of such determination. Thereafter, and until the Canadian Agent notifies Cognos and the Canadian Lenders that the BA Disruption Event no longer exists or applies, the right of Cognos to request an Advance by way of Acceptances shall be suspended and any Borrowing Request given by Cognos with respect to any proposed issue of Acceptances that has not yet been made shall be deemed to be replaced by a Borrowing Request for a Canadian Prime Rate Loan in the same Credit Amount as the requested issue of Acceptances.

9.6 Illegality. If at any time any Lender determines (which determination shall be conclusive and bind each Relevant Borrower) that any Change in Law has made it unlawful, impossible or impracticable for that Lender to make, fund or maintain its Rateable Share in any Advance or to give effect to its obligations in respect of such Advance (an “Affected Advance”), that Lender (for the purposes of this Section 9.6, the “Affected Lender”) will promptly notify the Relevant Agent who will promptly notify each Relevant Borrower. Upon giving such notice the obligation of the Affected Lender to make or continue its Rateable Share in any Affected Advance shall be suspended for so long as such condition exists. Thereafter, and until the Affected Lender notifies the Relevant Agent (who will promptly notify each Relevant Borrower) otherwise, that Relevant Borrower shall not have the right to require such Affected Lender to make its Rateable Share of such Affected Advance available in the manner requested.

9.7 Withholding Taxes Generally.

9.7.1 No Withholding; Gross-Up Requirement. Subject to Section 9.10, each payment required to be made by each Borrower under each Loan Document shall be made without set-off or counterclaim, free and clear of, and without deduction or withholding for or on account of, any Taxes (other than Excluded Taxes), except to the extent such deduction or withholding is required by any applicable law, as modified by the administrative practice of any relevant governmental authority, then in effect. To the extent and each time any Borrower (for the purposes of this Section 9.7, the “Affected Borrower”) is so required to deduct or withhold Taxes (other than Excluded Taxes) from or in respect of any such payment to or for the account of any Senior Lender (for the purposes of this Section 9.7, the “Affected Lender”), then the Affected Borrower will:

(a)	promptly notify the Relevant Agent of such requirement;

(b)

pay to the relevant governmental authority when due the full amount required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Affected Borrower to or for the account of the Affected Lender under this Subsection 9.7.1);

(c)

promptly forward to the Relevant Agent an official receipt (or a certified copy), or other documentation reasonably acceptable to the Relevant Agent, evidencing such payment to such governmental authority; and

(d)

forthwith pay to the Affected Lender, in addition to the payment to which the Affected Lender is otherwise entitled under such Loan Document, such additional amount as is necessary to ensure that the net amount actually received by the Affected Lender (free and clear of, and net of, any such Taxes, including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Affected Borrower under this Section, whether assessed against the Affected Borrower or the Affected Lender) will equal the full amount the Affected Lender would have received had no such deduction or withholding been required.

9.7.2 Non-Withheld Part XIII Tax. If any Senior Lender is subject to Canadian non-resident withholding tax in respect of any payment made by Cognos under any Loan Document, but such Tax is not levied by way of deduction or withholding (any such Part XIII Tax being “Non-Withheld Part XIII Tax” and any such Senior Lender, for the purposes of this Section 9.7, also an “Affected Lender”), Cognos shall pay to such Affected Lender, at the time Cognos makes such payment and in addition to such payment, such additional amount as is necessary to ensure that the total amount received by such Affected Lender is equal to such payment plus the amount of the Non-Withheld Part XIII Tax exigible in respect of the aggregate of the payment and the additional amount payable under this Subsection 9.7.2.

9.7.3 Indemnity. If any Borrower fails to pay to the relevant governmental authority when due any Taxes that it was required to deduct or withhold under Subsection 9.7.1 in respect of any payment to or for the benefit of any Affected Lender under any Loan Document or fails to promptly furnish the Relevant Agent with the documentation referred to in Subsection 9.7.1(c), such Borrower shall forthwith on demand indemnify such Senior Lender on a full indemnity after-Tax basis from and against any Taxes (including interest and penalties), losses and expenses which such Affected Lender may suffer or incur as a result of such failure.

9.7.4 Indemnity for Additional Income Tax. Each Affected Borrower shall also indemnify each Affected Lender on a full indemnity after-Tax basis, for any additional Taxes on net income that such Affected Lender may be obliged to pay as a result of the payment of additional amounts under this Section 9.7.

9.8 Canadian Withholding Taxes. Each Canadian Lender represents and warrants to Cognos as of the date of this Agreement or, as applicable and unless Cognos otherwise agrees, as of the date it becomes a Canadian Lender provided no Event of Default has occurred that is continuing at that time, that it is an Eligible Canadian Lender.

9.9 US Withholding Taxes.

9.9.1 Each US Lender represents and warrants to the US Borrower as of the date of this Agreement or, as applicable and unless the US Borrower otherwise agrees, as of the date it becomes a US Lender provided no Event of Default has occurred that is continuing at that time, that it is an Eligible US Lender.

9.9.2 Each US Lender that is not incorporated or organized under the laws of the United States of America or a State thereof (each a “Non-US Organized US Lender”) agrees that it will, not less than 10 Business Days after the date of this Agreement or, as applicable, the date it becomes a US Lender, deliver to the US Borrower and the US Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI, certifying in either case whether or not and to the extent that such US Lender is entitled to receive payments from the US Borrower under this Agreement without deduction or withholding of any United States federal income taxes. Each such Non-US Organized US Lender further undertakes to deliver to the US Borrower and the US Agent from time to time as reasonably requested by the US Borrower or the US Agent:

(a)	renewals or additional copies of such form (or any successor form); and

(b)	after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto.

All forms or amendments described in the preceding sentence delivered before the occurrence of an Event of Default shall, unless the US Borrower otherwise agrees, certify that such Non-US Organized US Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including any Change in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-US Organized US Lender from duly completing and delivering any such form or amendment with respect to it.

9.9.3 For any period during which a Non-US Organized US Lender has failed to provide the US Borrower with an appropriate form which it is obliged to deliver pursuant to Subsection 9.9.2 (unless such failure is due to a Change in Law), such Non-US Organized US Lender shall not be entitled to indemnification under Section 9.7 with respect to United States federal income taxes; provided that, should a Non-US Organized US Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to United States federal income taxes because of its failure to deliver a form required under Subsection 9.9.2, the US Borrower shall take such steps as such Non-US Organized US Lender shall reasonably request to assist such Non-US Organized US Lender to recover such United States federal income taxes.

9.10 Refund of Tax Benefit. If an Affected Lender determines that it is entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Affected Borrower in respect of a payment made by it hereunder which payment shall have been increased pursuant to Section 9.7 or 9.9, then such Affected Lender will use commercially reasonable efforts to obtain such refund, credit, deduction or benefit and upon receipt thereof will (provided the Affected Borrower has paid the amounts described in paragraphs 9.7.1(b) and 9.7.1(d) and Subsections 9.7.2 and 9.7.4, if applicable) pay to the Affected Borrower such amount (if any) not exceeding the increased amount paid by the Affected Borrower as equals the net after tax value to such Affected Lender of such part of such refund, credit, deduction or benefit as it considers, acting reasonably, is allocable to such withholding or deduction having regard to all its dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same; provided that, (i) nothing herein shall interfere with the right of any Affected Lender to arrange its tax affairs in whatever manner it deems fit and in particular no Affected Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect to any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it and (ii) no Affected Lender shall be obligated to disclose to the Affected Borrower any information regarding its tax affairs or tax computations.

9.11 US Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance made by the US Lenders together with all fees, charges and other amounts that are treated as interest on such Advance under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the US Lenders holding such Advance in accordance with applicable law, the rate of interest payable in respect of such Advance hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 9.10 shall be cumulated, and the interest and the charges payable to the US Lenders in respect of other Advances or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the rate applicable to US Prime Rate Loans to the date of repayment, shall have been received by the US Lenders.

ARTICLE 10

REPAYMENT AND PREPAYMENT

10.1 Maturity Reductions of each Credit Facility.

10.1.1 Maturity Date for the Revolving Facilities. Each Relevant Borrower shall repay on the Maturity Date to the Relevant Agent for the account of each Relevant Lender under each Relevant Revolving Facility, each outstanding Advance made to that Relevant Borrower under such Relevant Revolving Facility. The Total Revolving Commitment shall be permanently cancelled and reduced to zero on the Maturity Date.

10.1.2 Maturity Date of the Swing Lines. Each Relevant Borrower shall repay on the Maturity Date to each Relevant Swing Line Lender each outstanding Advance under each Relevant Swing Line. Each Relevant Swing Line Commitment shall be permanently cancelled and reduced to zero on the Maturity Date, if such Commitment has not been cancelled and reduced to zero before the Maturity Date pursuant to Subsection 16.26.1.

10.2 Voluntary Repayments.

10.2.1 Generally. Subject to the next sentence, the Relevant Borrower shall have the right at any time and from time to time to repay all or any portion of each Loan and each issue of Acceptances made to it under each Relevant Credit Facility which (a) in the case of an issue of Acceptances must be made on its current Period End Date or (b) in the case of a Libor Loan must be accompanied by any applicable losses and expenses payable under Subsection 17.2.1 if not paid on its current Period End Date. In the case of each Relevant Revolving Facility, such right may only be exercised if the Relevant Borrower delivers a Repayment Notice to the Relevant Agent before 10:00 a.m. on the third Business Day before the proposed prepayment date specifying the proposed repayment date (which must be no earlier than the third Business Day thereafter and the amount of such Loan or Acceptances to be repaid (which must be in a principal amount of at least $1,000,000 and be a whole number multiple of $100,000). In the case of each Relevant Swing Line Facility, such right may only be exercised if the Relevant Borrower delivers a Repayment Notice to the Relevant Swing Line Lender before 2:00 p.m. on the Business Day before the proposed prepayment date specifying the proposed Repayment Date (which must be no earlier than the next Business Day) and the amount of such Loan or Acceptances to be repaid (which must be in a principal amount of at least $500,000 and be a whole number multiple of $100,000). The Relevant Borrower shall repay such Advance on such prepayment date to the extent specified in such Repayment Notice.

10.2.2 Effect of Voluntary Repayment. Each Advance under each Relevant Credit Facility voluntarily repaid shall not affect the amount of the Relevant Total Commitment.

10.3 Cancellation.

10.3.1 Voluntary Cancellation. Cognos shall have the right at any time and from time to time to permanently cancel, without premium or penalty, all or any unused portion of each of the Total Revolving Commitment and the Swing Line Commitments. Subject to the next sentence, such right may only be exercised by Cognos delivering a Cancellation Notice to the Canadian Agent specifying the proposed effective date of cancellation (which must be no less than three (3) Business Days thereafter), each Credit Facility affected, and the amounts of each of the Total Revolving Commitment and the Swing Line Commitments to be cancelled (which must be, in the case of a Relevant Revolving Facility, of at least USD5,000,000 and be a whole number of USD500,000 and, in the case of a Relevant Swing Line, of at least USD1,000,000 and be a whole number multiple of USD100,000). The Total Commitment (and each of the Total Canadian Revolving Commitment, the Total US Revolving Commitment and the Swing Line Commitments affected by the cancellation) shall permanently be cancelled and reduced on the effective date of each such cancellation in the amount so cancelled.

10.3.2 Cancellation of US Facilities. Before the US Borrower ceases to be a Wholly-Owned Subsidiary of Cognos, Cognos shall cancel the US Facilities in their entirety and cause the US Borrower to pay all Loan Obligations under the US Facilities in full.

10.4 Reallocation of Revolving Commitments.

10.4.1 Request for Modification of Commitments. Cognos may, by notice in the form of Schedule 10, duly completed and signed by Cognos, (in this Section 10.4, a “Commitment Modification Request”), delivered to the Canadian Agent at least 10 Business Days before any Fiscal Quarter end, request that amounts comprised in the Total Revolving Commitment be reallocated between the Total Canadian Revolving Commitment and the Total US Revolving Commitment, and/or amounts comprised in the Swing Line Commitments be reallocated between the Canadian Swing Line Commitment and the US Swing Line Commitment, in each case, with effect as of and from such Fiscal Quarter end (a “Commitment Modification Date”). A Commitment Modification Request may only request a change (increase or decrease) in a minimum amount of USD10,000,000 and be a whole number multiple of USD500,000 in each such component of the Total Revolving Commitment and USD2,000,000 and be a whole number multiple of USD100,000 in each Relevant Swing Line Commitment and neither the Total Revolving Commitment, nor the sum of the Relevant Swing Line Commitments, determined after such reallocation is made may exceed the total amount of the Total Revolving Commitment, or the sum of the Swing Line Commitments, respectively, in effect immediately before such reallocation is made.

10.4.2 Modifications. Upon receipt of a Commitment Modification Request pursuant to and in accordance with the provisions of Subsection 10.4.1, the Canadian Agent shall promptly notify each Lender and the US Agent of the modifications requested therein. The Commitments of each Lender with a Commitment under each Relevant Credit Facility shall automatically be modified as at each Commitment Modification Date to give effect to the modification requested by Cognos in the corresponding Commitment Modification Request; provided that, (a) the Credit Amount of all Advances outstanding under each Relevant Revolving Facility as at such Commitment Modification Date does not exceed the Total Canadian Revolving Commitment or Total US Revolving Commitment, as applicable, (b) the Credit Amount of all Advances outstanding under each Relevant Swing Line as at such Commitment Modification Date does not exceed the Canadian Swing Line Commitment or US Swing Line Commitment, as applicable, and (c) no Default shall have occurred and be continuing or would occur on such Commitment Modification Date.

10.5 Mandatory Repayments of Credit Facilities. On the date of each reduction of each Commitment of each Relevant Lender pursuant to Section 10.1, 10.3, 10.4 or 10.7, the Relevant Borrower shall repay to the Relevant Agent for the account of such Relevant Lender such amount on account of such Relevant Lender’s Rateable Share of Advances made to the Relevant Borrower under each Relevant Credit Facility as may be required to ensure that the Credit Amount of such Relevant Lender’s Rateable Share of all Advances under the Relevant Credit Facility does not exceed its Commitment thereunder at that time after giving effect to that reduction. Such Relevant Lender shall apply any such amount so repaid as follows:

(a)	first, to repay its Rateable Share of Loans under the Relevant Credit Facility;

(b)

second, to prepay to the Relevant Lender (or at the option of the Relevant Lender to provide cash collateral to the Relevant Lender for) the obligations of the Relevant Borrower under Section 6.8, if any, in respect of Acceptances issued for the Relevant Borrower’s account under the Relevant Credit Facility; and

(c)

third, to prepay (or at the option of the applicable Issuing Bank to provide cash collateral to the applicable Issuing Bank for) the Relevant Borrower’s obligations under Subsection 8.2.2 in respect of outstanding Standby Instruments until such Standby Instruments expire or are drawn upon, whereupon the applicable Issuing Bank shall account to the Relevant Borrower for the amount so paid to it and return any overpayment to the Relevant Agent for return to the Relevant Borrower or application in accordance with Section 16.25, as applicable.

10.6 Facility Excesses by Reason of Foreign Currency Fluctuations.

10.6.1 If and each time the Canadian Agent determines, acting reasonably and in good faith, (which determination shall be conclusive, absent manifest error) that the Credit Amount of all Advances under the Canadian Revolving Facility exceeds the Total Canadian Revolving Commitment by more than three percent (3%) by reason of fluctuations in exchange rates, the Canadian Agent may request (and shall request if such excess is more than five percent (5%) of the Total Canadian Revolving Commitment) Cognos to repay the entire excess above the Total Canadian Revolving Commitment.

10.6.2 If and each time the Canadian Swing Line Lender determines, acting reasonably and in good faith, (which determination shall be conclusive, absent manifest error) that the Credit Amount of all Advances under the Canadian Swing Line exceeds the Canadian Swing Line Commitment by more than three percent (3%) by reason of fluctuations in exchange rates, the Canadian Swing Line Lender may request (and shall request if such excess is more than five percent (5%) of the Canadian Swing Line Commitment) Cognos to repay the entire excess above the Canadian Swing Line Commitment.

10.6.3 Within three (3) Business Days of the receipt of any repayment request made by the Canadian Agent or the Canadian Swing Line Lender pursuant to Subsection 10.6.1 or 10.6.2, Cognos shall repay to the Canadian Agent for the account of the Canadian Revolving Lenders or to the Canadian Swing Line Lender such Advances outstanding under such Relevant Credit Facility as may be required to ensure that such entire excess is eliminated.

10.7 Prepayment of Affected Lenders. Cognos or the US Borrower, as applicable, shall have the right to permanently cancel without premium or penalty all, but not part, of each Commitment of each Affected Lender; provided that, no Default has occurred and is continuing. Such right may only be exercised by Cognos delivering a notice to the Relevant Agent advising of such cancellation and specifying the effective date of cancellation which must be no less than three (3) clear Business Days after and no later than 90 days after the Relevant Lender became an Affected Lender. The Relevant Borrower shall prepay the Affected Lender’s Rateable Share of all outstanding Advances on such effective date of cancellation, the Affected Lender’s Commitments shall be reduced to nil and such Affected Lender shall be released from its obligations to lend hereunder. Unless such Affected Lender is replaced pursuant to Subsection 17.11.10, each Relevant Total Commitment shall reduce by the amount of the reduction in such Affected Lender’s Commitment under each Relevant Credit Facility.

10.8 Netting of Payments. If, on any date, amounts on account of principal of any Advances (including the face amount of any Acceptance) would be due and payable under the same Credit Facility in the same currency by a Relevant Borrower to the Relevant Lenders, or any one of them, and by the Relevant Lenders, or such Relevant Lender, to that Relevant Borrower, then, on such date, unless notice is given by the Relevant Agent or such Relevant Lender (a copy of which notice shall be given by such Relevant Lender to the Relevant Agent simultaneously) stating that netting is not to apply to such payments, the obligations of each such party to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by that Relevant Borrower to the Relevant Lenders, or such Relevant Lender, exceeds the aggregate amount that would otherwise have been payable by the Relevant Lenders, or such Relevant Lender, to that Relevant Borrower or vice versa, such obligations shall be replaced by an obligation upon whichever of that Relevant Borrower or the Relevant Lenders, or such Relevant Lender, would have had to pay the larger aggregate amount to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

10.9 Place of Payment of Principal, Interest and Fees.

10.9.1 Payments to Senior Lenders Generally. Each payment of principal of, or interest or Fees computed on, any Advance and each other amount owing by each Relevant Borrower under or otherwise in respect of any Loan Document, except for payments made in respect of any Relevant Swing Line, shall be made by such Relevant Borrower to the Relevant Agent for the account of the Relevant Agent or Relevant Lenders entitled thereto in the currency in which such Advance or other amount is denominated no later than 11:00 a.m. (local time in the place of payment) in immediately available, freely transferable, cleared funds for value on the due date (or on the next Business Day if such due date is not a Business Day) to the credit of the Relevant Agent’s Accounts.

10.9.2 Payments under Relevant Swing Lines. Each payment of principal of, or interest or Fees computed on, any Advance under any Relevant Swing Line and each other amount owing by each Relevant Borrower under or otherwise in respect of any Relevant Swing Line, shall be made by such Relevant Borrower to the Relevant Swing Line Lender in the currency in which such Advance or other amount is denominated no later than noon (local time in the place of payment) in immediately available, freely transferable, cleared funds for value on the due date (or on the next Business Day if such due date is not a Business Day) to the credit of such account as the Relevant Swing Line Lender shall from time to time direct.

10.9.3 Late Day Payments. If any payment is made to any Senior Lender on any day after the times specified in Subsection 10.9.1 or 10.9.2, as applicable, that payment shall, for the purposes of determining the amount of interest payable by the Relevant Borrower thereon hereunder, be deemed to have been made on the following Business Day.

ARTICLE 11

CONDITIONS PRECEDENT

11.1 Conditions Precedent to Closing. The Borrowers shall ensure that each of the following conditions are satisfied on the Closing Date:

(a)	the Agents have received all of the following in form and substance satisfactory to the Agents acting reasonably:

(i)	original copies of each of this Agreement and each Guarantee duly executed by each party thereto;

(ii)

a Certificate of each Obligor (A) attaching true copies of (1) the Constitutional Documents of such Obligor and (2) all necessary internal corporate action taken by such Obligor to authorize the execution, delivery and performance of each Loan Document and the consummation of the transactions contemplated thereby, (B) as to incumbency and true signatures of each Senior Officer executing the Loan Documents to which such Obligor is party, (C) confirming the matters set out in paragraphs (c) and (d) below in the case of Cognos and (D) as to such other matters as the Agent may reasonably require;

(iii)

opinions from the Borrowers’ Counsel addressed to the Senior Lenders and Lender’s Counsel in respect of each Obligor and the Loan Documents in form and substance satisfactory to the Agents acting reasonably;

(iv)	a duly completed and signed Compliance Certificate for the Test Period ended May 31, 2007; and

(v)	such other supporting documents as the Agents may reasonably require;

(b)

all Fees payable to the Senior Lenders on the Closing Date, and all accrued fees, costs and expenses (invoiced or estimated) payable by each Agent to the Lender’s Counsel (not exceeding (i) CAD100,000 for Lender’s Canadian counsel and (ii) USD50,000 for Lender’s US counsel) in respect of the negotiation, execution, delivery and entry into effect of the Loan Documents are paid in full;

(c)	the representations and warranties of each Obligor made under each Loan Document are true, accurate and complete in all material respects on and as of the Closing Date; and

(d)	no Default has occurred that is continuing on the Closing Date.

11.2 Conditions to all Drawdowns. No Lender shall be obliged to make or allow, and no Borrower shall request or receive, any Drawdown under any Credit Facility, unless the Closing Date has occurred and the terms and conditions set out below in respect of such Drawdown have been and remain satisfied (or waived by the Required Lenders to permit such Drawdown to take place):

(a)	no Default has occurred that is continuing on the date such Drawdown is requested or on the proposed Drawdown Date, nor would any Default result after giving effect to the requested Drawdown;

(b)

each of the representations and warranties contained in each Loan Document is true, accurate and complete in all material respects on and as of the date such Drawdown is requested and the date such Drawdown is made, except to the extent (i) such representations and warranties are expressed to be made only as of a specified date, in which event they need only be true, accurate and complete in all material respects as of such specified date and (ii) the facts, state or condition referred to in such representations and warranties may be modified to reflect changes thereto expressly permitted by Sections 14.1 and 14.2; and

(c)	each of the terms and conditions applicable to such Drawdown under Articles 2, 3, 4, 5, 6 or 8, as applicable, have been fully complied with.

11.3 Conditions to Conversions and Rollovers. The Relevant Lenders shall not be obliged to make or allow, and the Relevant Borrower shall not request, any Conversion to a Libor Loan or an issue of Acceptances or any Rollover under any Relevant Revolving Facility unless the terms and conditions set out below in respect of such Conversion or Rollover have been and remain satisfied (or waived by the Required Lenders to permit such Conversion or Rollover to take place):

(a)

no Default has occurred that is continuing on the date such Conversion or Rollover is requested or on the proposed Conversion Date or Rollover Date, nor would any Default result after giving effect to the requested Conversion or Rollover;

(b)

each of the representations and warranties contained in each Loan Document is true, accurate and complete in all material respects on and as of the date such Conversion or Rollover is requested and as of the date such Conversion or Rollover is made, except to the extent (i) such representations and warranties are expressed to be made only as of a specified date, in which case they need only be true, accurate and complete as of such specified date and (ii) the facts, state or condition referred to in such representation and warranty may be modified to reflect changes thereto expressly permitted by Sections 14.1 and 14.2; and

(c)	each of the terms and conditions applicable to such Conversion or Rollover contained in Article 7 shall have been fully complied with.

ARTICLE 12

ADDITIONAL GUARANTORS

12.1 Designation of Additional Guarantor. In order to comply with Subsection 13.1.22, Cognos may, from time to time, designate any Wholly-Owned Subsidiary of Cognos incorporated or formed under the laws of Canada or any province thereof, of the United States or any constituent state thereof, or of such other jurisdiction as the Canadian Agent may reasonably approve to become an additional Guarantor. If the Canadian Agent approves any such Wholly-Owned Subsidiary designed by Cognos, such Subsidiary shall become a Guarantor as of and from the date the Canadian Agent confirms to Cognos and the Lenders that the Agents have received documents relative to such Subsidiary in form and substance satisfactory to them acting reasonably of the nature described in Section 11.1(a)(i), (ii), (iii) and (v).

ARTICLE 13

REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties. To induce the Lenders to make each Borrowing under the Credit Facilities available to the Borrowers pursuant hereto, and each Senior Lender to enter into each Loan Document, the Borrowers severally (and not jointly) represent and warrant to and in favour of the Senior Lenders as follows:

13.1.1 Existence. Each Obligor is a person validly subsisting under the laws of its jurisdiction of incorporation, and is duly qualified to do business in all jurisdictions where it carries on business where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

13.1.2 Authority. Each Obligor has the legal capacity to enter into, and perform its obligations under each Loan Document to which it is a party.

13.1.3 Authorization. The execution and delivery of each Loan Document to which each Obligor is party, and the performance by the Obligors of their respective obligations thereunder, have been duly authorized by all necessary corporate and statutory action on the part of the Obligors.

13.1.4 Enforceability. Each Loan Document has been duly executed and delivered by each Obligor party thereto and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors rights generally and by general equitable principles.

13.1.5 No Breach. The execution and delivery by each Obligor of each Loan Document to which it is a party and the performance of its obligations thereunder will not:

(a)	conflict with or result in a breach, of any of the terms, conditions or provisions of:

(i)	its charter documents or by-laws;

(ii)	any Applicable Law in any material respect;

(iii)	any material contractual restriction binding on or affecting it or its assets; or

(iv)	any writ, judgment, injunction, determination or award which is binding on it or its assets; or

(b)	result in, or require or permit:

(i)	the imposition of any Lien (other than Permitted Liens) on or with respect to any assets now owned or hereafter acquired by it; or

(ii)	the acceleration of the maturity of any Debt.

13.1.6 Compliance. Except as otherwise disclosed in writing to the Lenders prior to the Closing Date:

(a)	no Default or Event of Default has occurred and is continuing; and

(b)	no Obligor is in breach or default, or is aware of any event or circumstance which, but for the passage of time or the giving of notice or both, would constitute a breach or default:

(i)	under any contract or agreement to which it is a party or by which it is bound (nor is it aware of any breach or default by any other party thereunder); or

(ii)	under any law (including any Environmental Law) by which it is bound;

where such breach or default could reasonably be expected to have a Material Adverse Effect.

13.1.7 Financial Statements. The audited consolidated financial statements of Cognos as of and for the year ended February 28, 2007 were prepared in accordance with US GAAP and fairly and accurately present the consolidated financial position and results of operations of Cognos and its Subsidiaries as at such date.

13.1.8 Securities Law Matters. Except (a) for, and in connection with, Cognos’ delayed filings in respect of its Fiscal Year ended February 28, 2006, its Fiscal Quarter ended May 31, 2006 and its annual general meeting held in 2007 or (b) where failure to so comply with same could not reasonably be expected to have a Material Adverse Effect:

(i)

Cognos has filed all continuous disclosure documents required to be filed by it pursuant to applicable securities legislation in each Province of Canada and the by-laws, rules, regulations and policies of each stock exchange on which any of its Capital Stock is listed (“Securities Reports”). Each Securities Report was, as of the date of filing, in compliance in all material respects with all applicable requirements under applicable securities legislation in each Province of Canada and the by-laws, rules, regulations and policies of each such stock exchange, and none of the Securities Reports, as of their respective filing dates, included any “misrepresentation” (as such term is defined in the Securities Act (Ontario)).

(ii)

Cognos is a “reporting issuer” or the equivalent in all Provinces of Canada (where such concept exists and where such status is required by law) and is not in default of any material requirement of any applicable securities legislation or the regulations, rules or policies thereunder. All “material changes” (as such term is defined in the Securities Act (Ontario)) in the affairs of Cognos have been publicly disclosed in compliance with the provisions of National Instrument 51-102 and Cognos has no knowledge of any “material fact” (as such term is defined in the Securities Act (Ontario)) with regards to Cognos.

(iii)

Cognos’ outstanding common shares are listed for trading on the Toronto Stock Exchange and Cognos is not in default of any material requirement of any applicable by-laws, rules, regulations or policies of such stock exchange.

13.1.9 Material Adverse Effect. There does not exist and there has not occurred since February 28, 2007 any change in the consolidated financial position or operations of Cognos and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

13.1.10 Pari Passu. The payment obligations of each Obligor under each Loan Document to which it is a party rank at least pari passu in right of payment with all of such person’s other unsecured and unsubordinated indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

13.1.11 Material Litigation. There is no suit, action or other proceeding pending or threatened against any Obligor which could reasonably be expected to have a Material Adverse Effect.

13.1.12 Intellectual Property Rights. Each of the Obligors owns or is licensed or otherwise has the right to use all intellectual property that is used in the operation of their businesses without conflict with the rights of any other person (other than any intellectual property the absence or non-proprietary ownership of which, or any such conflict with respect to which, could not reasonably be expected to have a Material Adverse Effect). None of the Obligors has received any notice of any claim of infringement or similar claim or proceeding relating to any of its intellectual property which could reasonably be expected to have a Material Adverse Effect.

13.1.13 ERISA. With respect to each Plan, each of the Obligors and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the US Internal Revenue Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or could reasonably be expected to occur that, when taken together with all such other ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for the purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded plans, in each case, by an amount that could reasonably be expected to have a Material Adverse Effect.

13.1.14 Foreign Assets Control Regulations. Neither the execution and delivery of the Loan Documents nor the Borrowers’ use of the proceeds under any Credit Facility will violate the Trading with the Enemy Act (50 U.S.C. § 1 et.seq., as amended), or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, no Obligor (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. Each Obligor is in compliance, in all material respects, with the Patriot Act). No part of the proceeds from any Credit Facility will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official party capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

13.1.15 Federal Reserve Regulations. Neither Cognos nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U of the US Federal Reserve Board), and no part of the proceeds of any credit obtained hereunder shall be used, whether directly or indirectly, incidentally or ultimately, for any purpose which violates, or would be inconsistent with, the US Federal Reserve Board Regulation T, U or X. Terms for which meanings are provided in the US Federal Reserve Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

13.1.16 Investment Company. Neither Cognos nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended of the United States.

13.1.17 Title to Assets. Except where the failure to hold or maintain same could not reasonably be expected to have a Material Adverse Effect, each of the Obligors has a good and marketable title to all assets reflected as owned by it on its most recently prepared financial statements free from any Liens, other than Permitted Liens.

13.1.18 Consents, Approvals, etc. Except where the failure to obtain same could not reasonably be expected to have a Material Adverse Effect, no consents, approvals, acknowledgements, undertakings, directions or other documents or instruments are required to be entered into or provided by any person (i) in connection with the execution, delivery, performance, legality, validity or enforceability of the Loan Documents or (ii) to implement the transactions contemplated by the Loan Documents.

13.1.19 Labour Agreements. The Obligors have no contracts with any labour union or employee association, and are not under any obligation to assume any such contracts to or conduct negotiations with any labour union or employee association with respect to any future agreements, and the Obligors are not aware of any current attempts to organize or establish any such labour union or employee association.

13.1.20 Solvent. Both before and after giving effect to (a) the making of any Advance hereunder and (b) the payment and accrual of all transaction costs in connection with the foregoing, each Obligor is Solvent.

13.1.21 Taxes. Each of Cognos and its Subsidiaries has filed as and when required by Applicable Law all Tax returns (except to the extent where the failure to do so could not reasonably be expected to have a Material Adverse Effect) and has paid and discharged before the same became delinquent (a) all Taxes imposed upon it or upon its assets and (b) all lawful claims (including claims for labour, material, supplies or services), except (i) any such Taxes or claims which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with US GAAP shall have been set aside on its books and (ii) where the failure to so pay same could not reasonably be expected to have a Material Adverse Effect.

13.1.22 Minimum Unconsolidated Revenues. The aggregate combined unconsolidated revenues of the Guarantors for the most recently concluded Test Period exceeded fifty percent (50%) of the consolidated revenues of Cognos for that Test Period.

13.2 Nature of Representations and Warranties. The representations and warranties made under or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the making of each Borrowing notwithstanding any investigations or examinations which may be made by any Senior Lender or Lenders’ Counsel, and the Lenders shall be deemed to have relied on such representations and warranties in the making of each Borrowing.

ARTICLE 14

COVENANTS OF EACH BORROWER

14.1 Affirmative Covenants. Until payment in full of all Loan Obligations owing by each Borrower to each of the Senior Lenders, each Borrower severally (and not jointly) covenants and agrees with the Senior Lenders that it will, and (where the context so admits) it will cause each Subsidiary of it to, duly perform and comply with each of the following affirmative covenants:

14.1.1 Maintain Existence. Each Obligor will do all things necessary (a) to maintain their legal existence, and (b) to carry out their businesses in a proper and efficient manner as would a prudent operator of similar businesses.

14.1.2 Compliance with Laws, etc. Each Obligor will comply, and will cause its Subsidiaries to comply, in all material respects, with all Applicable Laws (including Environmental Laws) and Authorizations and do all things necessary to obtain, promptly renew and maintain in good standing from time to time all Authorizations and duly observe all valid requirements of any governmental body except, in each case of the foregoing, where the failure to so comply, obtain, renew or maintain same could not reasonably be expected to have a Material Adverse Effect.

14.1.3 Payment of Taxes and Claims. Each Obligor will file, and will cause its Subsidiaries to file, as and when required by Applicable Law all Tax returns (except to the extent that failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect) and will pay and discharge before the same shall become delinquent (a) all Taxes imposed upon it or upon its assets, and (b) all lawful claims (including claims for labour, materials, supplies or services), except (i) any such Taxes or claims which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with US GAAP shall have been set aside on its books and (ii) where the failure to so pay same could not reasonably be expected to have a Material Adverse Effect.

14.1.4 Insurance. Each Obligor will insure and/or cause its Subsidiaries to insure, and keep insured those of their respective material assets which are of an insurable nature, against such risks, in such amount and in such manner as is customary and prudent in the case of businesses similarly situated and operating generally similar assets, and with such reputable insurance companies or associations as it may select.

14.1.5 Keeping of Books. Each Obligor will, and will cause its Subsidiaries to, in all material respects, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and its assets and business in accordance with US GAAP.

14.1.6 Pay Obligations to Lenders and Perform Other Covenants. Each Obligor will make full and timely payment of the payment obligations under the Loan Documents to which it is a party owed by it, when due whether now existing or hereafter arising, and will duly comply with all the terms and obligations contained in each Loan Document to which it is a party, all at the times and places and in the manner set forth therein.

14.1.7 Use of Proceeds. The Borrowers will use the proceeds of all Advances made available to it for general corporate purposes.

14.1.8 Financial and Other Reporting. Cognos will deliver to the Canadian Agent:

(a)	within 120 days after the end of each Fiscal Year of Cognos, a copy of the annual audited consolidated financial statements of Cognos prepared in accordance with US GAAP;

(b)

within 60 days after the end of the first three Fiscal Quarters of the Fiscal Year, a copy of the unaudited consolidated financial statements of Cognos prepared in accordance with US GAAP, certified by a Senior Officer of Cognos;

(c)	with each of the financial statements in (a) and (b) above, a Compliance Certificate signed by a Senior Officer of Cognos;

(d)

within 150 days after the end of each fiscal year, a copy of the Cognos annual business plan including pro forma income statement, balance sheet and cash flow statement, and capital expenditure budget; and

(e)

all documentation and other information that the Agents may reasonably request in order for the Lenders and the Agents to comply with their respective ongoing obligations under applicable “know your customer” and anti-money laundering legislation, including the USA Patriot Act.

14.1.9 Notice of Certain Events. Cognos will promptly notify the Canadian Agent in writing of any of:

(a)	a Default or Event of Default;

(b)	a Material Adverse Effect;

(c)	prior to the completion thereof, any transaction whereby a Guarantor will cease to be a Wholly-Owned Subsidiary of Cognos; or

(d)	any proceeding before any court or governmental authority affecting the Borrower or any Obligor of the type described in the Material Litigation representation and warranty in Subsection 13.1.11.

14.1.10 Environmental Indemnity. The Obligors will indemnify and hold harmless the Agents and each Lender and their respective directors, officers, employees, agents and representatives from and against any and all third party liabilities, claims, demands, actions and causes of action, fines and other penal or administrative sanctions suffered by the indemnitees arising directly or indirectly out of any breach of any Environmental Law, or any Environmental hazards existing, or any Environmental pollution occurring, at any time relating to the assets of the Obligors.

14.1.11 Further Assurances. Each Obligor will, at its cost and expense, upon any reasonable request of an Agent, duly execute and deliver, or cause to be duly executed and delivered, to that Agent such further documents and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of that Agent to carry out more effectually the provisions and purposes of the Loan Documents.

14.1.12 ERISA. Either Borrower shall furnish to the Canadian Agent each of the following: (i) promptly and in any event within 30 days after any Borrower knows or has reason to know that any ERISA Event has occurred, written notice describing such event; and (ii) promptly and in any event within 10 days after either Borrower knows or has reason to know that a request for a minimum funding waiver under Section 412 of the US Internal Revenue Code has been filed with respect to any Plan or Multiemployer Plan, a written statement describing such ERISA Event of waiver request and any action, that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC of the IRS pertaining thereto.

14.2 Negative Covenants. Until payment in full of the Loan Obligations owing by each Borrower to each of the Senior Lenders, each Borrower severally (and not jointly) agrees with the Senior Lenders that it will, and (where the context so admits) it will cause each Subsidiary of it to, duly perform and comply with each of the following negative covenants:

14.2.1 Liens. No Obligor will, nor shall it permit any of its Subsidiaries to, create, incur or otherwise permit to exist any Lien on any of its or any of its Subsidiaries assets, other than Permitted Liens.

14.2.2 Merger, etc. No Obligor will merge, consolidate, combine or amalgamate with or into, or sell, convey, transfer, lease or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of its assets to, any other person, save that (a) any Wholly-Owned Subsidiary may consolidate, amalgamate or merge with any Obligor or any other Wholly-Owned Subsidiary, (b) any Wholly-Owned Subsidiary may wind-up or dissolve into any Obligor or other Wholly-Owned Subsidiary and any Obligor and any Wholly-Owned Subsidiary

may enter into a winding-up, dissolution, corporate reorganization or similar proceeding or arrangement between them; provided that, in each case, no Default results or could reasonably be expected to result therefrom.

14.2.3 Sale of Assets. No Obligor will, nor shall it permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets, save for (a) dispositions of inventory in the ordinary course, (b) dispositions of used, worn-out, obsolete or surplus property and (c) any other dispositions of assets (excluding Capital Stock in Subsidiaries) not exceeding USD50,000,000 in the aggregate for all such other dispositions by Cognos and its Subsidiaries in any Fiscal Year of Cognos.

14.3 Financial Covenants. Until payment in full of all Loan Obligations owing by each Borrower to each of the Senior Lenders, Cognos agrees with the Senior Lenders that it will ensure that each of the following financial tests are complied with:

14.3.1 Maximum Adjusted Total Debt/EBITDA Ratio. The Adjusted Total Debt/EBITDA Ratio for each Test Period ending on or after May 31, 2007 shall not exceed 3.0:1.

14.3.2 Interest Coverage Ratio. The ratio of EBITDA to Adjusted Interest Expense for each Test Period ending on or after May 31, 2007 shall not be less than 2.00:1.

ARTICLE 15

EVENTS OF DEFAULT

15.1 Events of Default. Any default, breach, failure, event, state or condition described below shall constitute an Event of Default and a default by each Borrower under this Agreement:

15.1.1 Non-Payment. A Borrower shall fail:

(a)	to pay the principal amount of any Advance when the same becomes due and payable under any Loan Document; or

(b)

to pay any interest, fees or any other amount when the same becomes due and payable under any Loan Document and such failure shall remain unremedied for a period of five (5) Business Days after written notice thereof is given to Cognos by an Agent.

15.1.2 Representations and Warranties Incorrect. Any of the representations or warranties made or deemed to have been made by any Obligor in any Loan Document, save for the representation and warranty contained in Section 13.1.22, is or shall prove to be or have been false, inaccurate or incomplete in any material respect when made or deemed to have been made; or the representation and warranty contained in Section 13.1.22 is or shall prove to be or have been false, inaccurate or incomplete in any material respect when made or deemed to be made in relation to any Test Period (the “Failed Test Period”) and Cognos shall fail to remedy such breach within 45 days of the end of the Failed Test Period by adding an additional Guarantor in accordance with Section 12.1 with sufficient unconsolidated revenues so that the unconsolidated revenues of each additional Guarantor, together with the combined unconsolidated revenues of each other Guarantor at that time, exceeds 50% of the consolidated revenues of Cognos for the Failed Test Period.

15.1.3 Financial Tests. Cognos shall breach Section 14.3.

15.1.4 Failure to Perform Other Covenants. Other than as contemplated by Subsections 15.1.1, 15.1.2 and 15.1.3, any Obligor shall fail to perform or observe any obligation, term or condition contained in any Loan Document on its part to be performed or observed or otherwise applicable to it; provided that, if such failure is capable of being remedied, no Event of Default shall occur as a result thereof unless and until such failure shall have remained unremedied for 60 days after written notice thereof is given to Cognos by an Agent.

15.1.5 Debt. (a) Any Obligor shall fail to pay the principal of any Debt which is outstanding in an aggregate principal amount exceeding USD50,000,000 (or the Equivalent Amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and, where applicable, such failure continues beyond any applicable grace period; or (b) any other event occurs or condition exists (including a failure to pay the premium or interest on such Debt) and, where applicable, continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt which is outstanding in an aggregate principal amount exceeding USD50,000,000 (or the Equivalent Amount in any other currency) without waiver of such failure by the holder of such Debt on or before the expiration of such period, as a result of which such holder accelerates such Debt.

15.1.6 Judgment. Any judgment or order (subject to no further right of appeal) for the payment of money aggregating in excess of USD100,000,000 (or the Equivalent Amount in any other currency) shall be rendered against any Obligor and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or, in any case, within five (5) days of any pending sale or disposition of any asset pursuant to any such process.

15.1.7 Insolvency Event. An Insolvency Event relative to an Obligor occurs.

15.1.8 Cessation of Business. Any Obligor ceases, suspends or threatens to cease or suspend all or a substantial part of its businesses or operations.

15.1.9 Execution. The assets of any Obligor are attached, executed upon, sequestered or distrained upon or become subject to any order of a court or other process and such attachment, execution, sequestration, distraint, order or process (i) relates to claims in the aggregate in excess of USD50,000,000 (or the Equivalent Amount in another currency) and (ii) such Obligor shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, or deposit with an Agent cash collateral or other security satisfactory to the Agent in the amount of the claim, before the earlier of (A) 60 days from the date of entry thereof or (B) the date falling 5 days before such assets may be disposed of.

15.1.10 Control Event. A Change of Control occurs.

15.1.11 Material Adverse Effect. There occurs a Material Adverse Effect.

15.1.12 Loan Documents Imperilled. If (a) any Loan Document or any material right of any Agent or Lender thereunder becomes or is determined by a court of competent jurisdiction to be illegal, invalid, unenforceable or ineffective or (b) any Obligor denies that it has any or further obligations under any Loan Document (other than in good faith pursuant to a bona fide dispute) or challenges the legality, validity or enforceability of any provision thereof.

15.1.13 Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably expected to result in liability of any Borrower or any of their Subsidiaries in excess of USD100,000,000 during the term hereof.

15.2 Termination and Acceleration. Upon the occurrence of an Event of Default, either Agent shall, subject to Section 16.9, at the direction of the Required Lenders, do any one or more of the following:

(a)

declare the whole or any item or part of the Total Commitment or the unutilized portion (if any) of any Credit Facility to be cancelled or reduced, whereupon the Relevant Lenders (to the extent applicable) shall not be required to make any further Advance hereunder in respect of such portion of the Total Commitment or each Credit Facility cancelled or reduced;

(b)

accelerate the maturity of all or any item or part of the Loan Obligations of each Borrower hereunder and declare them to be payable on demand or immediately due and payable, whereupon they shall be so accelerated and become so due and payable;

(c)	suspend any rights of either Borrower under any Loan Document, whereupon such rights shall be so suspended;

(d)	demand payment under each Guarantee;

(e)

demand that Cognos pay the face amount of all outstanding Acceptances in prepayment of (or at the option of the Relevant Lender as cash collateral for) its obligations under Section 6.8 in respect of outstanding Acceptances, whereupon Cognos shall prepay immediately to the Canadian Agent the face amount of all outstanding Acceptances;

(f)

demand that each Relevant Borrower pay the Standby Instrument Exposure of all outstanding Standby Instruments in prepayment of (or at the option of the applicable Issuing Bank as cash collateral for) the Relevant Borrower’s obligations under Subsection 8.2.2, if any, to each applicable Issuing Bank, whereupon each Relevant Borrower shall be obliged to pay immediately to the Relevant Agent for the account of the applicable Issuing Bank such Standby Instrument Exposure of such Standby Instruments until they expire or are drawn upon, whereupon the applicable Issuing Bank shall account to the Relevant Borrower for the amount so paid to it and return any overpayment to the Relevant Agent for return to the Relevant Borrower or application in accordance with Section 16.25, as applicable; and

(g)

take any other action, commence and prosecute any proceeding or exercise such other rights as may be permitted by applicable law (whether or not provided for in any Loan Document) at such times and in such manner as the Canadian Agent may consider expedient, all without any additional notice, demand, presentment for payment, protest, noting of protest, dishonour, notice of dishonour or any other action being required. If an Event of Default referred to in Subsection 15.1.7 occurs, unless the Required Lenders otherwise agree, the Total Commitment shall be cancelled and the Loan Obligations shall be accelerated and become immediately due and payable automatically without any action on the part of any Senior Lender being required.

15.3 Waiver. The Required Lenders may waive any Default. No waiver, however, shall be deemed to extend to a subsequent Default, whether or not the same as or similar to the Default waived, and no act or omission by the Senior Lenders shall extend to, or be taken in any manner whatsoever to affect, any subsequent Default or the rights of the Senior Lenders arising therefrom. Any such waiver must be in writing and signed by the Canadian Agent pursuant to instructions received from the Required Lenders to be effective. No failure on the part of the Senior Lenders to exercise, and no delay by the Senior Lenders in exercising, any rights under any Loan Document shall operate as a waiver of such rights. No single or partial exercise of any such rights shall preclude any other or further exercise of such rights or the exercise of any other rights.

ARTICLE 16

THE AGENTS AND ADMINISTRATION OF THE CREDIT FACILITIES

16.1 Appointment and Authorization. Each Senior Lender irrevocably appoints and authorizes each Agent to execute, deliver and take such actions as its agent under each Loan Document to which each Agent is party and to exercise such rights under each such Loan Document as are specifically delegated to each Agent by the terms thereof, together with such rights as are reasonably incidental thereto. Each Agent accepts such appointment and agrees to perform its obligations as such Agent under each such Loan Document in accordance with the provisions hereof and thereof.

16.2 Declaration of Agency. Each Agent declares that it shall hold the rights granted to it under each Loan Document, for its own benefit and as agent for the rateable benefit of each other Senior Lender. The rights vested in each Agent by any Loan Document shall be performed by each Agent in accordance with this Article 16.

16.3 Protection of Agents. Neither Agent shall be liable for any action taken or omitted to be taken by it under any Loan Document or in connection therewith, except to the extent of any losses and expenses that are determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of that Agent. In no event shall any Agent be liable to any Obligor or other Senior Lender for special, indirect, consequential or punitive damages (including loss of profit, business or anticipated savings) arising out of or in connection with, or as a result of any Loan Document or the performance, improper performance or non-performance of any obligation thereunder or the exercise, improper exercise or non-exercise of any right thereunder.

16.4 Interest Holders. Each Agent may treat each Lender as the holder of all of the rights of such Lender in respect of the Credit Facilities until a duly executed and delivered Loan Transfer Agreement signed by such Lender and the Transferee, completed in form and substance satisfactory to the Canadian Agent, has been delivered to the Canadian Agent and the Canadian Agent has been paid its required processing fee for such loan transfer.

16.5 Consultation with Professionals. Each Agent may engage and consult with the Lenders’ Counsel, accountants, consultants, financial advisors and other experts and an Agent shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of the Lenders’ Counsel or such accountants, consultants, financial advisors or other experts.

16.6 Documents. No Agent shall be under any duty or obligation to examine, enquire into or pass upon the validity, effectiveness or genuineness of any Loan Document or any other agreement, document, instrument or communication furnished pursuant to or in connection with any Loan Document, and an Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

16.7 The Agent and its Subsidiaries and Affiliates. With respect to its Commitments, those portions of the Credit Facilities made available by it, each Agent shall have the same rights hereunder as any other Lender and may exercise the same as though it were not an Agent and each Agent and its Subsidiaries and Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Cognos and its Affiliates and persons doing business with Cognos or any of its Affiliates as if it were not an Agent and without any obligation to account therefor.

16.8 Responsibility of an Agent. The obligations of an Agent to the Senior Lenders under each Loan Document to which that Agent is party are only those expressly set forth in those Loan Documents, subject as otherwise provided in this Article 16. An Agent shall not have any fiduciary obligation to any other Senior Lender. An Agent shall only have those contractual obligations expressly set forth in each Loan Document to which that Agent is party. An Agent shall not have any duty or obligation to investigate whether any Default has occurred. An Agent shall be entitled to assume that no Default has occurred and is continuing, unless any officer of that Agent charged with the administration of the Loan Documents has actual knowledge or has been notified by a Borrower of such fact or has been notified by another Senior Lender that such Senior Lender considers that a Default has occurred and is continuing, such notification to specify in detail the nature thereof.

16.9 Action by an Agent.

16.9.1 Exercise of Discretion. An Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action which it may be able to take under or in respect of, any Loan Document, unless that Agent has been instructed by the Required Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that an Agent shall not release or postpone any Guarantee, except upon the instructions of the Required Lenders. An Agent shall not incur any obligations under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except to the extent of any losses and expenses that are determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of that Agent.

16.9.2 Instructions from Required Lenders. An Agent shall in all cases be fully protected in acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders, and any action taken or refrained from being taken pursuant to such instructions shall be binding on all Senior Lenders.

16.9.3 Compliance with Applicable Law. Notwithstanding anything else herein contained, an Agent may refrain from doing anything which would or might in its opinion be contrary to any Applicable Law or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any Applicable Law.

16.9.4 Proceeding. An Agent shall have the right to institute, prosecute and defend any proceeding affecting that Agent, any rights of the Senior Lenders under the Loan Documents, and, subject to Section 16.18, to compromise any matter or difference or submit any such matter or difference to arbitration or any other alternative dispute resolution proceeding and to compromise or compound any debts owing to that Agent as agent or any other claims against it as such agent upon being provided with such evidence as shall seem sufficient to that Agent.

16.9.5 Agent May Require Security. Notwithstanding Subsection 16.9.1, an Agent may refrain from acting in accordance with any instructions of the Required Lenders to begin any proceeding arising out of or in connection with any Loan Document until it has received from the Lenders such security as it may require (whether by way of payment in advance or otherwise) for all losses and expenses and disbursements which it anticipates it will or may expend or incur in complying with such instructions.

16.9.6 New Obligations. An Agent shall have the right to give or enter into any obligation as it shall, with the approval of the Required Lenders and subject to all of the provisions of the Loan Documents to which that Agent is party, think fit in relation to the Loan Documents.

16.9.7 Standard of Promptness. Where an Agent is obliged by the provisions of this Article 16 to give any notice or notification “promptly” or “forthwith”, if it gives such notice or notification within two (2) Business Days of an officer of it charged with the administration of this Agreement becoming aware of the subject matter of such notice or notification, it shall be deemed to have given such notice or notification promptly or forthwith.

16.10 Notice of Default. In the event that an officer of an Agent charged with the administration of this Agreement receives notice in writing of the occurrence of a Default, that Agent shall promptly notify the other Senior Lenders, and in the case of an Event of Default, subject to Section 16.9, that Agent shall take such action and assert such rights under the Loan Documents as the Required Lenders shall request in writing, and that Agent shall not be subject to any liability by reason of its acting pursuant to any such request. Prior to receiving any instructions from the Required Lenders in respect of such Event of Default, an Agent may, but shall not be obliged to, take such action or assert such rights (other than those matters requiring unanimous Lender consent under any other provision of this Agreement) as it deems in its discretion to be advisable for the protection of the Senior Lenders, except that, if the Required Lenders have instructed that Agent not to take such action or assert such rights, that Agent shall not, except as otherwise provided in Subsections 16.9.3 and 16.9.5, act contrary to those instructions.

16.11 Responsibility Disclaimed. An Agent in such capacity shall not be under any obligation whatsoever:

(a)	to any Borrower as a consequence of any failure or delay in the performance by, or any breach by, any other Senior Lender of any of its obligations under any Loan Document;

(b)	to any Senior Lender, as a consequence of any failure or delay in performance by, or any breach by, any Borrower of any of its obligations under any Loan Document; or

(c)

to any Senior Lender for any statements, representations or warranties in any Loan Document or any other document contemplated by any Loan Document or in any other information provided pursuant to any Loan Document or any other document contemplated by any Loan Document or for the validity, effectiveness, enforceability or sufficiency of any Loan Document or any other document contemplated thereby.

16.12 Indemnification. Each of the Lenders severally agrees to indemnify each Agent (to the extent not paid by any Borrower to that Agent on demand) pro rata according to their respective Rateable Shares from and against any claims and all losses and expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against that Agent in any way relating to or arising out of any Loan Document or any other document contemplated thereby or any action taken or omitted by that Agent under any Loan Document or any document contemplated thereby, except that no Lender shall be liable to an Agent for any portion of such losses and expenses or disbursements to the extent they are determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of that Agent. Payment by the Lenders to that Agent pursuant to this Subsection 16.12 shall not discharge or satisfy any obligation of any Obligor to make such payment to that Agent, but rather the Lenders making such payment shall be subrogated to the rights of that Agent against such Obligor in respect thereof.

16.13 Protection of Representatives. Each reference in Sections 16.1, 16.3, 16.9, 16.10, 16.11, 16.12, 16.15 and 16.20 to an Agent shall (to the extent the context so admits) be deemed to include that Agent and its representatives and that Agent shall be constituted as agent and bare trustee of each such representative and shall hold and enforce their rights under those Sections for their respective benefits.

16.14 Credit Decision. Each Senior Lender represents and warrants to each Agent that:

(a)

in making its decision to enter into each Loan Document to which it is party and to make its Commitments and its portion of the Credit Facilities available to each Borrower, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Cognos and its Subsidiaries and that it has made an independent credit judgment without reliance upon any information furnished by that Agent; and

(b)

so long as any portion of the Credit Facilities is being utilized by any Borrower or any Loan Obligation remains unperformed, it will continue to make its own independent evaluation of the financial condition and affairs of Cognos and its Subsidiaries.

16.15 Replacement of Agent, Reference Lender and Swing Line Lender.

16.15.1 Agents. An Agent (a “Resigning Agent”) may resign at any time by giving written notice thereof to the other Senior Lenders and Cognos. Such resignation will not be effective until a replacement agent is appointed. Upon receipt of notice of any such intended resignation, the Required Lenders shall have the right to appoint a replacement to the Resigning Agent who shall be one of the Lenders. Unless a Default has occurred that is continuing, the consent of Cognos (which shall not be unreasonably withheld or delayed) to any such replacement shall also be required. If no replacement to the Resigning Agent shall have been so appointed and shall have accepted such appointment within 15 days of receipt of such notice, the Lenders (excluding the Lender that is the Resigning Agent) shall within the following 15 days appoint a replacement who may, but need not be, a Lender. If the Lenders fail to appoint a replacement to the Resigning Agent within such 15 day period, without limitation of its rights under this Subsection 16.15.1, the Resigning Agent may, on behalf of the Senior Lenders, appoint a replacement Agent which shall be a financial institution listed in Schedule I, II or III of the Bank Act (Canada) or be organized under the laws of Canada (or a Province) or the laws of the United States or any State thereof, in each case which has (or whose Holding Company has) combined capital and reserves in excess of USD5,000,000,000 (or the Equivalent Amount in other currency) and has (or whose Affiliates have) offices in Toronto and New York City. Upon the resignation of a Resigning Agent, the replacement agent shall thereupon succeed to and become vested with all the rights and obligations of the Resigning Agent and the Resigning Agent shall be discharged from its obligations as such administration agent under the Loan Documents. A replacement agent shall evidence its acceptance of appointment hereunder by signing and delivering a counterpart of this Agreement to Cognos and the Resigning Agent. After any Resigning Agent’s resignation or removal hereunder as an Agent, the provisions of this Article 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

16.15.2 Reference Lender. The Canadian Agent may, with the consent of Cognos (which consent shall not be unreasonably withheld or delayed and which consent shall be deemed to have been given if an Event of Default has occurred and is continuing) remove either Reference Lender and nominate and appoint any other Lender (or its Affiliate) to act as a Reference Lender in relation to any Credit Facility under this Agreement. Any Reference Lender may resign at any time by giving notice thereof to the Canadian Agent. Upon receipt of such resignation notice, the Canadian Agent shall appoint a replacement Reference Lender who shall be one of the Lenders (or their Affiliates). Unless an Event of Default has occurred that is continuing, the consent of Cognos (which shall not be unreasonably withheld) shall be required to any replacement Reference Lender.

16.15.3 Swing Line Lender. A Swing Line Lender may be replaced by a Transferee pursuant to and in accordance with the provisions of Subsection 17.11.4.

16.16 Delegation. With the prior approval of the Required Lenders, such approval not to be unreasonably withheld or delayed, an Agent shall have the right to delegate any of its rights or obligations under the Loan Documents to any other person upon such terms and conditions as that Agent may think fit; provided that, that Agent shall remain liable to perform the obligations so delegated.

16.17 Required Lender Decisions. Where the Required Lenders are required to agree or consent to any act or thing, or to exercise any judgment or discretion, under any Loan Document, the Canadian Agent shall ask all Lenders for such agreement or consent to do any such act or thing or to exercise such judgment or discretion. The foregoing shall not limit the right of the Required Lenders to agree or consent to any such act or thing or to exercise such judgment or discretion. A copy of such agreement or consent shall be sent by the Canadian Agent to all the Lenders.

16.18 Changes, Judgments and Discretions.

16.18.1 General. The rights of each Senior Lender under each Loan Document shall be cumulative and not exclusive of any rights which each Senior Lender would otherwise have, and no failure or delay by any Agent or Lender in exercising any right shall operate as a waiver of it nor shall any single or partial exercise of any right preclude its further exercise or the exercise of any other right. Subject as otherwise provided in Subsections 16.18.2 and 16.18.3, (a) any term, condition, other provision, obligation or agreement contained in any Loan Document may be changed with the consent of Cognos and the Majority Lenders, (b) any act or thing referred to in any Loan Document to be agreed upon by the Senior Lenders or an Agent may be agreed or consented to by the Majority Lenders and (c) the exercise of any judgment or discretion by the Senior Lenders or Lenders contained in any Loan Document may be exercised by the Majority Lenders.

16.18.2 Changes Requiring Every Lender’s Consent. Without the prior consent of every Lender, no change to any Loan Document, agreement or consent to any act or thing referred to in any Loan Document or exercise of any judgment or discretion contained in any Loan Document shall:

(a)

increase the aggregate amount of any Credit Facility, the amount or term of any of the Commitments or the proportion represented by the Rateable Share of any Lender, except to the extent expressly permitted or required in this Agreement (without regard for any change thereto unless made in accordance with this Subsection 16.18.2);

(b)	postpone or defer the time for the payment of the principal of or interest on any Advance, any Fees or any other amount payable hereunder;

(c)

decrease the rate or amount or change the currency of any principal, interest or Fees payable hereunder or the requirement of pro rata application in accordance with (i) each Lender’s Rateable Share of all amounts received by an Agent in respect of a Relevant Revolving Facility or (ii) its Rateable Share of all amounts received by the Senior Lenders after the occurrence of an Event of Default;

(d)	change the definition of “Majority Lenders”, “Rateable Share” or “Required Lenders”; or

(e)	change Section 16.22, 16.25 or 17.11.2 or this Section 16.18.

16.18.3 Changes Requiring Consent of an Agent, Swing Line Lender or Issuing Bank. No change to any provision of any Loan Document shall affect any of the rights or obligations of an Agent, a Relevant Swing Line Lender or an Issuing Bank under any Loan Document, without the consent of that Agent, that Relevant Swing Line Lender or Issuing Bank, as the case may be.

16.18.4 Changes Requiring the Consent of every Senior Lender. Without the prior consent of every Senior Lender, no change to any Loan Document, agreement or consent to any act or thing referred to in any Loan Document or exercise of any judgment or discretion contained in any Loan Document shall release or postpone any Guarantee.

16.19 Determination by Agent.

16.19.1 Good Faith. Any determination to be made by an Agent under any Loan Document shall be made by that Agent in good faith and, if so made, shall be deemed to have been properly made and conclusive and binding on all parties hereto, absent manifest error.

16.19.2 Certificate of Agent as to Rates. Except as otherwise provided in Subsection 16.20.5, a certificate of an Agent certifying any amount or interest or discount rate shall be conclusive and binding on the parties hereto for all purposes, absent manifest error. No provision hereof shall be construed so as to require an Agent to issue a certificate at any particular time.

16.19.3 Notification of Rates. Each Relevant Reference Lender (if it is not the same person as an Agent) shall (or shall cause its Affiliate that is the Reference Lender, as the case may be, to) promptly notify the Relevant Agent of each interest rate that it is required to determine pursuant to this Agreement. Promptly following receipt of each such notice, or promptly after determination if the Relevant Agent and the Relevant Reference Lender is the same person, the Canadian Agent shall promptly notify the Relevant Lenders of each interest rate the Relevant Agent is required to determine and report to the Relevant Lenders pursuant to this Agreement.

16.20 Interlender Procedure for Making Advances.

16.20.1 Relevant Lenders to provide their Rateable Shares to Relevant Agent. Subject to the terms and conditions of this Agreement, each Relevant Revolving Facility shall be made available to each Relevant Borrower in accordance with this Section 16.20. Upon receipt by the Relevant Agent of a Borrowing Request, the Relevant Agent will promptly notify each Relevant Lender of the receipt of such Borrowing Request and of such Relevant Lender’s Rateable Share of such Borrowing. In the case of an issue of Acceptances, the Relevant Agent will round allocations amongst the Relevant Lenders to ensure that each Acceptance issued has a face amount which is a whole number multiple of CAD100,000 (and such rounded allocations shall constitute the Relevant Lenders’ respective Rateable Shares for the purposes of this Agreement). Subject to Sections 7.3, 10.8 and 11.2 and 11.3, as applicable, and Subsection 16.20.7, each Relevant Lender will make its Rateable Share of each Borrowing under the Relevant Revolving Facility or its Net Acceptance Proceeds available to the Relevant Agent by paying, no later than 10:00 a.m. (local time in the place of payment) on the Borrowing Date requested by the Relevant Borrower, its Rateable Share of such Borrowing or such Net Acceptance Proceeds in freely transferable, cleared funds for value on the Borrowing Date to the Relevant Agent’s Accounts. Subject to Sections 10.8 and 11.2, the Relevant Agent will make such funds available to the Relevant Borrower if so received by bank transfer to the Relevant Borrower’s Accounts before 11:00 a.m. on the Borrowing Date.

16.20.2 Limitation on Agent’s Liability. The obligations of the Relevant Agent under this Section 16.20 shall be limited to taking such steps as are commercially reasonable to implement the instructions described in Subsection 16.20.1, and the Relevant Agent shall not be liable for any losses and expenses which may be incurred or suffered by the Relevant Borrower and occasioned by the failure or delay of funds to reach the designated destination, save and except to the extent such losses and expenses shall be determined by a final judgment to have been directly caused by the gross negligence or wilful misconduct of the Relevant Agent.

16.20.3 Relevant Lenders to indemnify Relevant Agent for failure to make funds available. Unless the Relevant Agent has been notified by a Relevant Lender at least two (2) Business Days prior to the Borrowing Date requested by the Relevant Borrower that such Relevant Lender will not make available to the Relevant Agent its Rateable Share of such Borrowing or its Net Acceptance Proceeds, the Relevant Agent may assume that such Relevant Lender has made such portion of the Borrowing or such Net Acceptance Proceeds available to the Relevant Agent on the Borrowing Date in accordance with the provisions hereof, and the Relevant Agent may, in reliance upon such assumption, make available (to the extent applicable) to the Relevant Borrower on such date a corresponding amount. If the Relevant Agent has made such assumption, to the extent a Relevant Lender has not so made its Rateable Share of the Borrowing or its Net Acceptance Proceeds available to the Relevant Agent, such Relevant Lender agrees to pay to the Relevant Agent, within two (2) Business Days of demand, such Relevant Lender’s Rateable Share of the Borrowing or its Net Acceptance Proceeds and all losses and expenses incurred by the Relevant Agent in connection therewith, together with interest thereon at the prevailing rate applicable to interbank deposit balances for each day from the date such amount is made available by the Relevant Agent until the date such amount is paid or repaid to the Relevant Agent.

16.20.4 Borrower to repay any Advance not funded by a Lender. Notwithstanding Subsection 16.20.3, if a Relevant Lender fails to pay any portion of any Borrowing or its Net Acceptance Proceeds to the Relevant Agent pursuant to Subsection 16.20.3 within two (2) Business Days of demand therefor by the Relevant Agent, the Relevant Borrower shall, without prejudice to any rights that the Relevant Borrower might have against such Relevant Lender, repay such amount to the Relevant Agent within three (3) Business Days after demand therefor by the Relevant Agent, together with all losses and expenses incurred by the Relevant Agent in connection therewith and interest thereon at the rate payable hereunder by the Relevant Borrower in respect of such Borrowing.

16.20.5 Agent to issue Certificate as to Amount payable. Any amount payable to the Relevant Agent pursuant to this Section 16.20 (other than Subsection 16.20.1) shall be set forth in a certificate delivered by the Relevant Agent to the Relevant Lender concerned and the Relevant Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof. If a Relevant Lender makes the payment to the Relevant Agent required by this Section 16.20, the amount so paid shall constitute, to the extent thereof, such Relevant Lender’s Rateable Share of the Borrowing or its Net Acceptance Proceeds for the purposes of this Agreement.

16.20.6 No Lender responsible for any other Lender’s Rateable Share. The failure of any Relevant Lender to advance its Rateable Share of any Borrowing or its Net Acceptance Proceeds to the Relevant Agent pursuant to this Agreement shall not relieve any other Relevant Lender of its obligations, if any, hereunder to advance its Rateable Share of the Borrowing or its Net Acceptance Proceeds to the Relevant Agent pursuant to this Agreement on the Borrowing Date, but no Relevant Lender shall be responsible for the failure of any other Relevant Lender to make available its Rateable Share of any Borrowing or its Net Acceptance Proceeds to be made available by such other Relevant Lender to the Relevant Agent pursuant to this Agreement on any Borrowing Date.

16.20.7 InterLender Netting. If on any date amounts on account of principal of any Advances (including the face amount of any Acceptance) would be due and payable under the same Credit Facility in the same currency by the Relevant Agent to any Relevant Lender and by that Relevant Lender to the Relevant Agent, then, on such date, unless the Relevant Agent notifies the Relevant Lenders stating that netting is not to apply to such payments, each such party’s obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by the Relevant Agent (after receipt from the Borrower or the Relevant Lenders, as the case may be) to that Relevant Lender exceeds the aggregate amount that would otherwise have been payable by that Relevant Lender to the Relevant Agent (for the account of the Relevant Borrower or the Relevant Lenders, as the case may be) or vice versa, such obligation shall be replaced by an obligation upon whichever of the Relevant Agent or the Relevant Lender would have had to pay the larger aggregate amount to pay to the other the excess of the larger aggregate amount over the smaller aggregate amount.

16.21 Remittance of Payments. Forthwith after receipt of any payment of principal, interest, Fees or other amounts for the benefit of the Relevant Lenders pursuant to the provisions hereof, the Relevant Agent shall remit to each Relevant Lender entitled thereto, its Rateable Share of such payment. If the Relevant Agent, on the assumption that it will receive, on any particular date, a payment of principal, interest, Fees or other amounts hereunder, remits to each Relevant Lender its Rateable Share of such payment and the Relevant Borrower fails to make such payment, each Relevant Lender agrees to repay to the Relevant Agent forthwith on demand, to the extent that such amount is not recovered from the Relevant Borrower within seven (7) days of demand (without in any way obligating the Relevant Agent to commence any proceeding to recover such amount) such Relevant Lender’s Rateable Share of the payment made pursuant hereto, together with all losses and expenses incurred by the Relevant Agent in connection therewith and interest thereon (at the prevailing rate applicable to interbank deposit balances) for each day from the date such amount is remitted to the Relevant Lenders. The exact amount of the repayment required to be made by the Relevant Lenders will be set forth in a statement delivered by the Relevant Agent to each Relevant Lender, which statement shall be conclusive and binding for all purposes, absent manifest error.

16.22 Redistribution of Payments.

16.22.1 Disproportionate Receipts of Loan Obligations to be Shared. Except as otherwise provide in Subsection 16.22.5, if a Lender, through the exercise of any right of set-off, the retention of any amounts which would otherwise be payable by such Lender to an Obligor or otherwise (save for any payment made to it from an Agent in accordance with the provisions hereof) receives payment of a portion of the Loan Obligations due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of the Loan Obligations due to such other Lender (having regard to the respective Rateable Shares of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be done simultaneously with receipt of such payment) in that portion of the Loan Obligations due to the other Lender or Lenders (the “Selling Lender or Lenders”) so that the respective receipts shall be pro rata according to their respective Rateable Shares.

16.22.2 Subsequent Recoveries. If all or part of a proportionately greater payment received by a purchasing Lender referred to in Subsection 16.22.1 shall be recovered from an Obligor by the Selling Lender or Lenders referred to therein, the purchase under such Subsection shall be rescinded and the purchase price paid for such participation shall be returned by such Selling Lender or Lenders to such purchasing Lender to the extent of such recovery, together with interest thereon at the relevant interbank rate calculated and payable from the Business Day following the day such return is requested until it is paid in full.

16.22.3 Preferential Payments. If all or part of a proportionately greater payment received by a purchasing Lender referred to in Subsection 16.22.1 is found to have been a transfer in fraud of creditors or a preferential payment under any applicable Insolvency Proceeding or is otherwise required by Applicable Law to be returned by such purchasing Lender, the purchase under such Subsection shall be rescinded and the purchase price paid for such participation shall be returned by the Selling Lender or Lenders referred to therein to such purchasing Lender to the extent of such amount returned, together with interest thereon at the prevailing rate applicable to interbank deposit balances calculated and payable from the Business Day following the day such return is requested until it is paid in full.

16.22.4 Notice Requirement. If any Lender receives or recovers payment of any amount it is required to share pursuant to Subsections 16.22.1, it shall promptly provide full particulars thereof to the Canadian Agent and the Canadian Agent shall promptly provide copies of such particulars to the other relevant Senior Lenders.

16.22.5 Credit Protection. If any Lender shall purchase credit protection for any of its Loan Obligations pursuant to a credit default swap, put or similar arrangement from a person that is not a Borrower or an Affiliate of the Borrower, and the credit protector has no recourse, directly or indirectly, against a Borrower or any Affiliate of the Borrower in respect of such credit protection (apart from rights arising under Loan Obligations assigned to such credit protector pursuant to such credit protection), any amounts received by such Lender pursuant to such credit protection arrangement shall not be subject to the provisions of Subsection 16.22.1.

16.23 Prompt Notice to Lenders.

16.23.1 Distribution of Information. Each Relevant Agent agrees to provide to the Relevant Lenders copies of the information, notices and reports received by it from each Borrower for distribution to the Lenders pursuant to this Agreement, including information provided pursuant to Subsection 14.1.8, promptly upon receipt of same.

16.23.2 Distribution by Use of Websites. An Agent may satisfy its obligations under this Agreement to deliver to the Lenders copies of the information, notices and reports referred to in Subsection 16.23.1 by posting this information onto a secure and confidential electronic website (which shall include IntraLinks) designated by that Agent to which the Lenders have access. That Agent shall supply the Lenders with the address of and any relevant password specifications for that designated website.

16.24 Several Debts of the Lenders. Each Relevant Lender’s share in each Borrowing constitutes a several debt owing by the Relevant Borrower to such Relevant Lender.

16.25 Enforcement. To the extent that an Agent receives or recovers payment of an amount owing under the Loan Documents upon or following the occurrence of an Event of Default that is continuing, such amount shall be applied as amongst all the Senior Lenders:

(a)	first, in or towards payment of all of each Agent’s losses and expenses and disbursements;

(b)

secondly, in or towards payment of all Loan Obligations which are due and payable by the Borrowers at such time to the Senior Lenders on account of the Loan Obligations owing by each Borrower pro rata according to the Rateable Shares of the Senior Lenders; and

(c)	thirdly, if the Loan Obligations have been paid in full, in payment to the Obligor entitled thereto or in accordance with any Order, award or final judgment.

The fact that an Agent may make a payment pursuant to paragraph (c) above or may determine that the Loan Obligations have been paid in full, will not thereafter prevent an Agent from applying any further monies, or any credit balance on any account, in the order set out in this Section 16.25.

16.26 Adjustments on Termination of a Swing Line and Standby Instrument Disbursements.

16.26.1 Adjustments and Assignments. A Relevant Swing Line Lender may at any time, whether or not a Default has occurred and is continuing, cancel its Relevant Swing Line by notice to the Relevant Agent and Cognos. If an Agent cancels any Relevant Revolving Facility in whole or in part pursuant to Section 15.1.1, that Agent shall, unless a Relevant Swing Line Lender agrees otherwise, also cancel the Relevant Swing Lines in their entirety. If a Relevant Swing Line is cancelled in its entirety:

(a)	the Relevant Swing Line Commitment shall reduce to nil;

(b)

the Relevant Swing Line Lender shall (if not already a Relevant Lender under the Relevant Revolving Facility) become a Relevant Lender under the Relevant Revolving Facility with a Commitment thereunder equal to the amount (or if already a Relevant Lender under the Relevant Revolving Facility, its Commitment in respect of the Relevant Revolving Facility shall be increased by the amount) of the Relevant Swing Line Commitment in effect before it was reduced to nil pursuant to clause (a) above;

(c)

the Canadian Agent will determine the amount of adjusting payments that may need to be made amongst the Relevant Lenders (including the Relevant Swing Line Lender) to ensure that their respective shares in outstanding Advances under the Relevant Revolving Facility equal their respective Rateable Shares of the Relevant Revolving Facility based on their respective Commitments under the Relevant Revolving Facility before any reduction thereof takes effect pursuant to Section 15.1.1;

(d)

each Standby Instrument Disbursement thereafter made under a Standby Instrument that was outstanding under the Relevant Swing Line shall be deemed to have been made by the Relevant Swing Line Lender on behalf of the Relevant Lenders under the Relevant Revolving Facility;

(e)

each of the Relevant Lenders (including, if applicable, the Relevant Swing Line Lender) shall advance to the Relevant Agent the amount of any adjusting payment required of it determined pursuant to clause (c) above;

(f)

the Relevant Agent shall, upon receipt from the Relevant Lenders (including the Relevant Swing Line Lender), advance to each applicable Relevant Lender (including, if applicable, the Relevant Swing Line Lender) the amount of any adjusting payment required to be paid to such Relevant Lender as determined pursuant to clause (c) above; and

(g)

each Relevant Borrower shall be obliged to repay outstanding Advances under the Relevant Revolving Facility in the Rateable Shares amongst the Relevant Lenders as adjusted pursuant to this Subsection 16.26.1.

16.26.2 Standby Instruments under a Relevant Revolving Facility. If a Standby Instrument Disbursement is deemed to have been made by an Issuing Bank on behalf of the Relevant Lenders under a Relevant Revolving Facility:

(a)	the Issuing Bank shall forthwith notify the Relevant Agent of the amount and currency of such Advance;

(b)

upon receipt of the notice referred to in clause (a) above, the Relevant Agent will determine the amount of adjusting payments required to be made amongst the Relevant Lenders to ensure that their respective shares in outstanding Advances under the Relevant Revolving Facility, including the Standby Instrument Disbursement, equal their respective Rateable Shares of the Relevant Revolving Facility;

(c)	each of the Relevant Lenders shall advance to the Relevant Agent the amount of the adjusting payment required of it pursuant to clause (b) above;

(d)

the Relevant Agent shall, upon receipt from the Relevant Lenders, advance to the applicable Issuing Bank the amount of the adjusting payments required to be paid to such Issuing Bank as determined pursuant to clause (c) above; and

(e)	the Relevant Borrower shall be obliged to repay the relevant Standby Instrument Disbursement to the Relevant Lenders in their respective Rateable Shares as adjusted pursuant to this Subsection 16.26.2

16.26.3 Participations. If adjusting advances pursuant to Subsection 16.26.1 or 16.26.2 cannot for any reason be made or the Relevant Lenders for any reason would not as a result thereof share rateably in the aggregate amount of the Advances outstanding under the Relevant Revolving Facility in their respective Rateable Shares based on their respective Commitments in effect before any reduction of Commitments takes effect pursuant to Section 15.2, each Relevant Lender hereby agrees that it shall forthwith purchase from the Relevant Swing Line Lender or relevant Issuing Bank, as the case may be, and each Relevant Lender (including the Relevant Swing Line Lender) agrees that it shall forthwith purchase from each of the other Relevant Lenders, as applicable, such participations in the Advances outstanding under the Relevant Revolving Facility (which shall be deemed to include any outstanding Standby Instruments under the Relevant Swing Line) as shall be necessary to cause the Relevant Lenders to share in such Advances rateably based on their respective Commitments under the Relevant Revolving Facility (taking into account, in the case of Subsection 16.26.1, any increase therein pursuant to Subsection 16.26.1(a) which effectively changes the Relevant Swing Line Commitment to a Commitment under the Relevant Revolving Facility but disregarding any reduction thereof pursuant to Section 15.2); provided that all interest payable on Advances outstanding under the Relevant Swing Line or to the applicable Issuing Bank, as the case may be, shall be for the account of the Relevant Swing Line Lender or Issuing Bank, as the case may be, until the date their respective participation is paid for and, to the extent attributable thereto, shall be payable to the purchasing Relevant Lender from and after such date of payment.

16.26.4 Failure by Lender to Advance. If a Relevant Lender (a “Defaulting Lender”) fails to make payment on the due date therefor of any amount due from it for the account of the Relevant Swing Line Lender or Issuing Bank pursuant to Subsection 16.26.1, 16.26.2 or 16.26.3 (the balance thereof for the time being unpaid being referred to in this Subsection 16.26.4 as an “overdue amount”) then until the Relevant Swing Line Lender has received payment of the overdue amount (plus interest as provided below) in full (and without in any way limiting the rights of the Relevant Swing Line Lender or Issuing Bank in respect of such failure):

(a)

the Relevant Swing Line Lender or Issuing Bank, as the case may be, shall be entitled to receive any payment which the Defaulting Lender would otherwise have been entitled to receive in respect of the Credit Facilities or otherwise in respect of any Loan Document; and

(b)

the overdue amount shall bear interest payable by the Defaulting Lender to the Relevant Swing Line Lender or Issuing Bank, as the case may be, at the rate payable by the Relevant Borrower in respect of the Loan Obligations which gave rise to such overdue amount.

16.27 No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or Transferees, may rely on any Agent to carry out such Lender’s, Affiliate’s, Participant’s or Transferee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act, including any programs involving any of the following items relating to or in connection with any of Cognos, its Affiliates or their representatives, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the Patriot Act.

16.28 USA Patriot Act. Each Senior Lender and each of its Participants and Transferees that are not incorporated under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the US Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act: (1) within ten (10) days after the date hereof and (2) at such other times as are required under the Patriot Act.

ARTICLE 17

GENERAL

17.1 Costs and Expenses.

17.1.1 Pre-Default. The Borrowers shall on demand pay to each Agent, on a full indemnity basis, the amount of all reasonable out-of-pocket fees, costs and expenses incurred and disbursements made by each Agent (including the reasonable fees and out-of-pocket expenses of the Lenders’ Counsel (subject to the limitation referred to in Subsection 11.1(b)) and those of accountants, experts and consultants retained by each Agent) in connection with each of (a) the preparation, negotiation, settlement, execution, delivery, entry into effect and administration of each Loan Document and/or the satisfaction of any conditions specified in Article 11, (b) each change to each Loan Document, (c) any restructuring of the Credit Facilities for any reason other than by reason of an Event of Default and (d) the interpretation or protection of rights of the Senior Lenders under each Loan Document.

17.1.2 Post Default. The Borrowers shall on demand pay to each Senior Lender, and indemnify and save each Senior Lender harmless, on a full indemnity basis from and against, the amount of all out-of-pocket fees, costs and expenses incurred and disbursements made by each Senior Lender (including the fees and out-of-pocket expenses of the Lenders’ Counsel) in connection with each of, (a) any restructuring of the Credit Facilities by reason of an Event of Default and (b) the defence, establishment, preservation, protection or enforcement of rights of the Senior Lenders under each Loan Document after the occurrence of an Event of Default.

17.1.3 Stamp Taxes. The Borrowers shall pay all stamp, registration, documentation, excise, property or similar tax (including interest, fines, penalties and additions to tax) payable on or otherwise in respect of each Loan Document.

17.2 Indemnification by each Borrower.

17.2.1 Redeployment Costs. Each Relevant Borrower shall on demand pay to the Relevant Agent for the account of each Relevant Lender the amount of all losses and expenses, including losses and expenses sustained by such Relevant Lender in connection with the liquidation or redeployment, in whole or in part, of deposits or funds borrowed or acquired by such Relevant Lender to fund such Relevant Lender’s Rateable Share in any Borrowing to such Relevant Borrower, which such Relevant Lender sustains or incurs (a) if for any reason a Borrowing does not occur on a date requested by such Relevant Borrower, other than by reason of the default of such Relevant Lender or (b) if the whole or any part of such Relevant Lender’s Rateable Share in any Libor Loan made available to such Relevant Borrower is paid to such Relevant Lender or converted to another Type of Borrowing other than on the Period End Date relating thereto.

17.2.2 General Indemnification. Cognos shall forthwith on demand defend, indemnify and save harmless each Senior Lender and its representatives (each, an “Indemnified Party”) on a full indemnity basis from and against any and all claims and losses and expenses (including interest and, to the extent permitted by applicable law, penalties, fines and monetary sanctions) which an Indemnified Party suffers or incurs as a result of or otherwise in respect of (a) any claim of any kind relating to the Environment which arises out of the execution, delivery or performance of, or the enforcement or exercise of any right under, any Loan Document, including any claim in nuisance, negligence, strict liability or other cause of action arising out of a release of a Hazardous Substance into the Environment, the presence or clean-up of any Hazardous Substance in the Environment, liability for personal injury or property damage arising from Hazardous Substances, any fines or Orders of any kind that may be levied or made pursuant to an Environmental Law, in each case relating to or otherwise arising out of any of the assets of Cognos or any Subsidiary, (b) the direct or indirect use or proposed use of the proceeds of any Advance, (c) any Default or (d) any proceeding commenced against any Indemnified Party arising out of the execution, delivery or performance of, or the enforcement of any right under any Loan Document. Each Senior Lender shall be constituted as the agent and bare trustee of each Indemnified Party who is its own representative and shall hold and enforce each such Indemnified Party’s rights under this paragraph for such party’s benefit. The foregoing indemnity shall not apply in respect of losses and expenses of an Indemnified Party to the extent that they are determined by a final judgment to have directly resulted from the gross negligence or wilful misconduct of such Indemnified Party.

17.3 Application of Payments. Any payments received in respect of the obligations of any Borrower under any Loan Document from time to time may, notwithstanding any appropriation by any Borrower, be appropriated to such parts of the obligations of such Borrower under any Loan Document and in such order as each Agent sees fit, and each Agent shall have the rights to change any appropriation at any time.

17.4 Set-Off. The Loan Obligations of each Borrower under each Loan Document will be paid by such Borrower free and clear of and without regard to any equities between such

Borrower and the Senior Lenders or any right of set-off. Any Debt owing by any Senior Lender to any Borrower, direct or indirect, extended or renewed, actual or contingent, matured or not, may be set off and applied against the Loan Obligations of such Borrower by such Senior Lender at any time, either before or after maturity, without demand upon or notice to anyone, and the terms of such Debt shall be changed hereby to the extent required to permit such set-off and application.

17.5 Rights in Addition. The rights conferred by each Loan Document are in addition to, and not in substitution for, any other rights the Senior Lenders may have under that Loan Document or any other Loan Document, at law, in equity or by or under Applicable Law or any agreement. The Senior Lenders may proceed by way of proceeding at law or in equity and no right of the Senior Lenders shall be exclusive of or dependent on any other. The Senior Lenders may exercise any of its rights separately or in combination and at any time.

17.6 Certificate Evidence. A certificate prepared by any Senior Lender and provided to any Borrower setting forth any interest rate or any amount payable under this Agreement, including the amount of compensation or loss and expense payable under Section 9.4 or 17.2, shall be conclusive and bind such Borrower, absent manifest error.

17.7 Evidence of Debt.

17.7.1 Relevant Agent’s Books. Each Relevant Agent shall open and maintain on its books accounts evidencing all Borrowings and all amounts owing by the Relevant Borrower to that Relevant Agent and each Relevant Lender under each Relevant Revolving Facility. The Relevant Agent shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Relevant Borrower to that Relevant Agent or under each Relevant Revolving Facility. The information entered in the accounts shall constitute, in the absence of manifest error, conclusive evidence of the existence and quantum of the obligations of the Relevant Borrower to that Relevant Agent and each Relevant Lender under each Relevant Revolving Facility. The Relevant Borrower and each Relevant Lender shall, on reasonable notice to the Relevant Agent, be entitled to obtain from the Relevant Agent copies of extracts of all entries made in such accounts.

17.7.2 Lenders May Request Promissory Notes. Any Relevant Lender may request that its Rateable Share in Advances be evidenced by a promissory note (a “Note”). In such event, the Relevant Borrower shall prepare, execute and deliver to such Relevant Lender a Note payable to the order of such Relevant Lender in the form of Schedule 6 (or in such other form to substantially the same effect as the Relevant Lender may accept). Thereafter, the Rateable Share of such Relevant Lender in all outstanding Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 17.11) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 17.11, except to the extent that any such Relevant Lender or assignee subsequently returns any such Note for cancellation and requests that its Rateable Share in outstanding Advances once again be evidenced as described in Subsection 17.7.1.

17.7.3 Relevant Swing Line Lenders’ Books. Each Relevant Swing Line Lender shall open and maintain on its books accounts evidencing all Borrowings under its Relevant Swing Line and all amounts owing by the Relevant Borrower to that Relevant Swing Line Lender under the Relevant Swing Line. The Relevant Swing Line Lender shall enter in the accounts details of all amounts from time to time owing, paid or repaid by the Relevant Borrower under the Relevant Swing Line. The information entered in the accounts shall constitute, in the absence of manifest error, conclusive evidence of the existence and quantum of the obligations of the Relevant Borrower to the Relevant Swing Line Lender under the Relevant Swing Line. The Relevant Borrower shall, on reasonable notice to the Relevant Swing Line Lender, be entitled to obtain from the Relevant Swing Line Lender copies of extracts of all entries made in such accounts.

17.7.4 Conflict. If there is any conflict or inconsistency between the accounts of any Relevant Agent maintained pursuant to Subsection 17.7.1 and the accounts of any Lender maintained pursuant to Subsection 17.7.2, including those recorded in any Note, the accounts of the Relevant Agent shall govern and be binding on the other parties hereto, absent manifest error.

17.8 Notices. Any notice, demand, consent, approval or other communication to be made or given under or in connection with this Agreement (a “Notice”) shall be in writing and may be made or given by personal delivery, by facsimile or by e-mail addressed to the Relevant Agents, Relevant Swing Line Lenders and the Relevant Borrowers at their respective addresses set out in Schedule 7, or to such other address as such party may from time to time notify the others in accordance with this Section 17.8, and to the Lenders at their respective Lending Offices. Any Notice made or given by personal delivery shall be conclusively deemed to have been given at the time of actual delivery or, if made or given by facsimile or by e-mail, at the opening of business on the first Business Day following the transmittal thereof; provided that, the party sending such Notice receives confirmation of receipt from the intended recipient’s telecopy machine or e-mail system. Notwithstanding the foregoing, (a) no Agent or Swing Line Lender shall be deemed to have received any Notice until it is actually received by an officer of that Agent or Swing Line Lender charged with the administration of this Agreement, (b) each Agent and Swing Line Lender may in its discretion act upon verbal Notice from any person reasonably believed by that Agent or Swing Line Lender to be a person authorized by a Relevant Borrower, Relevant Lender or Relevant Agent to give instructions under or in connection with this Agreement including any request for a Borrowing and (c) any Notice received by an Agent or Swing Line Lender on a day which is not a Business Day or after 2:00 p.m. on any Business Day shall, unless that Agent or Swing Line Lender waives this clause (c), be deemed to be received by that Agent or Swing Line Lender at 9:00 a.m. on the next Business Day. The Senior Lenders shall not be responsible for any error or omission in such instructions or in the performance thereof. Any notice given by any Borrower in respect of itself or any other Borrower shall bind each such Borrower.

17.9 Confirmation of Guarantors. Each Borrower confirms and agrees with each Senior Lender that its Guarantee shall extend and apply to the Loan Obligations of the other Borrower.

17.10 Judgment Currency. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the jurisdiction giving such judgment (the “Judgment Currency”) an amount due under any Loan Document in any other currency (the “Original Currency”), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgment Currency and the Original Currency between the Conversion Date and the actual receipt by any Senior Lender of the amount due to it under such Loan Document or under such judgment, the Relevant Borrower shall, notwithstanding such judgment, pay all such additional amounts as may be necessary to ensure that the amount received by such Senior Lender in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency. The Relevant Borrower’s liability hereunder constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under any Loan Document.

17.11 Successors and Assigns.

17.11.1 Benefit & Burden. The Loan Documents shall enure to the benefit of and be binding on the parties thereto, their respective successors and each assignee of some or all of the rights or obligations of the parties under the Loan Documents permitted by this Section 17.11. Any reference in any such Loan Document to any party hereto shall (to the extent the context so admits) be construed accordingly.

17.11.2 Borrower. No Borrower may assign all or any part of any of its rights or obligations in respect of any Credit Facility or under any Loan Document. Where the context so admits, each reference in this Agreement to any Borrower shall be construed so as to include the successors of such Borrower.

17.11.3 Participation. Subject to the next sentence, each Relevant Lender may grant a participation to any other person (a “Participant”) in the whole or any part of any of its Commitments (including its Rateable Share in any related Advances) under which the Participant shall be entitled to the benefit of the same rights under this Agreement with respect to such participated share as if it were a party hereto in the place and stead of such Relevant Lender; provided that, in respect of such participated share of its Commitments and as amongst the Participant and all parties to this Agreement, (a) such Relevant Lender (and not the Participant) shall remain entitled to enforce such rights, and shall remain responsible for the performance of all obligations, of such Relevant Lender under this Agreement with respect to such participated share, (b) such Participant shall have no direct enforceable rights against any other party hereto in respect of such participated share, (c) no party hereto, other than the Relevant Lender granting such participation, shall have any obligations to such Participant with respect to such participated share, (d) each other party hereto shall continue to deal solely and directly with the Lender granting such participation in connection with such Lender’s rights and obligations under this Agreement and (e) unless an Event of Default has occurred and is continuing, Cognos must consent to such participation (such consent not to be unreasonably withheld). A Lender may not grant a participation pursuant to this Subsection 17.11.3 to (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) with respect to which Cognos or any Subsidiary is a “party in interest” (as defined in Section 3(14) of ERISA) or (ii) any passive investment fund in which any such “employee pension benefit plan” has an interest unless, in either case, an exemption to the prohibited transaction rules of Sections 406 and 407 of ERISA or Section 4975 of the US Internal Revenue Code applies or such prohibited transaction rules are otherwise not applicable.

17.11.4 Assignments. Each Relevant Lender (a “Transferring Lender”) may assign its entire Commitment under any Relevant Credit Facility (including its share in any Advances made under such Relevant Credit Facility), or any part thereof in a minimum amount of USD25,000,000, to (a) any Affiliate or Approved Fund of the Transferring Lender; provided that, any such assignment shall not constitute a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the US Internal Revenue Code, (b) to any other Lender or (c) to any person not referred to in clause (a) or (b) with the prior consent of the Canadian Agent (not to be unreasonably withheld); provided that, (i) the consent of Cognos shall also be required for any assignment pursuant to this clause (c) (such consent not to be unreasonably withheld) unless an Event of Default has occurred and is continuing, and (ii) the consent of each Issuing Bank shall also be required to any assignment pursuant to this clause (c) (such consent not to be unreasonably withheld) if an Event of Default has occurred and is continuing. Any such transfer to any person permitted pursuant to the preceding sentence (a “Transferee”) shall be made pursuant to a loan transfer agreement (a “Loan Transfer Agreement”) substantially in the form of Schedule 8 (or in such other form to substantially the same effect as the Canadian Agent may approve). Each Loan Transfer Agreement must be delivered to the Canadian Agent at least five (5) Business Days before it takes effect (or such lesser time period as the Canadian Agent, in its discretion, may permit) accompanied, if such assignment is not being made to an Affiliate or Approved Fund of an existing Relevant Lender or an existing Relevant Lender, by payment to the Canadian Agent of a processing fee of USD3,500. Each party hereto hereby agrees that any such Transferee shall be subject to the obligations identical to the obligations assigned under any such Loan Transfer Agreement and shall be entitled to rights identical to the rights assigned to such Transferee as if such Transferee were named in this Agreement as an original party in substitution for the Transferring Lender in respect of each such Commitment, or part thereof, assigned, and such Transferring Lender shall be released from all obligations in relation to each of its Commitments, or part thereof, so assigned. The foregoing shall not restrict the right of an Issuing Bank pursuant to Section 8.1(f) to assign its rights hereunder to any Substitute Issuing Bank (as defined in Section 8.1(f) that issues a Standby Instrument in its place and stead. The Canadian Agent, acting for this purpose as an agent of the US Borrower, shall maintain a copy of each Loan Transfer Agreement with respect to the US Facilities delivered to it and a register for the recordation of the names and addresses of the US Lenders, and the Commitments of, and principal amount of the Loans under the US Facilities owing to, each US Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the US Borrower, the Agents and the US Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a US Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any US Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Loan Transfer Agreement executed by an assigning US Lender and an assignee, and processing fee referred to in above of this paragraph and any written consent to such assignment required by this paragraph, the Canadian Agent shall accept such Loan Transfer Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

17.11.5 Pledge to Reserve Bank. Notwithstanding Subsection 17.11.4, any US Lender may at any time, without the consent of any other party hereto, assign all or any portion of its rights under this Agreement and its Notes to a United States Federal Reserve Bank; provided, however, that no such assignment to a United States Federal Reserve Bank shall release the transferor US Lender from its obligations hereunder.

17.11.6 Schedule 1. The Canadian Agent may from time to time revise Schedule 1 to record the Relevant Lenders and their respective Relevant Commitments after giving effect to assignments and/or transfers referred to in Subsection 17.11.4 above. Any such revised Schedule 1 shall be prima facie evidence of the identities and Relevant Commitments of the Relevant Lenders. The Canadian Agent shall provide a copy of any such revised Schedule 1 to Cognos, the US Agent and each Lender upon request.

17.11.7 Increased Costs. If as a result of any assignment of the whole or any part of any Commitment of any Relevant Lender pursuant to Subsection 17.11.4, or any participation granted by any Relevant Lender pursuant to Subsection 17.11.3 made at a time no Event of Default has occurred that is continuing, the Transferee or Participant would incur costs, expenses or other amounts of the nature described in Section 9.4 in excess, at that time, of those which the Relevant Borrower would have been required to indemnify such Relevant Lender had such assignment or participation not taken place, the indemnity obligations of the Relevant Borrower under Section 9.4 shall not extend to such excess.

17.11.8 Withholding Tax. If as a result of any assignment or participation of the whole or any part of any Commitment of any Relevant Lender pursuant to Subsection 17.11.3 or 17.11.4 made at a time no Event of Default has occurred that is continuing, the Relevant Borrower would be required to deduct or withhold any Taxes and make increased payments to the Transferee or Participant pursuant to Section 9.7 or 9.9 in excess, at that time, of such increased payments which the Relevant Borrower would have been required to pay to the Relevant Lender pursuant to Section 9.7 or 9.9 had such assignment or participation not taken place, the Relevant Borrower shall be entitled to deduct and withhold such Taxes and the provisions of Section 9.7 or 9.9 requiring such increased payment shall not apply to the extent of such excess.

17.11.9 Disclosure. Each Lender may disclose to any prospective or actual Participant in or Transferee of any rights or obligations in respect of any Credit Facilities any information regarding Cognos or its Subsidiaries so long as the prospective or actual Participant or Transferee agrees to be bound by the confidentiality provisions of this Subsection 17.11.9. Each Senior Lender shall keep confidential and not disclose to any third party (excluding for certainty its own representatives, auditors and legal counsel) any confidential non-publicly disclosed information received by such Senior Lender from a Borrower pursuant to this Agreement (“Confidential Information”), save that any Senior Lender may disclose any such Confidential Information (i) as provided in the preceding sentence, (ii) to any other Senior Lender, (iii) to any prospective or actual replacement Agent which agrees to be bound by the confidentiality provisions of this Subsection 17.11.9, (iv) to the extent required by Applicable Law, (v) to the extent requested by any regulatory authority, (vi) to the extent required to protect the interests of any Senior Lender in any actual, pending or threatened proceeding, (vii) as may be necessary or desirable in order to enforce the rights of the Senior Lenders under any Loan Document, (viii) to the extent such Confidential Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Subsection 17.11.9 by such Senior Lender, or (B) is or becomes available to such Senior Lender on a non-confidential basis from a source other than the Borrowers; provided that, such source is not bound by a confidentiality agreement or other legal or fiduciary obligations of secrecy with the Borrowers with respect to the Confidential Information, or (ix) with the consent of either Borrower.

17.11.10 Substitute Lenders. If at any time (a) any Relevant Lender becomes an Affected Lender, or (b) any Lender fails to make its Rateable Share in any Borrowing available to the Borrower when required to do so pursuant to this Agreement (in either such case, a “Non-Funding Lender”), then Cognos may, on 10 Business Days’ prior written notice to the Canadian Agent and such Non-Funding Lender replace the Non-Funding Lender by causing the Non-Funding Lender to (and the Non-Funding Lender shall be obligated to) assign and transfer its rights and obligations under this Agreement pursuant to Subsection 17.11.4 to another Lender that has agreed to accept such assignment and transfer or to another person selected by Cognos that is acceptable to the Canadian Agent, acting in its discretion exercised reasonably, (a “Replacement Lender”) for a purchase price equal to the Loan Obligations owing to the Non-Funding Lender, including all accrued interest and Fees and other amounts payable hereunder, together with such amount as would be payable to the Non-Funding Lender under Subsection 17.2.1 if the Rateable Share of the Non-Funding Lender in each outstanding Advance were actually being paid by the Relevant Borrower instead of being purchased by way of assignment and transfer pursuant to Subsection 17.11.4; provided that (i) no Senior Lender shall have any obligation to any Borrower to find a Replacement Lender, (ii) in circumstances where a Non-Funding Lender is sought to be replaced pursuant to this Subsection 17.11.10, in order for Cognos to be entitled to replace such Non-Funding Lender, such replacement must take place no later than 90 days after the date the Non-Funding Lender shall have notified the Canadian Agent that it had become an Non-Funding Lender, (iii) in no event shall the Non-Funding Lender be required to pay or surrender to such Replacement Lender any of the principal, interest, Fees or other amounts received by the Non-Funding Lender pursuant to this Agreement and (iv) Cognos shall only be entitled to replace a Non-Funding Lender pursuant to this Subsection 17.11.10 if no Event of Default has occurred that is continuing.

17.12 Survival. The Loan Obligations of each Borrower under Sections 9.4, 9.7, 17.1 and 17.2 (“Indemnity Obligations”) shall survive the payment in full of all other Loan Obligations and shall continue in full force and effect until such Indemnity Obligations are fully performed and irrevocably paid in full.

17.13 Several Obligations. Subject to the next sentence, the obligations of the Borrowers under this Agreement are several (and not joint). Nothing in this Section 17.13 shall change the obligations of each Borrower under the Guarantee to which it is party.

17.14 Time of the Essence. Time is of the essence of each provision of each Loan Document.

17.15 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario, including the federal laws of Canada applicable therein, but excluding any conflict of law rules. Such choice of law shall, however, be without prejudice to or limitation of any other rights available to the Senior Lenders under the laws of any jurisdiction where any Obligor or its property may be located.

17.16 JURISDICTION.

17.16.1 SUBMISSION TO JURISDICTION AND WAIVER OF OBJECTIONS. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT RELATING TO ANY LOAN DOCUMENT (COLLECTIVELY, THE “LOAN RELATED AGREEMENTS”):

(a)	FOR THE EXCLUSIVE BENEFIT OF THE SENIOR LENDERS, EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF:

(i)	THE PROVINCE OF ONTARIO, CANADA LOCATED AT TORONTO;

(ii)	THE STATE OF NEW YORK AND THE UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY; AND

(iii)	THE JURISDICTION IN WHICH THE CHIEF EXECUTIVE OFFICE OF EACH BORROWER IS LOCATED OR IN WHICH IT IS INCORPORATED OR FORMED LOCATED AT THE PRINCIPAL FINANCIAL CENTER OF SUCH JURISDICTION,

INCLUDING ANY APPELLATE COURT FROM ANY THEREOF; AND

(b)	EACH BORROWER IRREVOCABLY WAIVES:

(i)	ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN RELATED AGREEMENTS BROUGHT IN ANY COURT OF PRIMARY JURISDICTION;

(ii)	ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY COURT OF PRIMARY JURISDICTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

(iii)	THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING BROUGHT IN ANY COURT OF PRIMARY JURISDICTION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER; AND

(iv)	THE RIGHT TO REQUIRE ANY SENIOR LENDER TO POST SECURITY FOR COSTS IN ANY LITIGATION BROUGHT IN ANY COURT OF PRIMARY JURISDICTION.

17.16.2 SENIOR LENDERS MAY SUE IN ANOTHER JURISDICTION. NOTHING IN THIS AGREEMENT WILL BE DEEMED TO PRECLUDE ANY SENIOR LENDER FROM BRINGING ANY PROCEEDING IN RESPECT OF ANY LOAN RELATED AGREEMENT IN ANY OTHER JURISDICTION.

17.16.3 FINAL JUDGMENT. EACH BORROWER AGREES THAT A FINAL AND UNAPPEALABLE JUDGMENT IN ANY PROCEEDING COMMENCED IN ANY COURT

OF PRIMARY JURISDICTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

17.16.4 WAIVER OF TRIAL BY JURY. FOR THE PURPOSES OF ANY PROCEEDING COMMENCED IN THE UNITED STATES, EACH BORROWER AND EACH SENIOR LENDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH OR RELATING TO ANY LOAN RELATED AGREEMENT, OR (B) ARISING FROM OR RELATING TO ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY LOAN RELATED AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER HEREBY (C) CERTIFIES THAT NO REPRESENTATIVE OF ANY SENIOR LENDER HAS REPRESENTED EXPRESSLY OR OTHERWISE THAT SUCH SENIOR LENDER WOULD NOT, IN THE EVENT OF ANY SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (D) ACKNOWLEDGES THAT THE SENIOR LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SUBSECTION 17.16.4.

17.16.5 IN RELATION TO ANY PROCEEDING REFERRED TO IN SUBSECTION 17.16.4 COMMENCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, THE SUBMISSIONS TO JURISDICTION OF SUCH COURTS AND ARRANGEMENTS FOR SERVICE OF PROCESS OUT OF SUCH COURTS SET OUT IN THIS SECTION 17.16 AND IN SECTION 17.17 SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

17.17 Service of Process.

17.17.1 Manner of Service. Each Borrower irrevocably consents to the service of process out of the Courts of Primary Jurisdiction in accordance with the local rules of civil procedure or by mailing a copy thereof, by registered mail, postage prepaid to such Borrower at the address of such Borrower.

17.17.2 Appointments of Agents for Service. Each Borrower irrevocably designates and appoints each other Obligor as its agent to accept and acknowledge on its behalf any and all process which may be served in connection with any proceeding arising out of or relating to any Loan Related Agreement brought in any of the Courts of Primary Jurisdiction, such service, to the extent permitted by applicable law, being hereby conclusively acknowledged by such Borrower to be effective and binding service on it in every respect whether or not it is carrying on, or has at any time carried on, business in the jurisdiction in which the Courts of Primary Jurisdiction are located. Each Borrower irrevocably consents to the service of process out of the Court of Primary Jurisdiction by personal service on such Borrower or on any such process agent.

17.17.3 Acceptances of Appointments. Each Borrower confirms to the Senior Lenders that it has accepted its appointment to act as process agent on behalf of each other Obligor contained in any Loan Related Agreement to which each such other Obligor is party which may be served in connection with any proceeding arising out of or relating to any such other Loan Related Agreement brought in any of the Courts of Primary Jurisdiction. Until Loan Obligations are paid in full, each Borrower covenants and agrees to maintain each such appointment as such process agent.

17.18 Invalidity. If any provision of any Loan Document is determined pursuant to a final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that (a) the validity, legality and enforceability in every other jurisdiction of such provision shall not in any way be affected or impaired thereby and (b) the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof shall not in any way be affected or impaired thereby. Each Borrower shall (and shall cause each other Obligor that is a Subsidiary of it to), at the request of the Required Lenders, negotiate in good faith with the Senior Lenders to replace any invalid or unenforceable provision contained in any Loan Document with a valid and enforceable provision which has the commercial effect as close as possible to that of the invalid and unenforceable provision, to the extent permitted by law.

17.19 Changes. Each Loan Document to which any Relevant Borrower is a party may only be changed by a written agreement signed by such Relevant Borrower and the Canadian Agent acting on the instructions of the Required Lenders.

17.20 Limitation Periods. Each Borrower agrees with each Senior Lender to vary the limitation period under the Limitations Act, 2002 (Ontario) otherwise applicable to each Loan Document and any claim thereunder to a period of six (6) years.

17.21 Entire Agreement.

17.21.1 Generally. There are no representations, warranties, conditions, other agreements or acknowledgments, whether direct or collateral, express or implied, that form part of or affect this Agreement or any other Loan Document other than as expressed herein and in such other Loan Document. The execution of each Loan Document has not been induced by, nor does any Borrower rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgments not expressly made in any Loan Document.

17.22 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Transmission of a copy of an executed signature page of this Agreement (including any change to this Agreement) to the other parties to this Agreement by facsimile transmission or e-mail in pdf format, or posting such executed signature page on the website maintained by the Agents pursuant to Section 16.23.2, shall be as effective as delivery to each party to this Agreement of a manually executed counterpart hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

COGNOS

COGNOS INCORPORATED

Per:	/s/ Rob Ashe
	Name:	Rob Ashe
	Title:	President & Chief Executive Officer

Per:	/s/ Tom Manley
	Name:	Tom Manley
	Title:	Senior Vice-President, Finance and Administration & Chief Financial Officer

US BORROWER

COGNOS CORPORATION

Per:	/s/ Rick Gilbody
	Name:	Rick Gilbody
	Title:	President

Per:	/s/ Kevin Shone
	Name:	Kevin Shone
	Title:	Secretary and Treasurer

CANADIAN REVOLVING LENDERS

THE TORONTO-DOMINION BANK

Per:	/s/ Paul Cunha
	Name:	Paul Cunha
	Title:	Vice President and Director

Per:	/s/ G. Wice
	Name:	G. Wice
	Title:	M.D.

BANK OF AMERICA, NATIONAL ASSOCIATION, CANADIAN BRANCH

Per:	/s/ Nelson Lam
Name: Nelson Lam
Title: Vice President

HSBC BANK CANADA

Per:	/s/ Olivier Charron
Name: Olivier Charron
Title: Senior Account Manager

Per:	/s/ Jossia Belisle
Name: Jossia Belisle
Title: Assistant Vice President

BANK OF MONTREAL

Per:	/s/ Roy Dias
Name: Roy Dias
Title: Director of Corporate Finance

CANADIAN AGENT

THE TORONTO-DOMINION BANK, as Canadian Agent

Per:	/s/ Ronald J. Kowpak
Name: Ronald J. Kowpak
Title: Vice President, Loan
Syndications - Agency

CANADIAN SWING LINE LENDER

THE TORONTO-DOMINION BANK, as Canadian Swing Line Lender

Per:	/s/ Paul Cunha
Name: Paul Cunha
Title: Vice President and Director

Per:	/s/ G. Wice
Name: G. Wice
Title: M.D.

US LENDERS

TORONTO DOMINION (TEXAS) LLC

Per:	/s/ Ian Murray
Name: Ian Murray
Title: Authorized Signatory

BANK OF AMERICA, NATIONAL ASSOCIATION

Per:	/s/ Debra E. Delvecchio
Name: Debra E. Delvecchio
Title: Managing Director

BANK OF MONTREAL – CHICAGO BRANCH

Per:	/s/ T. Afghan
Name: T. Afghan
Title: Director

HSBC BANK USA, National Association

Per:	/s/ Elise M. Russo
	Name:	Elise M. Russo
	Title:	First Vice President, Senior Relationship Manager

US AGENT

TORONTO DOMINION (TEXAS) LLC, as US Agent

Per:	/s/ Ian Murray
Name: Ian Murray
Title: Authorized Signatory

US SWING LINE LENDER

TORONTO DOMINION (TEXAS) LLC, as US Swing Line Lender

Per:	/s/ Ian Murray
Name: Ian Murray
Title: Authorized Signatory

SCHEDULE 1

COMMITMENTS

CANADIAN COMMITMENTS

Lenders	Canadian Revolving Commitment		Canadian Swing Line Commitment
The Toronto-Dominion Bank	USD	15,000,000	USD	10,000,000
Bank of America, National Association, Canadian Branch	USD	25,000,000		—
HSBC Bank Canada	USD	25,000,000		—
Bank of Montreal	USD	25,000,000		—

TOTALS:	USD	90,000,000	USD	10,000,000

US COMMITMENTS

Lenders	US Revolving Commitment		US Swing Line Commitment
Toronto Dominion (Texas) LLC	USD	15,000,000	USD	10,000,000
Bank of America, National Association	USD	25,000,000		—
Bank of Montreal – Chicago Branch	USD	25,000,000		—
HSBC Bank USA, National Association	USD	25,000,000		—

TOTALS:	USD	90,000,000	USD	10,000,000

SCHEDULE 2

FORM OF BORROWING REQUEST

TO:	<Relevant Agent / Relevant Swing Line Lender>

RE:	Cognos Credit Facilities

Reference is made to the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent. All terms used in this Borrowing Request which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

1.	Request. The Borrower hereby requests a Borrowing as follows:

(a)	Credit Facility

(b)	Date

(c)	Aggregate amount of Borrowing

CAD
USD

(d)	Type and Amount of Borrowing for Canadian Borrower

(i)

		Amount	Converted From (if Applicable)
( )	Canadian Prime Rate Loan	CAD
( )	US Base Rate Loan	USD

(ii)	( )	Acceptances

Face Amount	Term in Months	Rollover Amount	Converted From (if Applicable)
CAD		CAD

(iii)	( )	Libor Loan denominated in US Dollars

Amount	Interest Period	Rollover Amount	Converted From (if Applicable)
USD		USD

(e)	Type and Amount of Borrowing for US Borrower

(i)

		Amount	Converted From (if Applicable)
( )	US Prime Rate Loan	USD

(ii)	( )	Libor Loan

Amount	Interest Period	Rollover Amount	Converted From (if Applicable)
USD		USD

(f)	Standby Instrument

in the form attached

2. Transfer Instructions. The undersigned irrevocably authorizes and directs you to transfer the proceeds of any Drawdown requested hereby to the following account:

3. Other. The undersigned represents, warrants and agrees:

(a)

Each of the representations and warranties contained in each Loan Document is true, accurate and complete in all material respects on and as of the date hereof and the date the Borrowing requested hereby is made, except to the extent (i) such representations and warranties are expressed to be made only as of a specified date, in which event they need only be true, accurate and complete in all material respects as of such specified date and (ii) the facts, state or condition referred to in such representations and warranties may be modified to reflect changes thereto expressly permitted by Sections 14.1 and 14.2 of the Credit Agreement.

(b)	No Default has occurred and is continuing on the date hereof or will result from the Borrowing requested herein.

(c)

The undersigned will immediately notify you if it becomes aware of the occurrence of any event between the date hereof and the Borrowing Date which would mean that the statements in the immediately preceding paragraphs (a) and (b) would not be true if made on the Borrowing Date.

(d)	All other applicable conditions precedent set out in Sections 11.2 or 11.3, as applicable of the Credit Agreement have been fulfilled or waived in writing by the Required Lenders.

DATED this      day of                     ,         .

By:
Title:

SCHEDULE 3

FORM OF CANCELLATION NOTICE

TO:	The Toronto-Dominion Bank, as Canadian Agent 77 King Street West 18th Floor Toronto, Ontario M5K 1A2 Attention: Vice President, Loan Syndications - Agency

RE:	Cognos Credit Facilities

Reference is made to the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent. All terms used in this Cancellation Notice which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

Notice is hereby given in accordance with Section 10.3 of the Credit Agreement that the undersigned wishes to cancel the Total Commitment by the amount of USD                     allocable amongst the Credit Facilities as follows:

Canadian Revolving Facility	Canadian Swing Line	US Revolving Facility	US Swing Line Facility
USD	USD	USD	USD

DATED this      day of                         ,         .

COGNOS INCORPORATED

By:
Title:

SCHEDULE 4

FORM OF REPAYMENT NOTICE

TO:	<Relevant Agent / Relevant Swing Line Lender>

RE:	Cognos Credit Facilities

Reference is made to the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent. All terms used in this Repayment Notice which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

Notice is hereby given in accordance with Section             1 of the Credit Agreement that the undersigned commits to repay the             2 under the             3 Facility in the amount of             4 on             ,             .

DATED this      day of                     ,         .

By:
Title:

[1]	Specify Section
[2]	Specify type of Borrowing
[3]	Specify Facility
[4]	Specify amount and currency

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

TO:	The Toronto-Dominion Bank, as Canadian Agent 77 King Street West 18th Floor Toronto, Ontario M5K 1A2 Attention: Vice President, Loan Syndications – Agency

RE:	Cognos Credit Facilities

Reference is made to the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent. All terms used in this Compliance Certificate which are defined in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

This certificate is given pursuant to Subsection 14.1.8(c) of the Credit Agreement in respect of the Test Period ending                         , 2         (the “Relevant Test Period”).

Cognos hereby certifies as follows for the Relevant Test Period:

(a)

Adjusted Total Debt/EBITDA Ratio. The attachments hereto shows the calculation of the ratio of Adjusted Total Debt/EBITDA Ratio to be             :1 which does not exceed the maximum limit of 3.0:1 prescribed for this ratio.

(b)

Interest Coverage Ratio. The attachments hereto shows the calculation of the ratio of EBITDA to Adjusted Interest Expense to be             :1 which is not less than the minimum limit of 2.0:1 prescribed for this ratio.

(c)	Applicable Margin. The attachments shows Applicable Margin has [changed to / remains the same as set out below]:

Adjusted Total Debt / EBITDA Ratio	Floating Rate Loans	Standby Instruments and Fixed Rate Advances	Standby Fee
< 0	0%	%	%

Each of the calculations in the attachment hereto demonstrates compliance with the relevant financial tests listed above for the Relevant Test Period.

The undersigned represents, warrants and agrees:

(i)

Each of the representations and warranties contained in each Loan Document is true, accurate and complete in all material respects on and as of the date hereof, except to the extent (i) such representations and warranties are expressed to be made only as of a specified date, in which event they need only be true, accurate and complete in all material respects as of such specified date and (ii) the facts, state or condition referred to in such representations and warranties may be modified to reflect changes thereto expressly permitted by Sections 14.1 and 14.2 of the Credit Agreement.

(ii)	No Default has occurred and is continuing on the date hereof.

DATED this      day of                     ,         .

Yours very truly,

COGNOS INCORPORATED

By:
Authorized Signatory

ATTACHMENT

TO SCHEDULE 5

(a)	Adjusted Total Debt/EBITDA Ratio

(1) Adjusted Total Debt	EBITDA
USD	USD

Adjusted Total Debt/EBITDA Ratio:             : 1

(b)	EBITDA / Adjusted Interest Expense Ratio

(1) EBITDA	(2) Adjusted Interest Expense
USD	USD

EBITDA / Adjusted Interest Expense Ratio:             : 1

SCHEDULE 6

FORM OF NOTE

[RELEVANT BORROWER]

PROMISSORY NOTE

[Date]

[Relevant Borrower], a                                               corporation (the “Relevant Borrower”), promises to pay to the order of                                                   (the “Relevant Lender”) the aggregate unpaid principal amount of the Relevant Lender’s Rateable Share of all Advances made by the Relevant Lender to the Relevant Borrower pursuant to the Credit Agreement (as hereinafter defined), in immediately available funds to the Relevant Agent’s Accounts together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement. The Relevant Borrower shall pay the principal of and accrued and unpaid interest on the Advances in full at the times and in the manner specified in the Credit Agreement.

The Relevant Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of its Rateable Share in each Advance and the date and amount of each principal payment hereunder. To the extent that there is any discrepancy between the schedule attached hereto and the books and records of the Relevant Agent, the latter shall prevail.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be transferred, assigned, sold, prepaid or its maturity date accelerated. This Note is guaranteed pursuant to certain Guarantees, all as outlined in more detail in the Credit Agreement, and reference is made thereto and to the other Loan Documents for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

The Relevant Borrower hereby waives demand, presentment for payment, dishonour, notice of dishonour, protest, noting of protest and any other notice or defense to payment which might otherwise exist.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario, including the federal laws of Canada applicable therein, but excluding conflict of law rules.

IN WITNESS WHEREOF this Note is issued this      day of                     , 200    .

By:
Print Name:
Title:

SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

TO NOTE OF

DATED

Date	Type of Advance	Principal Amount of Rateable Share of Advance	Period End Date of Libor Loan / Acceptance	Principal Amount Paid	Unpaid Balance

SCHEDULE 7

ADDRESSES FOR NOTICES

To Cognos and to the US Borrower:

c/o Cognos Incorporated
3755 Riverside Drive
P.O. Box 9707
Station T Ottawa, Ontario K1G 4K9

Attention:	Mr. Michel Lecour and Mr. Grant Gardiner
Telephone:	(613) 738-1388
Facsimile:	(613) 738-9751

To the Canadian Agent:

The Toronto-Dominion Bank, as Canadian Agent
77 King Street West, 18th Floor
Royal Trust Tower
Toronto, Ontario M5K 1A2

Attention:	Vice President, Loan Syndications – Agency
Telephone:	(416) 944-5046
Facsimile:	(416) 982-5535

To the US Agent:

Toronto Dominion (Texas) LLC, as US Agent
c/o The Toronto-Dominion Bank Royal Trust Tower 77 King Street West, 18th Floor Toronto, Ontario M5K 1A2

Attention:	Vice President, Loan Syndications – Agency
Telephone:	416 307 0498
Facsimile:	416 307 3826

To the Canadian Swing Line Lender:

The Toronto-Dominion Bank, as Canadian Swing Line Lender 77 King Street West, 18th Floor Royal Trust Tower Toronto, Ontario M5K 1A2

Attention:	Vice President, Loan Syndications – Agency
Telephone:	(416) 944-5046
Facsimile:	(416) 982-5535

To the US Swing Line Lender:

Toronto Dominion (Texas) LLC, as US Swing Line Lender c/o The Toronto-Dominion Bank Royal Trust Tower 77 King Street West, 18th Floor Toronto, Ontario M5K 1A2

Attention:	Vice President, Loan Syndications – Agency
Telephone:	416 307 0498
Facsimile:	416 307 3826

SCHEDULE 8

FORM OF LOAN TRANSFER AGREEMENT

LOAN TRANSFER AGREEMENT

THIS AGREEMENT is made the      day of                     ,             .

AMONG:

<*>

(hereinafter called the “Transferor”)

- and -

<*>

(hereinafter called the “Transferee”)

- and -

THE TORONTO-DOMINION BANK

acting in its capacity as Canadian Agent under the Credit Agreement defined below

(hereinafter called the “Canadian Agent”)

RECITALS:

A.

Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent, entered into a credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”). Words defined or given extended meanings in the Credit Agreement (and not otherwise defined herein) are used with the same respective defined or extended meanings in this loan transfer agreement.

B.	The Transferor is a Lender under the Credit Agreement with the following Commitments determined before the transfer contemplated hereby takes effect:

Canadian Revolving Commitment	Canadian Swing Line Commitment
USD	USD

US Revolving Commitment	US Swing Line Commitment
USD	USD

C.

The Transferor has agreed to transfer to the Transferee the amounts of its Commitments (the “Relevant Transfer Amounts”) and the percentages of its Commitments (the “Relevant Transfer Percentages”) indicated in the table below:

Relevant Credit Facility	Relevant Transfer Amount	Relevant Transfer Percentage
Canadian Revolving Facility	USD	%
Canadian Swing Line	USD	%
US Revolving Facility	USD	%
US Swing Line	USD	%

The portion of the Transferor’s Commitments so transferred is hereinafter called the “Transferred Commitments”.

WITNESSETH THAT in consideration of the mutual covenants herein contained and other valuable consideration now paid by each party hereto, the one to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transferred Commitment. The Transferor confirms to each of the Transferee and the other parties to the Credit Agreement that the Transferred Commitments relate to the Relevant Transfer Amounts and Relevant Transfer Percentages of its Transferred Commitments (including the corresponding percentage of each outstanding Advance under each such portion of its respective Transferred Commitments).

2. Transfer. As of and from the fifth Business Day after the date the Canadian Agent notifies the Transferor and Transferee that it has executed this loan transfer agreement, or such other date as the Canadian Agent may agree upon with the Transferor and Transferee (herein called the “Effective Date”) and subject to the terms and conditions herein contained:

(a)

the Transferee assumes obligations identical to the obligations of the Transferor under the Credit Agreement arising on or after the Effective Date in relation to the Transferred Commitments (herein called the “Transferred Obligations”) and agrees to perform and be responsible for such obligations as if the Transferee were named in the Credit Agreement and the other Loan Documents to which the Transferor is party as an original party in substitution for the Transferor or its predecessor by amalgamation or merger or in title, as applicable, in respect of the Transferred Obligations;

(b)

the Canadian Agent on behalf of each of the US Agent and the Lenders other than the Transferor (herein called the “Other Agent and Lenders”) hereby releases and forever discharges the Transferor of and from any and all losses and expenses and obligations arising on or after the Effective Date under, by reason of, or in connection with the Transferred Obligations;

(c)

the Canadian Agent on behalf of each of the Other Agent and Lenders acknowledges and agrees that, except as otherwise provided in Section 3 of this loan transfer agreement, the Transferee is hereby assigned and entitled to rights identical to the rights of the Transferor under the Credit Agreement existing on or arising after the Effective Date in relation to the Transferred Commitments (herein called the “Transferred Rights”); and

(d)

the Transferor hereby releases and forever discharges each of the Other Agent and Lenders of and from any and all losses and expenses and obligations arising after the Effective Date under, by reason of, or in connection with the Transferred Rights or the Transferred Obligations.

3. Transitional Provisions. Subject to the terms and conditions contained herein:

(a)	any payments due and payable by the Relevant Borrowers on or before the Effective Date in respect of the Transferred Commitments; and

(b)	any payments due and payable by the Relevant Borrowers after the Effective Date, but payable in respect of the Transferor’s Rateable Share in any Fixed Rate Advance outstanding on the Effective Date, shall, upon receipt by the Relevant Agent, be paid to the Transferor. For certainty, the Transferee acknowledges that its Rateable Share in Fixed Rate Advances outstanding under the Credit Facilities as at the Effective Date will only take effect on the Period End Dates for those Fixed Rate Advances.

4. Payments Between Transferor and Transferee. Any payments between the Transferor and Transferee required to be made in relation to this loan transfer agreement (including any transitional payments in relation to matters referred to in paragraph 3 above) are strictly a matter as between the Transferor and Transferee and shall, as between the Borrowers, the Relevant Agent and the Other Agent and Lenders, on the one hand, and the Transferor and Transferee on the other hand, be deemed to have been paid.

5. Copy to the Borrowers. Each of the Transferor and Transferee hereby authorizes the Canadian Agent to provide a signed copy of this loan transfer agreement to Cognos (to be received by Cognos for itself and the US Borrower) in acceptance of the offer contained in the Credit Agreement of the Borrowers to the Transferee to become a party to the Credit Agreement in respect of the Transferred Commitments. Upon receipt thereof by Cognos, the provisions of Subsection 17.11.4 of the Credit Agreement in respect of the Transferred Participation shall become effective and be binding upon all parties to the Credit Agreement.

6. Power of Attorney. The Transferee irrevocably appoints, authorizes and directs each Agent, as its attorney and agent, with full power of substitution and delegation, to complete, execute and deliver on behalf of the Transferee, each Loan Document to be executed by it or on its behalf and each document to be executed by it or on its behalf pursuant to each Loan Document, and to take such action on its behalf as may be authorized or directed pursuant to any such Loan Document.

7. Interpretation. This loan transfer agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario, including the federal laws of Canada applicable therein, but excluding conflict of law rules, and shall be construed as supplemental to and form part of the Credit Agreement. Transmission of a copy of an executed signature page of this loan transfer agreement by facsimile transmission or by e-mail in pdf format to each other party hereto, or posting such executed signature page on the website maintained by the Agents pursuant to Section 16.23.2, shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

as Transferor

By:
Authorized Signatory

as Transferee

By:
Authorized Signatory

THE TORONTO-DOMINION BANK as Canadian Agent

By:
Authorized Signatory

SCHEDULE 9

COUNTRIES IN WHICH CASH, CASH EQUIVALENTS AND SHORT TERM

INVESTMENTS MAY BE HELD

Canada

U.S.A.

UK

Sweden

Norway

Denmark

Netherlands

Ireland

France

Austria

Italy

Switzerland

Spain

Finland

Belgium

Japan

Australia

Germany

Barbados

Singapore

SCHEDULE 10

FORM OF COMMITMENT MODIFICATION REQUEST

TO:	The Toronto-Dominion Bank, as Canadian Agent 77 King Street West 18th Floor Toronto, Ontario M5K 1A2 Attention: Vice President, Loan Syndications – Agency

RE:	Cognos Credit Facilities

Reference is made to the credit agreement dated as of September 28, 2007 (as changed and in effect from time to time, the “Credit Agreement”) among Cognos Incorporated and Cognos Corporation, as Borrowers, the Institutions named herein as Canadian Lenders, the Institutions named herein as US Lenders, The Toronto-Dominion Bank as Canadian Agent and Toronto Dominion (Texas) LLC, as US Agent. All terms used in this Commitment Modification Request which are defined or given extended meanings in the Credit Agreement have the respective meanings attributed to them in the Credit Agreement.

Cognos hereby requests pursuant to Subsection 10.4.1 of the Credit Agreement that the Commitments be reallocated between the Revolving Credit Facilities and/or the Swing Lines as from the end of the Fiscal Quarter ending on                     , 20        , so that the resulting total Commitments under the Credit Facilities shall be as follows:

Canadian Revolving Facility	US Revolving Facility	Canadian Swing Line	US Swing Line
USD	USD	USD	USD

Cognos confirms that the conditions applicable to Commitment modifications under Section 10.4 have been and will be satisfied on the Commitment Modification Date requested hereby.

DATED this      day of                     ,          .

COGNOS INCORPORATED

By:
Title: